As filed with the Securities and Exchange Commission on January 22, 1997
                                                      Registration No. 333-19113
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------
                                 AMENDMENT NO.1
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------

                              HRE Properties, Inc.
             (Exact Name of Registrant as Specified in its Charter)

            Maryland                              6798                       04-2458042*
  (State or Other Jurisdiction        (Primary Standard Industrial        (I.R.S. Employer
of Incorporation or Organization)      Classification Code Number)     Identification Number)

                               321 Railroad Avenue
                          Greenwich, Connecticut 06830
                                  203-863-8200
(Address,  including zip code,  and telephone  number,  including  area code, of registrant's principal executive offices)
                               ------------------

                               Charles J. Urstadt
                      Chairman and Chief Executive Officer
                              HRE Properties, Inc.
                               321 Railroad Avenue
                          Greenwich, Connecticut 06830
                                  203-863-8200

(Name, address,  including zip code, and telephone number,  including area code, of agent for service)

                               ------------------
                                 With copies to:

                              Thomas J. Drago, Esq.
                                Coudert Brothers
                           1114 Avenue of the Americas
                             New York, NY 10036-7703

Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

         If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|

                               ------------------

* I.R.S. Employer Identification Number of HRE Properties, the predecessor to the registrant prior to the Reorganization described herein.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME
EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

CROSS REFERENCE SHEET PURSUANT TO RULE 404(A) OF REGULATION C AND ITEM 501(B) OF REGULATION S-K SHOWING LOCATION IN PROXY STATEMENT/PROSPECTUS OF INFORMATION REQUIRED BY ITEMS OF PART I OF FORM S-4


                                         Item Numbers and Captions of S-4
                                              Location of Heading in
                                            Proxy Statement/Prospectus

                                                      Part I


A.    INFORMATION ABOUT THE TRANSACTION

      1.   Forepart of Registration Statement and
           Outside Front Cover Page of Proxy
           Statement/Prospectus..............................                Outside Front Cover Page

      2.   Inside Front and Outside Back Cover Pages
           of Proxy Statement/Prospectus.....................                Inside Front Cover Page; Table of Contents; Available
                                                                             Information; Incorporation  of  Certain  Documents by
                                                                             Reference

      3.   Risk Factors, Ratio of Earnings to Fixed
           Charges, and Other Information....................                Not Applicable

      4.   Terms of the Transaction..........................                Summary; The Plan of Reorganization

      5.   Pro Forma Financial Information...................                Not Applicable

      6.   Material Contacts With the Company Being
           Acquired..........................................                Not Applicable

      7.   Additional Information Required For
           Reoffering by Persons and Parties Deemed to
           be Underwriters...................................                Not Applicable

      8.   Interests of Named Experts and Counsel............                Not Applicable

      9.   Disclosure of Commission Position on
           Indemnification For Securities Act
           Liabilities.......................................                The Plan of Reorganization

B.    INFORMATION ABOUT THE REGISTRANT


      10.  Information With Respect to S-3
           Registrants.......................................                Not Applicable

      11.  Incorporation of Certain Information by
           Reference.........................................                Not Applicable

      12.  Information with Respect to S-2 or S-3
           Registrants.......................................                Incorporation of Certain Documents by Reference;
                                                                             Available Information

      13.  Incorporation of Certain Information by
           Reference.........................................                Incorporation of Certain Documents by Reference






      14.  Information with Respect to Registrants
           Other Than S-2 or S-3 Registrants.................                Not Applicable

C.    INFORMATION ABOUT THE COMPANY BEING
      ACQUIRED


      15.  Information with Respect to S-3 Companies.........                Not Applicable

      16.  Information with Respect to S-2 or S-3
           Companies.........................................                Not Applicable

      17.  Information with Respect to Companies
           Other Than S-2 or S-3 Companies...................                Not Applicable

D.    VOTING AND MANAGEMENT INFORMATION


      18.  Information If Proxies, Consents or
           Authorizations are to be Solicited...............                 Outside Front Cover Page; Summary; Incorporation of
                                                                             Certain Documents by Reference; Plan of
                                                                             Reorganization; Election of Trustees; Solicitation of
                                                                             Proxies and Voting Procedures

      19.  Information if Proxies, Consents or
           Authorizations are not to be Solicited, or in
           an Exchange Offer................................                 Not Applicable

                                                      Part II


      20.  Indemnification of Directors and Officers.........                Part II

      21.  Exhibits and Financial Statement Schedules........                Part II

      22.  Undertakings......................................                Part II


                                 HRE PROPERTIES
                               321 RAILROAD AVENUE
                          GREENWICH, CONNECTICUT 06830


                                                                January 28, 1997


Dear Shareholder:

      You are cordially invited to attend the Annual Meeting of Shareholders of HRE Properties (the "Trust") which will be held at the Doral Arrowwood Conference Center, Anderson Hill Road, Rye Brook, New York, on Wednesday, March 12, 1997, at 11:00 a.m.

      At the Annual Meeting, shareholders will be asked to approve: (i) a proposed Plan of Reorganization which provides for the reorganization of the Trust from a Massachusetts business trust into a Maryland corporation (the "Corporation"); (ii) the election of three Trustees to serve for the ensuing three years as Trustees of the Trust or, if the Plan of Reorganization is approved and consummated, as Directors of the Corporation; (iii) a Restricted Stock Award Plan providing for the grant of restricted stock awards to key management personnel of the Trust or, if the Plan of Reorganization is approved and consummated, key management personnel of the Corporation, on the terms and conditions set forth therein; (iv) the ratification of the appointment of Arthur Andersen LLP as the independent auditors of the Trust or, if the Plan of Reorganization is approved and consummated, the Corporation, for the ensuing fiscal year; and (v) such other matters as may properly come before the meeting or any adjournments or postponements thereof. Details of the proposals are set forth in the attached Proxy Statement/Prospectus.

      The proposed Plan of Reorganization will be accomplished by means of the merger (the "Merger") of the Trust with and into the Corporation. Pursuant to the Merger, the Corporation will be the surviving entity in the Merger, the separate existence of the Trust will terminate and each issued and outstanding common share of the Trust (the "Trust Common Shares") will be converted into one share of common stock of the Corporation (the "Corporation Common Stock"). This Merger will modernize the Trust's governance procedures and provide the Trust with a greater degree of certainty and flexibility in planning and implementing corporate action by adopting the form of organization used by many established real estate investment trusts. The Plan of Reorganization is conditioned upon, among other things, the listing of the Corporation Common Stock on the New York Stock Exchange, Inc. (the "NYSE") and it is expected that, upon approval of the Plan of Reorganization and the consummation of the Merger, the Corporation Common Stock will trade on the NYSE in the same manner as the Trust Common Shares currently trade on the NYSE. The proposed Plan of Reorganization has been approved by the Board of Trustees as being in the best interests of the Trust and its shareholders and the Board recommends a vote "FOR" approval of the proposal at the Annual Meeting.

      The Restricted Stock Award Plan provides for the grant of awards of up to an aggregate of 250,000 Trust Common Shares to key management personnel of the Trust on the terms and conditions set forth therein. The Restricted Stock Award Plan is designed to promote the long-term growth of the Trust by attracting, retaining and motivating key management personnel and to identify further the interests of the participants in the plan with those of the shareholders of the Trust. If the Restricted Stock Award Plan is approved and the Plan of Reorganization is approved and the Merger is consummated, the Trust and the Corporation will take such action as may be necessary to provide that all rights under the Restricted Stock Award Plan to receive grants of Trust Common Shares will become substantially identical rights to receive grants of Corporation Common Stock on substantially identical terms and conditions as set forth in the Trust's Restricted Stock Award Plan. The Board of Trustees recommends a vote "FOR" approval of the proposal at the Annual Meeting.

      The Plan of Reorganization requires the affirmative vote of a majority of the Trust Common Shares outstanding as of the close of business on January 27, 1997, the record date for the Annual Meeting. The election of Trustees, the Restricted Stock Award Plan and the ratification of auditors requires the affirmative vote of the holders of a majority of the Trust Common Shares present, in person or by properly executed proxy, at the Annual

Meeting. Each proposal is being presented to the Trust's shareholders as a separate and independent proposal and no proposal is conditioned upon the adoption or approval of any other proposal.

      The Corporation has filed a registration statement with the Securities and Exchange Commission covering the 5,346,081 shares of Corporation Common Stock into which the Trust Common Shares will be converted upon consummation of the Merger. The accompanying Proxy Statement/Prospectus also constitutes the prospectus of the Corporation filed as part of the registration statement.

      Whether or not you are personally able to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy card as soon as possible. This action will not limit your right to vote in person if you wish to attend the Annual Meeting and vote personally.


                                    Very truly yours,

                                    /s/ Charles J. Urstadt

                                    Charles J. Urstadt
                                    Chairman and Chief Executive Officer

================================================================================
                                    IMPORTANT

      If your Trust Common Shares are registered in the name of a broker or bank, only your broker or bank can submit the proxy card on your behalf and only after receiving your specific instructions. Please contact the person responsible for your account and direct him or her to submit the enclosed proxy card on your behalf. If you have any questions about how to vote your shares, please call our proxy solicitor:


                 D.F. King & Company
                 77 Water Street
                 New York, New York 10005
                 (800) 549-6650

================================================================================

                                 HRE PROPERTIES
                               321 RAILROAD AVENUE
                          GREENWICH, CONNECTICUT 06830

                             ----------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS



      Notice is hereby given that the Annual Meeting of Shareholders of HRE Properties (the "Trust") will be held at the Doral Arrowwood Conference Center, Anderson Hill Road, Rye Brook, New York, on Wednesday, March 12, 1997, at 11:00 a.m. for the following purposes:

     1. To consider and vote upon a proposal to approve a Plan of Reorganization, which provides for the reorganization of the Trust from a Massachusetts business trust into a Maryland corporation by means of the merger (the "Merger") of the Trust with and into HRE
          Properties, Inc., a newly organized Maryland corporation which is wholly-owned by the Trust (the "Corporation"), pursuant to which the Corporation will be the surviving entity in the Merger, the separate existence of the Trust will terminate and each issued and outstanding common share of the Trust will be converted into one share of common stock of the Corporation;

     2. To elect three Trustees to serve for the ensuing three years as Trustees of the Trust or, if the Plan of Reorganization is approved and the Merger is consummated, as Directors of the Corporation;

     3. To approve a Restricted Stock Award Plan providing for the grant of restricted stock awards to key management personnel of the Trust or, if the Plan of Reorganization is approved and the Merger is consummated, key management personnel of the Corporation;

     4. To ratify the appointment of Arthur Andersen LLP as the independent auditors of the Trust or, if the Plan of Reorganization is approved and the Merger is consummated, the Corporation, for the ensuing fiscal year; and

     5. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

      Shareholders of record as of the close of business on January 27, 1997, are entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof.


                                             By Order of the Trustees


                                                  JAMES R. MOORE
                                                     Secretary

January 28, 1997

                                 HRE PROPERTIES
                                 PROXY STATEMENT
                            -------------------------

                              HRE PROPERTIES, INC.
                                   PROSPECTUS


      This Proxy Statement/Prospectus is being furnished to the shareholders of HRE Properties, a Massachusetts business trust (the "Trust"), in connection with the solicitation of proxies by the Board of Trustees of the Trust (the "Board of Trustees") for use at the Annual Meeting of Shareholders to be held at the Doral Arrowwood Conference Center, Anderson Hill Road, Rye Brook, New York, on Wednesday, March 12, 1997 at 11:00 a.m. (the "Annual Meeting"), and all adjournments and postponements thereof. The Annual Meeting is being held for the purpose of voting upon (i) a proposal to approve and adopt a Plan of Reorganization dated as of December 30, 1996 (the "Plan of Reorganization") between the Trust and HRE Properties, Inc., a newly-formed Maryland corporation which is wholly owned by the Trust (the "Corporation"), a copy of which Plan of Reorganization is attached as Exhibit A to this Proxy Statement/Prospectus ("Proposal 1"), (ii) the election of three Trustees to serve for the ensuing three years as Trustees of the Trust or, if the Plan of Reorganization is approved and consummated, as Directors of the Corporation ("Proposal 2"), (iii) the approval of a Restricted Stock Award Plan providing for the grant of restricted stock awards to key management personnel of the Trust or, if the Plan of Reorganization is approved and consummated, key management personnel of the Corporation (the "Restricted Stock Plan"), a copy of which is attached as Exhibit B to this Proxy Statement/Prospectus ("Proposal 3"), and (iv) the ratification of the appointment of Arthur Andersen LLP as the independent financial auditors of the Trust or, if the Plan of Reorganization is approved and consummated, the Corporation, for the ensuing fiscal year ("Proposal 4").

         The Plan of Reorganization provides for the reorganization of the Trust from a Massachusetts business trust into a Maryland corporation by means of the merger (the "Merger") of the Trust with and into the Corporation, pursuant to which the Corporation shall be the surviving entity in the Merger, the separate existence of the Trust shall terminate and each issued and outstanding share of beneficial interest of the Trust (the "Trust Common Shares") shall be converted into one share of common stock, par value $.01 per share, of the Corporation (the "Corporation Common Stock"). The Plan of Reorganization is conditioned upon, among other things, the listing of the Corporation Common Stock on the New York Stock Exchange, Inc. (the "NYSE") and it is expected that, upon approval of the Plan of Reorganization and the consummation of the Merger, the Corporation Common Stock will trade on the NYSE in the same manner as the Trust Common Shares currently trade on the NYSE. See "THE PLAN OF REORGANIZATION". This Proxy Statement/Prospectus also constitutes the Prospectus of the Corporation filed as part of a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission (the "SEC"). The Registration Statement and the Prospectus relate to 5,346,081 shares of the Corporation Common Stock into which the Trust Common Shares may be converted pursuant to the Plan of Reorganization.

      The Restricted Stock Plan provides for the grant of awards up to an aggregate of 250,000 Trust Common Shares to key management personnel of the Trust on the terms and conditions set forth therein. The Restricted Stock Plan is designed to promote the long-term growth of the Trust by attracting, retaining and motivating key management personnel and to identify further the interests of the participants in the Restricted Stock Plan with those of the shareholders of the Trust. If the Restricted Stock Plan is approved and the Plan of Reorganization is approved and the Merger is consummated, the Trust and the Corporation will take such action as may be necessary to provide that all rights under the Restricted Stock Plan to receive grants of Trust Common Shares will become substantially identical rights to receive grants of Corporation Common Stock on substantially indentical terms and conditions as set forth in the Trust's Restricted Stock Plan. See "THE RESTRICTED STOCK PLAN."

         THE BOARD OF TRUSTEES HAS APPROVED THE PLAN OF REORGANIZATION AND THE RESTRICTED STOCK PLAN, SUBJECT TO SHAREHOLDER APPROVAL, AND BELIEVES THAT THE PLAN OF REORGANIZATION AND THE RESTRICTED STOCK PLAN ARE IN THE BEST INTERESTS OF THE TRUST AND ITS SHAREHOLDERS. THE BOARD RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PLAN OF REORGANIZATION, THE RESTRICTED STOCK PLAN, THE ELECTION OF THE TRUST'S THREE NOMINEES AS TRUSTEES AND THE RATIFICATION OF THE APPOINTMENT OF THE TRUST'S AUDITORS.

         Only holders of record of Trust Common Shares as of the close of business on January 27, 1997 (the "Record Date") shall be entitled to notice and to vote at the Annual Meeting and any adjournments and postponements thereof. Trust Common Shares represented by proxies in the form enclosed, if such proxies are properly executed and returned and not revoked, will be voted as specified, but where no specification is made, such shares will be voted for (i) the approval of the proposed Plan of Reorganization, (ii) the election of the three Trustees, (iii) the approval of the Restricted Stock Plan and (iv) the ratification of the appointment of Arthur Andersen LLP as the Trust's independent auditors for the ensuing fiscal year, and, in the named proxies' discretion, as to any other matter which may properly come before the Annual Meeting. To be voted, proxies must be filed with the Secretary of the Trust prior to voting. Proxies may be revoked at any time before exercise by filing a notice of such revocation, by filing a later dated proxy with the Secretary of the Trust or by voting in person at the Annual Meeting.

         The Annual Report to shareholders for the Trust's fiscal year ended October 31, 1996 has been mailed with this Proxy Statement/Prospectus. This Proxy Statement/Prospectus and the enclosed Proxy were mailed to shareholders on or about January 29, 1997. The principal executive offices of the Trust and the Corporation are located at 321 Railroad Avenue, Greenwich, Connecticut 06830 (telephone (203-863-8200)).

                              --------------------

THE SECURITIES OF HRE PROPERTIES, INC. DESCRIBED HEREIN HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              --------------------

       The date of this Proxy Statement/Prospectus is January 28, 1997.

                              AVAILABLE INFORMATION

         The Trust is subject to the informational and reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the SEC. Such reports, proxy, statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the SEC's Regional Offices at 7 World Trade Center, 13th Floor, New York, New York 10048, and Northwestern Atrium Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661, and copies may be obtained at the prescribed rates from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20544. The address of the SEC's web site is: http://www.sec.gov. In addition, materials filed by the Trust can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

         The Corporation has filed the Registration Statement under the Securities Act with the SEC with respect to the shares of Corporation Common Stock to be issued upon consummation of the Plan of Reorganization described herein. This Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Reference is made to the Registration Statement and to the exhibits listed therein, which can be inspected at the public reference facilities of the SEC and the NYSE noted above, and copies of which can be obtained from the SEC at the prescribed rates as indicated above. Statements contained in this Proxy Statement/Prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

         No person is authorized to give any information or make any representation not contained in this Proxy Statement/Prospectus, and, if given or made, such information or representation should not be relied upon as having been authorized. This Proxy Statement/Prospectus does not constitute a solicitation of a proxy or an offer to sell or a solicitation of an offer to buy the securities offered by this Proxy Statement/Prospectus in any jurisdiction where, or to or from any person to whom, it is unlawful to make such proxy solicitation or offer or solicitation of an offer. Neither the delivery of this Proxy Statement/Prospectus nor any distribution of the securities offered pursuant to this Proxy Statement/Prospectus shall create an implication that there has been no change in the affairs of the Trust or the Corporation since the date of this Proxy Statement/Prospectus or that the information in this Proxy Statement/Prospectus or in the documents incorporated herein by reference is correct as of any time subsequent to the dates hereof or thereof.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents previously filed by the Trust with the SEC are hereby incorporated by reference into this Proxy Statement/Prospectus: Annual Report on Form 10-K for the fiscal year ended October 31, 1996. The Trust's annual report for the fiscal year ended October 31, 1996, pursuant to Rule 14a-3 promulgated under the Exchange Act, is being mailed to shareholders of the Trust concurrently with this Proxy Statement/Prospectus. The Annual Report, however, is not a part of this Proxy Statement/Prospectus.

         In addition, all reports and other documents filed by the Trust pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the Annual Meeting shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein or in any subsequently filed document that is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.

         THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (OTHER THAN EXHIBITS THERETO, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE HEREIN) ARE AVAILABLE UPON WRITTEN OR ORAL REQUEST DIRECTED TO THE SECRETARY, HRE

PROPERTIES, 321 RAILROAD AVENUE, GREENWICH, CONNECTICUT 06830 (TELEPHONE NUMBER 203-863-8200). IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, SUCH REQUESTS SHOULD BE RECEIVED NO LATER THAN MARCH 5, 1997.

                                TABLE OF CONTENTS

                                                                                                               Page

SUMMARY  .......................................................................................................  1
         The Trust and the Corporation..........................................................................  1
         Date, Time and Place of Annual Meeting.................................................................  1
         Purpose of the Annual Meeting..........................................................................  1
         Record Date; Quorum....................................................................................  1
         Vote Required..........................................................................................  2
         The Plan of Reorganization.............................................................................  2
                  Principal Reasons for the Plan of Reorganization..............................................  2
                  Terms of the Plan of Reorganization...........................................................  2
                  Certain Changes in the Rights of Shareholders Resulting from the Plan of
                           Reorganization.......................................................................  3
                  Limitation of Liability and Indemnification of Trustees and Directors.........................  6
                  Interests of Certain Persons..................................................................  6
                  Certain Tax Consequences of the Plan of Reorganization........................................  7
         Election of Trustees...................................................................................  7
         Restricted Stock Plan..................................................................................  8
         Ratification of Appointment of Arthur Andersen LLP as Independent Auditors.............................  8
         Vote Required for Proposals; Independent Proposals; Dissenters' Rights.................................  8
         Recommendation of the Board of Trustees................................................................  9

PROPOSAL 1.       THE PLAN OF REORGANIZATION.................................................................... 10
         Principal Reasons for the Plan of Reorganization....................................................... 10
                  Certainty/Flexibility......................................................................... 10
                  Investor Perception........................................................................... 10
                  Limitation of Liability....................................................................... 10
                  Protections Afforded by Maryland Law Against Hostile/Unsolicited Takeovers.................... 10
                  Other Considerations.......................................................................... 11
         Terms of the Plan of Reorganization.................................................................... 11
         Certain Changes in the Rights of Shareholders Resulting from the Plan of Reorganization................ 13
                  General/Authorized Shares..................................................................... 13
                  Dividends..................................................................................... 14
                  Ownership Limitation; Excess Stock............................................................ 14
                  Meetings of Stockholders...................................................................... 16
                  Advance Notice of Stockholder Proposals and Director Nominations.............................. 17
                  Action by Consent of Stockholders............................................................. 17
                  Board of Trustees of the Trust Compared to Board of Directors of the Corporation.............. 17
                  Amendment of Constitutional Documents of the Trust and the Corporation........................ 18
                  Consolidation, Merger or Sale of Assets....................................................... 18
                  Dissolution/Termination....................................................................... 19
                  Limitations on Dissenters' Appraisal Rights................................................... 19
                  Limitation of Liability and Indemnification of Trustees and Directors......................... 19
                  Inspection Rights............................................................................. 20
         Certain Provisions of Massachusetts and Maryland Law................................................... 20
                  Business Combination.......................................................................... 21
                  Control Share Acquisition..................................................................... 21
         Certain Tax Consequences of the Plan of Reorganization................................................. 22
                  General: ..................................................................................... 22
                  Federal Income Taxes.......................................................................... 22
                  State Taxes................................................................................... 23
         Vote Required; No Dissenters' Rights................................................................... 23
         Interest of Certain Persons............................................................................ 23

                                        v





PROPOSAL 2.       ELECTION OF TRUSTEES.......................................................................... 25

PROPOSAL 3.       APPROVAL OF THE RESTRICTED STOCK PLAN......................................................... 37

PROPOSAL 4.       RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS OF THE
                  TRUST......................................................................................... 38

SOLICITATION OF PROXIES AND VOTING PROCEDURES................................................................... 38

LEGAL MATTERS................................................................................................... 39

OTHER MATTERS................................................................................................... 39

Exhibit A.......................................................................................................A-1

Exhibit B.......................................................................................................B-1

Exhibit C.......................................................................................................C-1

Exhibit D.......................................................................................................D-1

--------------------------------------------------------------------------------

                                     SUMMARY

         The following is a summary of certain information contained elsewhere in this Proxy Statement/Prospectus relating to the proposed Plan of Reorganization, the election of Trustees, the Restricted Stock Plan and the ratification of the appointment of the Trust's auditors. This summary does not purport to contain all of the material information relating to such proposals and is qualified in its entirety by reference to the full text of the Proxy Statement/Prospectus and the Exhibits hereto. Shareholders are urged to read the Proxy Statement/Prospectus and the Exhibits in their entirety.

The Trust and the Corporation

      The Trust was organized on July 7, 1969 as an unincorporated business trust under the laws of the Commonwealth of Massachusetts pursuant to a Declaration of Trust dated July 7, 1969, as amended (the "Declaration of Trust"). The Trust's principal business is the ownership of real estate investments which consist principally of equity investments in income-producing properties, with primary emphasis on properties in the eastern part of the United States. The Trust owns and manages a portfolio of retail properties, office buildings, and industrial properties. As at January 28, 1997, the Trust owned or had an equity interest in 18 properties comprised of shopping centers, single tenant retail stores, office buildings and service and distribution facilities located in twelve states throughout the United States, containing a total of approximately 2,769,000 square feet of gross leasable space.

     The Corporation was organized on December 30, 1996 by the Trust to acquire and succeed to, and to continue the business of, the Trust upon the consummation of the Merger of the Trust with and into the Corporation pursuant to the Plan of Reorganization. The Corporation has had no activities to date other than those incident to the Plan of Reorganization.

         The Trust has qualified and has elected to be taxed as a real estate investment trust (a "REIT") under Sections 856-858 of the Internal Revenue Code of 1986, as amended (the "Code"). The consummation of the Merger should not adversely affect the ability of the Corporation to continue to qualify as a REIT under Sections 856-860 of the Code. See "THE PLAN OF REORGANIZATION - Certain Tax Consequences of the Plan of Reorganization."

         The principal executive offices of both the Trust and the Corporation are located at 321 Railroad Avenue, Greenwich, Connecticut 06830, and their telephone number is (203) 863-8200.

Date, Time and Place of Annual Meeting

         The Annual Meeting of Shareholders of the Trust will be held on Wednesday, March 12, 1997, at 11:00 a.m. at the Doral Arrowwood Conference Center, Anderson Hill Road, Rye Brook, New York.

Purpose of the Annual Meeting

         The Annual Meeting has been called to seek approval of the shareholders of the Trust of (i) the Plan of Reorganization (Proposal 1), (ii) the election of three Trustees to serve for the ensuing three-year term as Trustees of the Trust or, if the Plan of Reorganization is approved and the Merger is consummated, as Directors of the Corporation (Proposal 2), (iii) the Restricted Stock Plan (Proposal 3), and (iv) the ratification of the appointment of Arthur Andersen LLP as the independent auditors of the Trust or, if the Plan of Reorganization is approved and the Merger is consummated, the Corporation, for the ensuing fiscal year (Proposal 4).

Record Date; Quorum

         Only holders of record of Trust Common Shares as of the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. Shareholders of record on the Record Date are entitled to one vote per Trust Common Share on each matter that may properly come before the Annual Meeting. As of the Record Date, there were 5,346,081 Trust Common Shares outstanding and entitled to vote. The presence, either in person or by properly executed proxy, of a majority of the outstanding Trust Common Shares is necessary to constitute a quorum at the Annual Meeting.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Vote Required

         The Plan of Reorganization requires the affirmative vote of a majority of the Trust Common Shares outstanding as of the close of business on the Record Date. The election of Trustees, the approval of the Restricted Stock Plan and the ratification of the appointment of the Trust's auditors requires the affirmative vote of the holders of a majority of the Trust Common Shares present, in person or by properly executed proxy, at the Annual Meeting. Each proposal is being presented to the Trust's shareholders as a separate and independent proposal and no proposal is conditioned upon adoption or approval of any other proposal.

The Plan of Reorganization

         Principal Reasons for the Plan of Reorganization

      The purpose of the Plan of Reorganization is to reorganize the Trust from a Massachusetts business trust into a Maryland business corporation, to be known as HRE Properties, Inc. The Board of Trustees believes that the more well-defined Maryland corporation laws, together with the Corporation's new Articles of Incorporation and Bylaws, will modernize the Trust's governance procedures and provide the Trust with a greater degree of certainty and flexibility in planning and implementing corporate action than is currently available to the Trust as a business trust organized under the laws of Massachusetts. In addition, certain provisions of the Maryland General Corporation Law (the "MGCL") are designed to deter hostile or unsolicited takeover attempts of Maryland corporations and to increase a Maryland corporation's flexibility in dealing with such takeover attempts. The Board of Trustees believes that this greater degree of flexibility, together with the favorable perception of the Maryland corporation by the experienced REIT investor community, combine to make the Plan of Reorganization to be in the best interests of the Trust and its shareholders. See "THE PLAN OF REORGANIZATION - Principal Reasons for the Plan of Reorganization."

         Terms of the Plan of Reorganization

         The Plan of Reorganization will be effected through the Merger of the Trust with and into the Corporation, pursuant to which the Corporation will be the surviving entity in the Merger, the separate existence of the Trust will terminate and each outstanding Trust Common Share will be converted into one share of Corporation Common Stock. At the effective time of the Merger, all properties, assets, liabilities and obligations of the Trust will become properties, assets, liabilities and obligations of the Corporation. Upon consummation of the Merger, the Corporation and its shareholders will be governed by the Corporation's Articles of Incorporation and Bylaws which will include a number of provisions which are not currently in the Declaration of Trust. These provisions of the Articles of Incorporation and Bylaws of the Corporation, together with certain provisions of the MGCL, may have certain anti-takeover effects.

         The Plan of Reorganization has been adopted by the Board of Trustees pursuant to their authority under the Declaration of Trust to cause a merger of the Trust with and into a corporation. The Merger will become effective upon the filing of Articles of Merger with the appropriate state agencies, including, without limitation, the State Department of Assessments and Taxation of the State of Maryland. The Trust anticipates that the Merger will become effective as promptly as practicable following shareholder approval of the Plan of Reorganization at the Annual Meeting. The Plan of Reorganization provides that the Merger may be abandoned by the Corporation or by the Trust at any time prior to its effectiveness. The Trust has no current intention of abandoning or causing the Corporation to abandon the Merger subsequent to the Annual Meeting if shareholder approval is obtained.

         On the effective date of the Merger, each of the persons who are then Trustees and officers of the Trust will become directors and officers, respectively, of the Corporation and each of the persons who are then members of the Board of Consultants of the Trust will become members of the Board of Consultants of the Corporation.

         The Plan of Reorganization is conditioned upon, among other things, the listing of the Corporation Common Stock on the NYSE, subject to official notice of issuance. It is expected that the listing of the Corporation Common Stock will occur at the time of the effectiveness of the Merger and that the listing of the Trust Common

--------------------------------------------------------------------------------
                                       -2-

--------------------------------------------------------------------------------

Shares on the NYSE will be simultaneously terminated. The Corporation Common Stock will thereafter continue to be listed on the NYSE in accordance with the applicable rules of the NYSE.

      If the Restricted Stock Plan is approved and the Plan of Reorganization is approved and the Merger is consummated, the Trust and the Corporation will take such action as may be necessary to provide that all rights under the Restricted Stock Plan to receive grants of Trust Common Shares will become substantially identical rights to receive grants of Corporation Common Stock on substantially identical terms and conditions as set forth in the Trust's Restricted Stock Plan.

      If the Plan of Reorganization is approved and the Merger is consummated, the Trust and the Corporation will take such action as may be necessary to provide that all rights of participants in the Trust's Stock Option Plan (the "Stock Option Plan") to receive grants of options and to exercise options and stock appreciation rights granted thereunder in respect of Trust Common Shares will become substantially identical rights to receive grants of options and to exercise options and stock appreciation rights in respect of shares of Corporation Common Stock on substantially identical terms and conditions as set forth in the Trust's Stock Option Plan.

      If the Plan of Reorganization is approved and the Merger is consummated, the Trust and the Corporation will take such action as may be necessary to provide that all rights of shareholders of the Trust under the Trust's Shareholder Rights Agreement, dated as of November 4, 1988, as amended (the "Shareholder Rights Agreement"), to acquire capital stock or other securities or properties of the Trust will become substantially identical rights to acquire capital stock or other securities or properties of the Corporation on substantially identical terms and conditions as set forth in the Shareholder Rights Agreement.


         See "THE PLAN OF REORGANIZATION - Terms of the Plan of Reorganization."

         Certain Changes in the Rights of Shareholders Resulting from the Plan of Reorganization

         The rights of shareholders of the Trust are currently governed by the Trust's Declaration of Trust and Bylaws, Massachusetts law and the rules of the NYSE. If the Plan of Reorganization is approved by the shareholders of the Trust and the Merger is consummated, the Corporation will be the surviving entity in the Merger, the separate existence of the Trust will terminate, each outstanding Trust Common Share will be converted into one share of Corporation Common Stock and the rights of stockholders will be governed by the Corporation's Articles of Incorporation and Bylaws, Maryland law, including the MGCL, and the rules of the NYSE. While a number of the Trust's current corporate governance provisions will be included in the Corporation's Articles of Incorporation and Bylaws and, therefore, will not be affected by the adoption of the Plan of Reorganization and the consummation of the Merger, certain differences between Massachusetts law and Maryland law and between the Trust's Declaration of Trust and Bylaws and the Corporation's Articles of Incorporation and Bylaws will result in certain material differences between the rights of shareholders of the Trust and the rights of stockholders of the Corporation. Accordingly, shareholders of the Trust should carefully consider the changes in their rights that will result from the adoption of the Plan of Reorganization and the consummation of the Merger. The following table compares certain of the existing rights of shareholders of the Trust with those of stockholders of the Corporation, if the Plan of Reorganization is approved and the Merger is consummated.

                                                         Trust                                      Corporation
Election of Trustees/Directors         Shareholders  elect Trustees for staggered         Stockholders elect directors for staggered
                                       three-year terms.                                  three-year terms.

Removal of  Trustees/Directors         Holders  of   two-thirds   of   outstanding        Holders of two-thirds  of the  outstanding
                                       shares  entitled  to  vote  on  the  matter        shares entitled  to vote on the matter may
                                       may remove Trustees, with or without cause.        remove Directors only for cause.


                                       -3-


Dividends                              Shareholders entitled to receive dividends         Stockholders entitled to receive dividends
                                       as and when declared by the Trustees; such         as  and  when  declared  by the Directors.
                                       dividends   may  be  declared   even  when         Dividends  may  be  declared as  long  as,
                                       paid-in   capital  of  the  Trust  exceeds         after giving effect to the payment thereof
                                       market/book   value  of  the  Trust's  net         the  Corporation  would be able to pay its
                                       assets.                                            indebtedness   as     such    indebtedness
                                                                                          becomes   due  in  the  usual   course  of
                                                                                          business  and  the   Corporation's   total
                                                                                          assets  would  not be less than the sum of
                                                                                          the  Corporation's  total liabilities plus
                                                                                          the  amount  that  would be  needed if the
                                                                                          Corporation  were to be  dissolved  at the
                                                                                          time of the  payment  in order to  satisfy
                                                                                          the preferential rights, upon dissolution,
                                                                                          of stockholders whose preferential  rights
                                                                                          on  dissolution   are  superior  to  those
                                                                                          receiving the dividend payment.

Preferred Stock                        Upon the affirmative  vote of at least 75%         The   Corporation   may  issue  shares  of
                                       of the  Trustees,  the  Trustees may issue         preferred stock, in one or more series, as
                                       shares of preferred  stock, in one or more         authorized by the  Directors.  Such shares
                                       series,  with such voting powers and other         may be issued with such voting  powers and
                                       rights as they consider appropriate.               other  rights  as the  Directors  consider
                                                                                          appropriate  and as is  permissible  under
                                                                                          the MGCL.


Voting by  Unanimous  Consent          Any    shareholders'    action    may   be         Any stockholders' action may  be  effected
                                       effected  by  a  written   consent  signed         by   a  written   consent  signed  by  all
                                       by all the  shareholders  entitled to vote         stockholders entitled to vote thereon.
                                       thereon.

Amendment of Constitutional            Any amendment to the  Declaration of Trust         Any   amendment  to    the   Articles   of
Documents                              requires  approval  of a  majority  of the         Incorporation   requires   approval  of  a
                                       Trustees and the  affirmative  vote of the         majority of the  Directors  and a majority
                                       holders of a majority  of the  outstanding         of the "Continuing  Directors," as defined
                                       shares  entitled  to vote  on the  matter.         below. Any amendment to certain provisions
                                       Bylaws   may  be   amended   only  by  the         of the Articles of Incorporation  requires
                                       Trustees.                                          the  affirmative  vote of the  holders  of
                                                                                          two-thirds  of  the   outstanding   shares
                                                                                          entitled  to  vote  on  the  matter.   Any
                                                                                          amendment  to any other  provision  of the
                                                                                          Articles  of  Incorporation  requires  the
                                                                                          vote  of a  majority  of  the  outstanding
                                                                                          shares  entitled  to vote  on the  matter.
                                                                                          Bylaws may be amended only by the Board of
                                                                                          Directors.
















                                       -4-


Voting on Other Matters                Any proposed merger, sale of substantially         Holders  of  voting  stock may vote on all
                                       all  of  the   assets   of  the  Trust  or         other  matters  provided  for by the MGCL.
                                       termination of the Trust requires approval         Any  proposed   merger,   share  exchange,
                                       of a  majority  of the  Trustees  and  the         consolidation or transfer of substantially
                                       affirmative  vote  of  the  holders  of  a         all  of  the  assets  of  the  Corporation
                                       majority   of   the   outstanding   shares         requires  approval  of a  majority  of the
                                       entitled    to   vote   on   the   matter.         Directors    and   a   majority   of   the
                                       Shareholder vote generally not required on         "Continuing     Directors,"     and    the
                                       matters other than the foregoing.                  affirmative  vote of the  holders  of two-
                                                                                          thirds of the outstanding  shares entitled
                                                                                          to vote on the matter.

Shareholders Rights to Call            Holders  of  not  less  than  25%  of  the         Holders of not less than a majority of the
Special Meeting                        outstanding  shares  may  call  a  special         outstanding   voting  shares  may  call  a
                                       meeting.                                           special meeting.

Share Ownership Limit                  "Ownership   Limit"   of   9.9%   of   the         "Ownership   Limit"   of   7.5%   of   the
                                       outstanding shares by any holder to assure         outstanding shares by any holder to assure
                                       against      "closely      held"      REIT         against      "closely      held"      REIT
                                       disqualification,    unless    waived   by         disqualification,    unless    waived   by
                                       Trustees.                                          Directors.

Shareholder Rights Plan                Each   outstanding   Trust   Common  Share         Each  outstanding   share  of  Corporation
                                       includes  and   represents  one  Preferred         Common Stock  includes and  represents one
                                       Share  Purchase  Right.  The  Rights  will         Preferred Share Purchase Right. The Rights
                                       become  exercisable if any person or group         will become  exercisable  if any person or
                                       acquires  25% or more of the Trust  Common         group  acquires  25% or more of the shares
                                       Shares or  announces or commences a tender         of  Corporation  Common Stock or announces
                                       offer which would result in such person or         or  commences  a tender  offer which would
                                       group  owning  30% or  more  of the  Trust         result in such person or group  owning 30%
                                       Common  Shares.  Following  any  such  25%         or  more  of  the  shares  of  Corporation
                                       acquisition,    the    Rights    will   be         Common  Stock.   Following  any  such  25%
                                       exercisable  by the holder  thereof (other         acquisition,    the    Rights    will   be
                                       than the  acquiring  person  or  group) to         exercisable  by the holder  thereof (other
                                       purchase  Trust Common  Shares at one-half         than the  acquiring  person  or  group) to
                                       of the  market  value of such  shares.  In         purchase  shares  of  Corporation   Common
                                       addition,  if the Trust is  involved  in a         Stock at one-half  of the market  value of
                                       merger or other  business  combination  at         such   shares.   In   addition,   if   the
                                       any   time   after   the   Rights   become         Corporation  is  involved  in a merger  or
                                       exercisable,  the Rights will  entitle the         other  business  combination  at any  time
                                       holder  thereof  to  purchase   shares  of         after the Rights become  exercisable,  the
                                       common stock of the  acquiring  company at         Rights will entitle the holder  thereof to
                                       one-half  of  the  market  value  of  such         purchase  shares  of  common  stock of the
                                       shares.                                            acquiring   company  at  one-half  of  the
                                                                                          market value of such shares.


         See "THE PLAN OF REORGANIZATION - Certain Changes in the Rights of Shareholders Resulting from the Plan of Reorganization; Certain Provisions of Massachusetts and Maryland Law."

        Limitation of Liability and Indemnification of Trustees and Directors

      Stockholders and directors of a corporation are generally not responsible for its debts and obligations. In contrast, title to the property of a Massachusetts business trust like the Trust is vested in its trustees, and its trustees are personally responsible for the debts and obligations of the trust, although in the case of the Trust, the Declaration of Trust provides that (i) the Trustees shall have no such liability unless they are considered to have acted in bad faith or with willful malfeasance, reckless disregard of their duties or gross negligence, or not to have acted in good faith in the reasonable belief that their actions were in the best interests of the Trust, and (ii) the Trustees shall be and are entitled to indemnification from the Trust assets to the extent that they meet such required standards of conduct.

         By comparison, the Corporation's Articles of Incorporation limit the liability of the Corporation's directors and officers to the Corporation and its stockholders to the fullest extent permitted from time to time by the MGCL. The MGCL presently permits the liability of directors and officers to a corporation or its stockholders for monetary damages to be limited, except (i) to the extent that it is proved that the director or officer actually received an improper benefit or profit, for the amount of the benefit or profit actually received, or
(ii) if a judgment or other final adjudication is entered in a proceeding based on a finding that the director's or officer's actions or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. This provision does not limit the ability of the Corporation or its stockholders to obtain other relief, such as an injunction or rescission.

         The Corporation's Articles of Incorporation and Bylaws require the Corporation to indemnify its directors, officers and certain other parties to the fullest extent permitted from time to time by the MGCL. The MGCL permits a corporation to indemnify its directors, officers and certain other parties against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service to or at the request of the Corporation, unless it is established that the act or omission of the indemnified party was material to the matter giving rise to the proceeding and (i) the act or omission was committed in bad faith or was the result of active and deliberate dishonesty, (ii) the indemnified party actually received an improper personal benefit, or (iii) in the case of any criminal proceeding, the indemnified party had reasonable cause to believe that the act or omission was unlawful.

         Other than the foregoing, the Board of Trustees believes that there are no significant substantive differences between the limitations of liability and indemnification rights of the Trustees of the Trust and the limitations of liability and indemnification rights of directors of the Corporation. See "THE PLAN OF REORGANIZATION- Principal Reasons for the Plan of Reorganization; Certain Changes in the Rights of Shareholders Resulting from the Plan of Reorganization."

         It is the position of the SEC that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

         Interests of Certain Persons

         As noted under "ELECTION OF TRUSTEES," Mr. Charles J. Urstadt, Chairman and Chief Executive Officer of the Trust, beneficially owns 1,148,925 Trust Common Shares constituting approximately 20.43% of the outstanding Trust Common Shares. If the Plan of Reorganization is approved and the Merger is consummated, the 1,148,925 Trust Common Shares beneficially owned by Mr. Urstadt will be converted into 1,148,925 shares of Corporation Common Stock, constituting approximately 20.43% of the outstanding shares of Corporation Common Stock currently anticipated to be outstanding at the effective time of the Merger.

      The Corporation's Articles of Incorporation provide that directors of the Corporation may only be removed for cause and only upon the vote of the holders of two-thirds of the outstanding shares of Corporation Common Stock and that amendment of certain provisions of the Corporation's Articles of Incorporation and any merger, share exchange, consolidation or transfer of all or substantially all of the assets of the Corporation will require approval of a majority of the Board of Directors of the Corporation and a majority of those members who are Continuing Directors and the affirmative vote of the holders of two-thirds of the outstanding shares of Corporation

Common Stock. In view of Mr. Urstadt's currently anticipated percentage ownership of the Corporation Common Stock upon consummation of the Merger and, depending upon the number of shares of Corporation Common Stock that are actually voted in connection with any such proposal, Mr. Urstadt will control a number of shares of Corporation Common Stock that may be sufficient to block any such proposal. In addition, under the MGCL certain business combinations between the Corporation and an Interested Stockholder will require the recommendation of the Board of Directors of the Corporation and the affirmative vote of at least
(i) 80% of the outstanding shares of Corporation Common Stock and (ii) two-thirds of the outstanding shares of Corporation Common Stock not held by such Interested Stockholder or its affiliates unless, among other things, certain "fair price" and other conditions are met. In view of Mr. Urstadt's currently anticipated percentage ownership of the Corporation Common Stock upon consummation of the Merger, Mr. Urstadt will control a number of shares of Corporation Common Stock sufficient to block any proposal respecting a business combination with an Interested Stockholder unless the "fair price" and other conditions of the MGCL are met.

         Mr. Urstadt and all other Trustees and/or executives of the Trust who in the aggregate hold 1,293,682 Trust Common Shares constituting approximately 23% of the issued and outstanding Trust Common Shares have notified the Board of Trustees of their intention to vote FOR each of Proposals 1 through 4 at the Annual Meeting.

         See "THE PLAN OF REORGANIZATION - Interests of Certain Persons."

         Certain Tax Consequences of the Plan of Reorganization

         The Trust and the Corporation have received the opinion of Coudert Brothers, counsel to the Trust and the Corporation, to the effect that, on the basis of the facts, representations and assumptions set forth or referred to in such opinion, the Plan of Reorganization, if consummated in the manner set forth in the Plan of Reorganization and this Proxy Statement/Prospectus, will constitute a tax-free reorganization under Section 368(a) of the Code and that, accordingly, (i) no gain or loss will be recognized for Federal income tax purposes by the shareholders of the Trust upon conversion of Trust Common Shares into Corporation Common Stock and (ii) the basis of a shareholder of the Trust in his shares of Corporation Common Stock will be the same as his basis in his Trust Common Shares.

         In addition, the Merger should not adversely affect the ability of the Corporation to continue to qualify as a REIT under Sections 856-860 of the Code.

         No ruling has been or will be sought from the Internal Revenue Service. Shareholders are urged to consult their own tax advisors with respect to the tax consequences arising under Federal law and the laws of any state, municipality or other taxing jurisdiction, including tax consequences arising from such shareholder's own tax characteristics and situation. See "THE PLAN OF REORGANIZATION- Certain Tax Consequences of the Plan of Reorganization".

Election of Trustees

         Pursuant to the Declaration of Trust, the Trustees are divided into three classes serving three-year terms. Three Trustees, comprising Class III, are to be elected at the Annual Meeting. Messrs. Douglass, Lawrence and Urstadt have been nominated for election as Trustees to hold office until the year 2000 Annual Meeting and until their successors have been elected and shall qualify. If the Plan of Reorganization is approved and the Merger is consummated, the Trustees of the Trust at the time of the consummation of the Merger shall become the directors of the Corporation serving for the same terms and in the same classes with the Corporation as such persons are then serving with the Trust.

         The affirmative vote of the holders of not less than a majority of the Trust Common Shares entitled to vote and present, in person or by properly executed proxy, at the Annual Meeting will be required to elect a Trustee.

         See "ELECTION OF TRUSTEES."

Restricted Stock Plan

         The Restricted Stock Plan provides for the grant of restricted stock awards of up to an aggregate of 250,000 Trust Common Shares to key management personnel of the Trust on the terms and conditions set forth therein. The Restricted Stock Plan is designed to promote the long-term growth of the Trust by attracting, retaining and motivating key management personnel and to identify further the interests of the participants in the Restricted Stock Plan with those of the shareholders of the Trust. If the Restricted Stock Plan is approved and the Plan of Reorganization is approved and the Merger is consummated, the Trust and the Corporation will take such action as may be necessary to provide that all rights under the Restricted Stock Plan to receive grants of Trust Common Shares will become substantially identical rights to receive grants of Corporation Common Stock on substantially identical terms and conditions as set forth in the Trust's Restricted Stock Plan.

         The affirmative vote of the holders of not less than a majority of the Trust Common Shares entitled to vote and present, in person or by properly executed proxy, at the Annual Meeting will be required to approve the Restricted Stock Plan.

         See "THE RESTRICTED STOCK PLAN."

Ratification of Appointment of Arthur Andersen LLP as Independent Auditors

         The Trust is proposing that the shareholders of the Trust ratify the appointment of Arthur Andersen LLP as the independent auditors of the Trust or, if the Plan of Reorganization is approved and the Merger is consummated, the Corporation, for the ensuing fiscal year. The affirmative vote of the holders of not less than a majority of the Trust Common Shares entitled to vote and present, in person or by properly executed proxy, at the Annual Meeting will be required to ratify such appointment.

         See "RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS OF THE TRUST."




Vote Required for Proposals; Independent Proposals; Dissenters' Rights

         As noted above, the Plan of Reorganization requires the affirmative vote of a majority of the Trust Common Shares outstanding on the Record Date. Abstentions and broker non-votes will thus be the equivalent of negative votes with respect to the Plan of Reorganization.

         The election of the Trustees, the approval of the Restricted Stock Plan and the ratification of the appointment of the Trust's auditors each requires the affirmative vote of a majority of the Trust Common Shares entitled to vote and present, in person or by properly executed proxy, at the Annual Meeting. Abstentions will thus be the equivalent of negative votes and broker non-votes will have no effect with respect to such proposals, as any Trust Common Shares subject to broker non-votes will not be present and entitled to vote with respect to any proposal to which the broker non-vote applies.

         Each of the Proposals presented to the shareholders of the Trust at the Annual Meeting is being presented as a separate and independent proposal and no Proposal is conditioned upon adoption or approval of any other Proposal. Shareholders of the Trust will not have any dissenters' rights of appraisal in connection with the vote upon the Plan of Reorganization.

         See "SOLICITATION OF PROXIES AND VOTING PROCEDURES."

Recommendation of the Board of Trustees

         The Board of Trustees has approved the Plan of Reorganization and the Restricted Stock Plan, subject to shareholder approval, and believes that each of the Plan of Reorganization and the Restricted Stock Plan is in the best interests of the Trust and its shareholders. The Board of Trustees recommends that shareholders vote in favor of the Plan of Reorganization, the election of Trustees, the Restricted Stock Plan and the ratification of the appointment of the independent auditors.

PROPOSAL 1.       THE PLAN OF REORGANIZATION

Principal Reasons for the Plan of Reorganization

         The Trust was organized in 1969 as a Massachusetts business trust primarily in order to take advantage of the tax treatment afforded to REITs under the Code. At that time, only unincorporated trusts and associations taxable as a corporation (i.e. business trusts) could qualify as REITs, and as such would be eligible for the tax benefits conferred by such status. However, as a result of certain subsequently effected amendments to the Code, corporations may now also qualify as a REIT. In more recent years, an increasing number of REITs have been incorporated as, or have been reorganized into, corporations (and, in particular, Maryland corporations) in order to take advantage of the more well-defined state corporation statutes which provide such REITs with a greater degree of certainty and flexibility in planning and implementing corporate action than would otherwise be available as a business trust. The Board of Trustees believes that this greater degree of flexibility, together with the favorable perception of the Maryland corporation by the experienced REIT investor community and the other factors set forth below, combine to make the Plan of Reorganization desirable and in the best interests of the Trust and its shareholders.

         Certainty/Flexibility: Business trusts under Massachusetts law are entities created by agreement or under a governing document, such as the Declaration of Trust, for which there is no prescribed form. Accordingly, the powers, rights and obligations of trustees and shareholders are to a large extent a matter of contractual interpretation. In states such as Maryland, there is a modern, well-defined corporate statute as well as decisional case law interpreting such statute on which an organization may rely in planning and implementing its activities. The existence of such a statute and case law allows a corporation to plan the legal aspects of its future activities with more certainty and flexibility than do the provisions of the Declaration of Trust and Massachusetts law currently applicable to the Trust. A modern corporate charter also allows corporations to determine and change business strategies on an ongoing basis as circumstances warrant, whereas such flexibility is, at times, unavailable to business trusts which may be restricted by the more specific provisions of their governing instruments.

         Investor Perception: Corporations are far more numerous than business trusts and are more familiar to the investor community. Additionally, in the specific context of REITs, Maryland corporations are often perceived by the experienced investor community as conferring the most beneficial framework within which REITs may operate and develop. This familiarity and favorable perception is considered by the Board of Trustees as likely to enhance the liquidity and marketability of the Trust, providing potentially greater access to capital and real estate markets.

         Limitation of Liability: Through judicial decision it has been established that the business trust is not a distinct legal entity, as opposed to a corporation whose directors and stockholders generally have no personal liability for corporate debts and obligations. Trustees and shareholders (if they are deemed to control the actions of the Trustees) of a business trust, on the other hand, can have personal responsibility for the debts and obligations of the business trust.

         Although the Trustees of the Trust are generally entitled to indemnification out of the Trust assets for any loss they may suffer in the proper performance of their services to the Trust, the possibility does, however, remain that in the event that the Trust assets are insufficient to cover a liability of the Trust, such persons could be left with an unreimbursed personal obligation. By contrast, the MGCL offers directors broader protection from personal liability. The Board of Trustees believes that the extending of this statutory protection against personal liability should enhance the Corporation's ability to attract and retain qualified directors.

         Protections  Afforded  by  Maryland  Law  Against   Hostile/Unsolicited
Takeovers: As noted below under "Certain Provisions of Massachusetts and Maryland Law," certain provisions of the MGCL are designed to deter hostile or unsolicited takeover attempts of Maryland corporations and to encourage potential acquirors to negotiate directly with the management of a Maryland corporation. Massachusetts law does not currently contain any similar provisions applicable to a Massachusetts business trust in the form and nature of the Trust. The Board of Trustees believes that the reorganization of the Trust into a Maryland corporation will allow the Board of Directors of the

Corporation to avail itself of these provisions of the MGCL and to increase the Corporation's flexibility in the face of any future takeover attempts by encouraging the potential acquiror to negotiate directly with the Corporation's management.

         Unsolicited or hostile takeover attempts are frequently structured in ways that may not be in the best interests of all shareholders. Although a takeover attempt may be made at a price substantially above the then current market prices for a target company's shares, such offers are sometimes made for less than all of the outstanding shares of the target company. As a result, shareholders may be presented with the alternative of either partially liquidating their investment at a time which may be disadvantageous or retaining their investment as minority shareholders in an enterprise which is controlled by persons whose objectives may be different from those of the remaining minority shareholders. A takeover attempt may also take the form of a two-tiered offer in which cash is offered for a portion of the target company's outstanding shares and thereafter securities that are or may be worth less than the cash portion are offered for the remaining shares. Furthermore, hostile takeover attempts are sometimes timed and designed to foreclose or minimize the possibility of more favorable competing bids which frequently may result in shareholders losing the opportunity to receive and consider alternative and possibly more attractive proposals. On the other hand, transactions approved by a target company's board of directors can be more carefully planned and undertaken at an opportune time in order to obtain maximum value for the company and all of its shareholders.

         The Board of Trustees recognizes that takeover attempts which have not been negotiated with and approved by a target company's board of directors or other managerial body do not always have the unfavorable consequences or effects described above. However, the Board of Trustees believes that the potential disadvantages of unapproved takeover attempts are sufficiently great that the protections afforded by the MGCL against hostile or unsolicited takeover attempts are in the best interests of the Trust and its stockholders. As noted under "Certain Provisions of Massachusetts and Maryland Law," the Corporation's Articles of Incorporation and Bylaws provide that these provisions of the MGCL will not apply to Mr. Charles J. Urstadt, the Chairman and Chief Executive Officer of the Trust who beneficially owns approximately 20.43% of the outstanding Trust Common Shares and will own approximately 20.43% of the Corporation Common Stock currently anticipated to be outstanding upon consummation of the Merger, because the Board of Trustees does not believe that Mr. Urstadt will pose a threat of a hostile or unsolicited takeover attempt to the Corporation.

         Other Considerations: In addition to the foregoing, there are certain other factors that have caused the Board of Trustees to view a Maryland corporation as a desirable organization into which the Trust should be reorganized. In particular, the MGCL does not limit a corporation's ability to pay dividends to earned surplus. Such a limitation exists in many other state corporate laws and is inappropriate for many REITs which make distributions of funds from operations that exceed earnings. The only requirement in this respect under Maryland law is that after giving effect to the payment of the dividend, the Corporation would be able to pay its indebtedness as such indebtedness becomes due in the usual course of business and the Corporation's total assets would not be less than the sum of the Corporation's total liabilities plus the amount that would be needed if the Corporation were to be dissolved at the time of the payment in order to satisfy the preferential rights, upon dissolution, of stockholders whose preferential rights on dissolution are superior to those receiving the dividend payment. Additionally, the effectiveness of the so-called "Excess Share" provision (intended to preserve REIT status) similar to the existing provision of the Declaration of Trust, has been specifically upheld in the context of a REIT organized under Maryland law, and a similar provision will be contained in the Corporation's Articles of Incorporation. See "Certain Changes in the Rights of Shareholders Resulting from the Plan of Reorganization
- Ownership Limitation; Excess Stock." Finally, a further advantage of Maryland over other possible states of domicile, is that no annual franchise tax is imposed.

Terms of the Plan of Reorganization

         The Plan of Reorganization is set forth in its entirety as Exhibit A to this Proxy Statement. The information set forth below is only a summary of its principal provisions and is qualified in its entirety by Exhibit A.

         The Plan of Reorganization will be effected through the Merger of the Trust with and into the Corporation, pursuant to which the Corporation will be the surviving entity in the Merger, the separate existence of the Trust will terminate, each outstanding Trust Common Share will be converted into one share of Corporation Common Stock and the shares of Corporation Common Stock held by the Trust will be cancelled and retired and will cease to exist. At the effective time of the Merger, all properties, assets, liabilities and obligations of the Trust will become properties, assets, liabilities and obligations of the Corporation. For federal income tax and financial reporting purposes, the Corporation will be considered to be the same entity as the Trust.

         The Plan of Reorganization has been adopted by the Board of Trustees pursuant to their authority under the Declaration of Trust to cause a merger of the Trust with and into a corporation.

         The Merger will become effective upon the filing of Articles of Merger with the appropriate state agencies, including, without limitation, the State Department of Assessments and Taxation of the State of Maryland. The Trust anticipates that the Merger will become effective as promptly as practicable following shareholder approval of the Plan of Reorganization at the Annual Meeting. The Plan of Reorganization provides that the Merger may be abandoned by the Corporation or by the Trust at any time prior to its effectiveness. The Trust has no current intention of abandoning or causing the Corporation to abandon the Merger subsequent to the Annual Meeting if shareholder approval is obtained.

         Upon consummation of the Merger, the Corporation and its shareholders will be governed by the Corporation's Articles of Incorporation and Bylaws, which will include a number of provisions which are not currently in the Declaration of Trust. These provisions of the Articles of Incorporation and Bylaws of the Corporation, together with certain provisions of the MGCL, may have certain anti-takeover effects. See "Certain Provisions of Massachusetts and Maryland Law." A copy of the proposed Articles of Incorporation and By-laws of the Corporation are set forth in their entirety as Exhibits C and D, respectively.

         On the effective date of the Merger, each of the persons then serving as Trustees and officers of the Trust will be directors and officers, respectively, of the Corporation and each of the persons who are members of the Board of Consultants of the Trust will become members of the Board of Consultants of the Corporation. The Board of Consultants of the Corporation will be appointed by the Board of Directors of the Corporation to consider, advise upon and make recommendations to the Board of Directors with respect to such questions relating to the conduct of the business of the Corporation as may be submitted to it by the Board of Directors. The Board of Consultants, however, will have no binding authority or power over the Board of Directors or the Corporation. For information concerning the Trustees and officers of the Trust, see "ELECTION OF TRUSTEES."

         If the Restricted Stock Plan is approved and the Plan of Reorganization is approved and the Merger is consummated, the Trust and the Corporation will take such action as may be necessary to provide that all rights under the Restricted Stock Plan to receive grants of Trust Common Shares will become substantially identical rights to receive grants of Corporation Common Stock on substantially identical terms and conditions as set forth in the Trust's Restricted Stock Plan.

         If the Plan of Reorganization is approved and the Merger is consummated, the Trust and the Corporation will take such action as may be necessary to provide that all rights of participants in the Trust's Stock Option Plan to receive grants of options and to exercise options and stock appreciation rights granted thereunder in respect of Trust Common Shares will become substantially identical rights to receive grants of options and to exercise options and stock appreciation rights in respect of of Corporation Common Stock on substantially identical terms and conditions as shares set forth in the Trust's Stock Option Plan.

         If the Plan of Reorganization is approved and the Merger is consummated, the Trust and the Corporation will take such action as may be necessary to provide that all rights of shareholders of the Trust under the
Trust's Shareholder Rights Agreement to acquire capital stock or other securities or properties of the Trust will become substantially identical rights to acquire capital stock or other securities or properties of the Corporation on substantially identical terms and conditions as set forth in the Shareholder Rights Agreement. Each outstanding share of Corporation Common Stock will include and represent one Right. The Rights will become exercisable if any person or group acquires 25% or more of the shares of Corporation Common Stock or announces or commences a tender offer which would result in such person or group owning 30% or more of the shares of Corporation Common Stock. Following any such 25% acquisition, the Rights will be exercisable by the holder thereof (other than the acquiring person or group) to purchase shares of Corporation Common Stock at one-half of the market value of such shares. In addition, if the Corporation is involved in a merger or other business combination at any time after the Rights become exercisable, the Rights will entitle the holder thereof to purchase shares of common stock of the acquiring company at one-half of the market value of such shares.

         The Plan of Reorganization is conditioned upon, among other things, the listing of the Corporation Common Stock on the NYSE, subject to official notice of issuance. It is expected that the listing of the Corporation Common Stock will occur on the effective date of the Merger and that the listing of the Trust Common Shares on the NYSE will be simultaneously terminated. The Corporation Common Stock will thereafter continue to be listed on the NYSE in accordance with the applicable rules of the NYSE.

         At the effective date of the Merger, each certificate representing Trust Common Shares will be deemed for all purposes to evidence the same number of shares of Corporation Common Stock, Shareholders of the Trust will subsequently be advised as to procedures respecting the exchange of their certificates representing their Trust Common Shares for certificates representing the shares of Corporation Common Stock into which Trust Common Shares will be converted in the Merger.

         The expenses associated with the reorganization of the Trust into the Corporation pursuant to the Merger (currently estimated to be approximately $50,000) will be borne by the Trust. The Trust does not consider such expenses to be material in view of the cost savings anticipated to be realized in the future as a result of the consummation of the Merger and the Trust believes that such expenses will be recouped through such cost savings in the near term.

Certain Changes in the Rights of Shareholders Resulting from the Plan of Reorganization

         The rights of shareholders of the Trust are currently governed by the Trust's Declaration of Trust and Bylaws, Massachusetts law and the rules of the NYSE. If the Plan of Reorganization is approved by the shareholders of the Trust and the Merger is consummated, the Corporation will be the surviving entity in the Merger, the separate existence of the Trust will terminate, each outstanding Trust Common Share will be converted into one share of Corporation Common Stock and the rights of stockholders will be governed by the Corporation's Articles of Incorporation and Bylaws, Maryland law, including the MGCL, and the rules of the NYSE. While a number of the Trust's current corporate governance provisions will be included in the Corporation's Articles of Incorporation and Bylaws and, therefore, will not be affected by the adoption of the Plan of Reorganization and the consummation of the Merger, certain differences between Massachusetts law and Maryland law and between the Trust's Declaration of Trust and Bylaws and the Corporation's Articles of Incorporation and Bylaws will result in certain material differences between the rights of shareholders of the Trust and the rights of stockholders of the Corporation. Accordingly, shareholders of the Trust should carefully consider the changes in their rights that will result from the adoption of the Plan of Reorganization and the consummation of the Merger.

         Set forth below are descriptions of the principal material differences in this respect; the descriptions do not, however, purport to be complete and are qualified in their entirety by reference to the Declaration of Trust and Bylaws of the Trust, copies of which are exhibits to the Registration Statement of which this Proxy Statement/Prospectus forms a part, and the Articles of Incorporation and the Bylaws of the Corporation, copies of which are attached hereto as Exhibits C and D, respectively.

         General/Authorized Shares: The Trust was organized on July 7, 1969 as an unincorporated business trust under the laws of The Commonwealth of Massachusetts pursuant to the Declaration of Trust. The Corporation was organized on December 30, 1996 by the Trust to acquire and succeed to, and to continue the business of, the Trust upon the consummation of the Merger of the Trust with and into the Corporation pursuant to the Plan of Reorganization and has had no activities to date other than those incident to the Plan of Reorganization.

         Title to the property of the Trust is vested in the Trustees, and the beneficial interest in such Trust property is owned by the shareholders of the Trust. The interests of the shareholders in the Trust property is divided into two classes of shares of beneficial interest: (i) the Trust Common Shares and
(ii) undesignated preferred shares (the "Trust Preferred Shares"). Under the Declaration of Trust, the Trust is authorized to issue an unlimited number of Trust Common Shares and up to 2,000,000 Trust Preferred Shares in one or more series, with such voting powers and with such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions as the Trustees consider appropriate. As of January 27, 1997, there were 5,346,081 Trust Common Shares issued and outstanding and 150,000 shares of Series A Participating Preferred Shares reserved for issuance pursuant to the Trust's Shareholder Rights Plan.

         Under its Articles of Incorporation, the Corporation has authority to issue up to 100,000,000 shares of capital stock, consisting of 70,000,000 shares of Corporation Common Stock, 20,000,000 shares of undesignated preferred stock (the "Corporation Preferred Stock") and 10,000,000 shares of "Excess Stock" (as described below). Subject to the provisions of the Articles of Incorporation regarding "Excess Stock", all shares of Corporation Common Stock will have equal dividend, distribution, liquidation and other rights, and will have no preference or exchange rights. Holders of Corporation Common Stock have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any securities of the Corporation. The Board of Directors of the Corporation generally will have the power to issue such shares of Corporation Common Stock without stockholder approval. Other than the 1,000 shares of Corporation Common Stock owned by the Trust which will be cancelled in the Merger, there are currently no shares of any class of capital stock of the Corporation issued or outstanding. The Corporation may issue shares of
Corporation Preferred Stock from time to time, in one or more series, as authorized by the Board of Directors. The Articles of Incorporation authorize the Board of Directors to classify any unissued shares of Corporation Preferred Stock and to reclassify any previously classified but unissued shares of any series of Corporation Preferred Stock, Corporation Common Stock or other capital stock from time to time, in one or more series of preferred stock or capital stock issued from time to time, as authorized by the Board of Directors. Prior to the issuance of shares of each series, the Board of Directors is required by the MGCL and the Articles of Incorporation to set for each series, subject to the provisions of the Articles of Incorporation regarding "Excess Stock", the terms, preferences, conversions or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption, as permitted by Maryland law. Such rights, powers, restrictions and limitations could include the right to receive specified dividend payments and payments on liquidation prior to any such payments being made to the holders of the shares of Corporation Common Stock. The Board of Directors could authorize the issuance of shares of Corporation Preferred Stock with terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change of control of the Corporation that might involve a premium price for holders of shares of Corporation Common Stock over the then market price of such shares or otherwise be in the best interests of such stockholders.

         Since the MGCL requires that the Articles of Incorporation fix the maximum number of shares that are authorized for issuance by the Board of Directors without further amendment by the stockholders of the Corporation, the authorized capital of the Corporation authorizes a significantly greater number of shares than will be issued upon the Merger in order to anticipate current and future needs for acquisitions, financings, employee benefit plans, stock dividends and splits and for other corporate purposes. In the event of an unsolicited tender offer or takeover proposal, the increased number of authorized shares could give the Board of Directors of the Corporation a greater ability to issue shares in one or more transactions which might impede or deter such offer or proposal. Similarly, shares of Corporation Preferred Stock could also be issued in a manner or with such terms, provisions and rights including, but not limited to, extraordinary voting, dividend, redemption or conversion rights which could make more difficult, and therefore less likely, a takeover of the Corporation.

         The transfer agent and registrar for the Corporation Common Stock will be The Bank of New York, the Trust's current transfer agent.

         Dividends: Subject to the provisions of any series of outstanding Trust Preferred Shares, the holders of the Trust Common Shares are entitled to receive dividends as and when declared by the Trustees. Such distributions are to be made out of the net profits, surplus (including paid-in-surplus), and capital or assets held by the Trustees. Such distributions may be made even if the paid-in capital of the Trust, at the time of the dividend, exceeds the net assets of the Trust based either on their market or book value.

         Subject to the preferential rights of any other class or series of stock and to the provisions of the Articles of Incorporation regarding "Excess Stock", holders of shares of Corporation Common Stock are entitled to receive dividends as and when authorized and declared by the Board of Directors out of assets legally available therefor, and to share ratably in the assets of the Corporation legally available for distribution to its stockholders in the event of its liquidation, dissolution or winding-up after payment of, or adequate provision for, all existing debts and liabilities of the Corporation.

         Ownership Limitation; Excess Stock: For an entity to qualify as a REIT under the Code, among other things, not more than 50% in value of its outstanding capital shares may be owned, directly or indirectly, by five or fewer individuals (defined in the Code to include certain entities) during the last half of a taxable year (other than the first year) (the "Five or Fewer Requirement"), and such shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year) or during a proportionate part of a shorter taxable year. Pursuant to the Code, stock held by most entities, such as, generally, tax-exempt pension trusts qualifying under Section 401(a) of the Code (subject to certain limited exceptions), United States investment companies registered under the Investment Corporation Act of 1940, partnerships, trusts and corporations, will be attributed to the beneficial owners (or, as the case may be, beneficiaries) of such entities for purposes of the Five or Fewer Requirement (i.e., the beneficial owners, or beneficiaries, of such entities will be deemed to own their respective proportionate interests, as specifically determined, in the stock of the REIT). See "Certain Tax Consequences of the Plan of Reorganization."

           In order to protect the Trust against the risk of losing its REIT status due to a concentration of ownership among its shareholders, the Declaration of Trust contains an "Excess Shares" provision, which provides that no person shall acquire ownership of Trust Common Shares exceeding 9.9% of the total outstanding Trust Common Shares (the "Shares Ownership Limit"). Trust Common Shares owned by a person in excess of the Shares Ownership Limit shall be deemed "Excess Shares." The Trustees, by notice to the holder thereof, may redeem any or all shares that are Excess Shares (including Trust Common Shares that remain or become Excess Shares because of a decrease in the outstanding Trust Common Shares resulting from such redemption), and from and after the date of such notice of redemption (the "Redemption Date"), the holder of the Trust Common Shares called for redemption shall cease to be entitled to dividends, voting rights and other benefits with respect to such Trust Common Shares, except for the right to receive payment by the Trust of the redemption price for such shares (the "Redemption Price"). The Redemption Price for each Excess Share called for redemption shall be equal to the fair market value of such share as reflected in the latest bid quotation for the Trust Common Shares (if then traded over-the-counter) or the closing sale price (if listed on a national securities exchange) of Trust Common Shares as of the business day preceding the day on which the notice of redemption is sent or, if no quotations or closing sales price for Trust Common Shares are available, at a price determined in good faith by the Trustees. The right of redemption does not apply to Excess Shares or additional Excess Shares acquired as a result of an offer made for all outstanding Trust Common Shares.

         The Board of Trustees has determined that the current beneficial ownership by Mr. Charles J. Urstadt, Chairman and Chief Executive Officer, of Trust Common Shares does not present a risk of the Trust losing its REIT status and, therefore, has determined not to redeem such shares.

         The ownership restrictions contained in the Declaration of Trust may have the effect of precluding acquisition of control of the Trust unless the Trustees determine that maintenance of REIT status is no longer in the best interests of the Trust.

         A similar "Excess Share" provision is included in the Articles of Incorporation of the Corporation. Subject to certain exceptions, the Articles of Incorporation provide that no holder may acquire, directly or indirectly, or be deemed to acquire by virtue of the attribution provisions of the Code, any class or series of capital stock of the Corporation with an aggregate value in excess of 7.5% of the aggregate value of all outstanding stock of the Corporation (the "Ownership Limit"). Any transfer of shares of capital stock or any security convertible into shares of capital stock that would create a direct or indirect ownership of shares of capital stock in excess of the Ownership Limit or that would result in the disqualification of the Corporation as a REIT shall be null and void, and the intended transferee will acquire no rights to the shares of capital stock. The foregoing restrictions on transferability and ownership will not apply if the Board of Directors determines that it is no longer in the best interests of the Corporation to attempt to qualify, or to continue to qualify, as a REIT. The Board of Directors may, in its sole discretion, waive the Ownership Limit if evidence satisfactory to the Board of Directors and the Corporation's tax counsel is presented that the changes in ownership will not then or in the future jeopardize the Corporation's REIT status and the Board of Directors otherwise decides that such action is in the best interests of the Corporation.

         Shares of capital stock owned, or deemed to be owned, or transferred to a stockholder in excess of the Ownership Limit will automatically be converted into shares of "Excess Stock" that will be transferred, by operation of law, to the Corporation as trustee of a trust for the exclusive benefit of the transferees to whom such shares of capital stock may be ultimately transferred without violating the Ownership Limit. While the Excess Stock is held in trust, it will not be entitled to vote, it will not be considered for purposes of any stockholder vote or the determination of a quorum for such vote, and except upon liquidation it will not be entitled to participate in dividends or other distributions. Any distribution paid to a proposed transferee of Excess Stock prior to the discovery by the Corporation that capital stock has been transferred in violation of the provision of the Corporation's Articles of Incorporation shall be repaid to the Corporation upon demand. The Excess Stock is not treasury stock, but rather constitutes a separate class of issued and outstanding stock of the Corporation. The original transferee- stockholder may, at any time the Excess Stock is held by the Corporation in trust, transfer the interest in the trust representing the Excess Stock to any person whose ownership of shares of Corporation Common Stock exchanged for such Excess Stock would be permitted under the Ownership Limit, at a price not in excess of (i) the price paid by the original transferee-stockholder for the shares of Corporation Common Stock that were exchanged into Excess Stock, or (ii) if the original transferee-stockholder did not give value for such shares (e.g., the shares were received through a gift, devise or other transaction), the average closing price for the class of stock from which such shares of Excess Stock were converted for the ten days immediately preceding such sale or gift. Immediately upon the transfer to the permitted transferee, the Excess Stock will automatically be converted back into shares of Corporation Common Stock from which it was converted. If the foregoing transfer restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the intended transferee of any shares of Excess Stock may be deemed, at the option of the Corporation, to have acted as an agent on behalf of the Corporation in acquiring the Excess Stock and to hold the Excess Stock on behalf of the Corporation.

         In addition, the Corporation will have the right, for a period of 90 days during the time any shares of Excess Stock are held by the Corporation in trust, to purchase all or any portion of the Excess Stock from the original transferee-stockholder at the lesser of (i) the price initially paid for such shares by the original transferee- stockholder, or if the original transferee-stockholder did not give value for such shares (e.g., the shares were received through a gift, devise or other transaction), the average closing price for the class of stock from which such shares of Excess Stock were converted for the ten days immediately preceding such sale or gift, and (ii) the average closing price for the class of stock from which such shares of Excess Stock were converted for the ten trading days immediately preceding the date the Corporation elects to purchase such shares. The 90-day period begins on the date notice is received of the violative transfer if the original transferee-stockholder gives notice to the Corporation of the transfer or, if no such notice is given, the date the Board of Directors determines that a violative transfer has been made.

         These restrictions will not preclude the settlement of any transaction entered into through the facilities of the NYSE or of any other stock exchange on which shares of stock of the Corporation may be listed. The fact that the settlement of any transaction is permitted shall not negate the effect of any other aspect of the Excess Share provision, and any transferee in such a transaction and the shares so transferred shall be subject to all of the other provisions and limitations contained in the Excess Share provision. Each stockholder shall upon demand be required to disclose to the Corporation in writing any information with respect to the direct, indirect and constructive ownership of capital stock as the Board of Directors deems necessary to comply with the provisions of the Code applicable to REITs, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

         As in the case of the Trust, the Board of Directors of the Corporation has determined on the basis of evidence and satisfactory assurances provided by him that the beneficial ownership by Mr. Charles J. Urstadt, Chairman and Chief Executive Officer of the Trust, of the shares of Corporation Common Stock to be issued in the Merger does not jeopardize the qualification of the Corporation as a REIT and, therefore, has determined that the Ownership Limit should not apply to the shares of Corporation Common Stock owned by him. However, the Board of Directors will retain the authority under the Articles of Incorporation to revoke such exemption if it determines that such revocation is necessary to preserve the qualification of the Corporation as a REIT or otherwise in its sole discretion.

         The ownership restrictions contained in the Articles of Incorporation may have the effect of precluding acquisitions of control of the Corporation unless the Board of Directors determines that maintenance of REIT status is no longer in the best interests of the Corporation.

         Meetings of Stockholders: The Declaration of Trust provides for an annual meeting of shareholders to be held each year at such time and at such place as the Trustees or the Bylaws may determine. Special meetings of shareholders may be called by the President or by two Trustees, or, subject to the provisions of any series of Trust

Preferred Shares then outstanding, upon the written request of the holders of 25% of the Trust Common Shares then outstanding and entitled to vote at such meeting.

         The Bylaws of the Corporation provide for annual meetings of stockholders to be held on such day in each year as may be established from time to time by the Board of Directors. Special meetings of stockholders may be called by (i) the Chairman of the Board or the President, (ii) a majority of the Board of Directors or (iii) stockholders entitled to cast at least a majority of the votes entitled to be cast at the meeting.

         Advance Notice of Stockholder Proposals and Director Nominations: Under the Bylaws of the Trust, any shareholder may propose business to be considered at the Annual Meeting of shareholders provided notice thereof is delivered to the principal executive offices of the Trust not less than 40 days prior to the date of the Annual Meeting. Shareholders may also nominate individuals for election as Trustees provided notice thereof (together with relevant personal details of the individual(s) concerned) are submitted in writing to the Secretary of the Trust not less than 60 days prior to the meeting at which the election of Trustees is to be held.

         Under the Corporation's Bylaws, in order to have a stockholder proposal or director nomination considered at an annual meeting of stockholders, stockholders are generally required to deliver certain information concerning themselves and their stockholder proposal or director nomination not less than 75 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting (the "Anniversary Date"); provided, however, that in the event the annual meeting is scheduled to be held on a date more than 30 days before or more than 60 days after the Anniversary Date, notice must be so delivered not later than the close of business on the later of (i) the 75th day prior to the scheduled date of such annual meeting or (ii) the 15th day after public disclosure of the date of such meeting. Failure to comply with such timing and informational requirements will result in such proposal or director nomination not being considered at the annual meeting. The purpose of requiring stockholders to give the Corporation advance notice of nominations and other business, and certain information relating thereto, is to ensure that the Corporation and its stockholders have sufficient time and information to consider any matters that are proposed to be voted on at an annual meeting, thus promoting orderly and informed stockholder voting. Such By-law provisions could have the effect of precluding a contest for the election of directors or the stockholder proposals if the proper procedures are not followed, and of delaying or deferring a third party from conducting a solicitation of proxies to elect its own slate of directors or to have its own proposals approved.

         Action by Consent of Stockholders: The Declaration of Trust provides that any action required or permitted to be taken by shareholders of the Trust may be effected by a consent in writing signed by the holders of all of the outstanding Trust Common Shares entitled to vote on the matter. Similarly, the MGCL and the Company's Articles of Incorporation provide that any action required or permitted to be taken by stockholders of a corporation may be effected by a consent in writing signed by the holders of all of the outstanding shares of Corporation Common Stock entitled to vote on the matter.

         Board of Trustees of the Trust  Compared to Board of  Directors  of the
Corporation: The Declaration of Trust provides that the number of Trustees shall generally be established by the Trustees, provided that there shall be no less than three and no more than fifteen Trustees. Pursuant to the Declaration of Trust, but subject to any contrary provisions of any series of Trust Preferred Shares, a Trustee may be removed, with or without cause, by the vote of the holders of two-thirds of the Trust Common Shares then outstanding and entitled to vote in the election of Trustees. Vacancies in the office of a Trustee may be filled by a written appointment signed by a majority of the Trustees. Trustees are elected for staggered three-year terms.

         The Corporation's Articles of Incorporation provide that the number of Directors of the Corporation initially shall be seven, which number may thereafter be increased or decreased from time to time by the Directors pursuant to the Corporation's Articles of Incorporation or Bylaws; provided, however, that the total number of Directors shall not be fewer than three nor greater than fifteen. The Directors of the Corporation will be divided into three classes to serve staggered terms of three years each.

         The Articles of Incorporation of the Corporation also provide that, subject to the rights, if any, of any series of Corporation Preferred Stock to elect directors and to remove any director whom the holders of any such stock have the right to elect, any director may be removed from office (i) only with cause and (ii) only by the affirmative vote of the holders of at least two-thirds of the outstanding Corporation Common Stock then entitled to vote in the election of directors. The Articles of Incorporation additionally provide that any vacancy occurring on the Board of Directors (other than as a result of the removal of a director) shall be filled solely by a majority of remaining directors, except that a vacancy resulting from an increase in the number of directors shall be filled by a majority of the entire Board of Directors. A vacancy resulting from the removal of a director may be filled by the affirmative vote of a majority of all the votes cast at a meeting of the stockholders called for that purpose.

         The provisions of the Articles of Incorporation relating to the removal of directors and the filling of vacancies on the Board could preclude a third party from removing incumbent directors without cause and simultaneously gaining control of the Board by filling, with its own nominees, the vacancies created by such removal. These provisions also limit the power of stockholders generally, even those with a majority interest in the Corporation, to remove incumbent directors and to fill vacancies on the Board without the support of the incumbent directors.

                  The Declaration of Trust additionally provides that the Trustees may, by a majority vote, appoint a Board of Consultants to provide the Trustees with such advice as the Trustees may request with respect to the performance of their duties as Trustees. The Board of Consultants, however, has no binding authority or power over the Board of Trustees or the Trust. Similar to the Declaration of Trust, the Bylaws of the Corporation also provide for the establishment of a Board of Consultants to provide such advice with respect to the business and affairs of the Corporation as the Directors may request. The Board of Consultants, however, will have no binding authority or power over the Board of Directors or the Corporation.

         Amendment of Constitutional Documents of the Trust and the Corporation:
The Declaration of Trust may generally be amended by the affirmative vote of the holders of not less than a majority of the aggregate number of Trust Common Shares then outstanding and entitled to vote thereon, or by an instrument in writing signed by a majority of the Trustees and the holders of a majority of such Trust Common Shares. The Bylaws of the Trust may be amended or repealed at any meeting of the Trustees by an affirmative vote of a majority of the Trustees.

         Under the Corporation's Articles of Incorporation, the affirmative vote of a majority of the Board of Directors and a majority of those members of the Board of Directors who are "Continuing Directors," as defined below, is required to amend any provision of the Articles of Incorporation. In addition to such vote of the Board of Directors, the affirmative vote of the holders of at least two-thirds of the shares of Corporation Common Stock outstanding and entitled to vote thereon will be required to amend any of the provisions of Article VI (Board of Directors), Article IX (Limitations on Transfer and Ownership),
Article XII (Indemnification), Article XIII (Limitation of Liability), Article XIV (Stockholder Vote Required for Certain Transactions), Article XVI (Amendment of By laws by Directors) and Article XVII (Amendment of Articles). In all other cases, the vote of a majority of the shares of Corporation Common Stock outstanding and entitled to vote thereon is necessary to amend the Corporation's Articles of Incorporation. A "Continuing Director" is defined in the
Corporation's Articles of Incorporation as (i) any member of the Board of Directors who was a duly appointed Director immediately prior to the effective time of the Merger or (ii) another member of the Board of Directors whose nomination for election to the Board of Directors was recommended or approved by vote of a majority of the Directors then in office who are Directors referred to in clause (i) above or this clause (ii).

         The Board of Directors may without a vote of the stockholders, amend the Corporation's Bylaws and the stockholders of the Corporation will not have the power to amend the Corporation's Bylaws.

         These provisions could make it more difficult for stockholders of the Corporation to amend the Corporation's Articles of Incorporation and Bylaws.

         Consolidation, Merger or Sale of Assets: The Declaration of Trust generally does not require shareholder approval of any sale, exchange or other disposition of the assets of the Trust. Any reorganization of the Trust whether through merger or otherwise, whereby the assets of the Trusts are conveyed to any corporation, trust, association or organization in exchange for shares, securities or a beneficial interest therein and pursuant to which the Trust is terminated, does however require the approval of the holders of a majority of the aggregate number of outstanding Trust Common Shares entitled to vote thereon.

         The MGCL generally provides that the Board of Directors of a Maryland corporation must approve a consolidation, merger, share exchange or transfer of all or substantially all of the Corporation's assets not in the ordinary course of business and that the stockholders thereafter must approve such consolidation, merger, share exchange or transfer of assets by a vote of two-thirds of all the votes entitled to be cast on the matter at a meeting of the stockholders, except that the articles of incorporation may provide for a greater or lesser percentage vote, but not less than a majority of all the votes entitled to be cast on the matter. The Corporation's Articles of Incorporation provide that any consolidation, merger, share exchange or transfer of all or substantially all of the assets shall first be approved by the affirmative vote of a majority of the Board of Directors of the Corporation (including a majority of the Continuing Directors) and thereafter shall be approved by a vote of two-thirds of all the votes entitled to be cast on such matter at a meeting of the stockholders.

         These provisions could make it more difficult for the Corporation to enter into any consolidation, merger or sale of assets as described above.

         Dissolution/Termination: The Trust's Declaration of Trust provides that the Trust may be terminated by the affirmative vote of the holders of a majority of the aggregate number of outstanding Trust Common Shares entitled to vote thereon, or by an instrument in writing signed by a majority of the Trustees and the holders of a majority of such Trust Common Shares.

         By comparison, the MGCL generally permits the dissolution of a corporation if approved (i) first by the affirmative vote of a majority of the entire Board of Directors declaring such dissolution to be advisable and directing that the proposed dissolution be submitted for consideration at an annual or special meeting of stockholders, and (ii) upon proper notice being given as to the purpose of the meeting, then by the stockholders of the corporation by the affirmative vote of two-thirds of all the votes entitled to be cast on the matter.

         Limitations on Dissenters' Appraisal Rights: Neither the Declaration of Trust nor any Massachusetts statute contains provisions entitling a shareholder of the Trust who dissents from any action taken with the authorization of a majority or any other vote of the shareholders to receive an appraisal and payment of the fair value for such dissenting shareholder's Trust Common Shares. Massachusetts counsel to the Trust have additionally advised the Board of Trustees that the Trust's shareholders will not be entitled to dissenters' appraisal rights in connection with the Merger whether through Massachusetts statute, common law or otherwise.

         Generally, so long as the shares of the Corporation Common Stock are listed on a national stock exchange, holders of such shares who dissent from certain corporate transactions have no right under the MGCL to an appraisal and payment of the fair value of their shares, except to the limited extent set forth below under "Certain Provisions of Massachusetts and Maryland Law." Absent such listing, as a general matter, the MGCL provides that a dissenting stockholder of a Maryland corporation has the right to demand and receive the fair value of such holder's stock, subject to complying with specified procedures, if the corporation consolidates or merges with, or exchanges its shares for shares of, another corporation, or sells substantially all of its assets, or amends its charter in a way that alters the contract rights expressly set forth in the charter of any outstanding stock and substantially adversely affects the stockholder's rights (unless the corporation reserves the right to make such an amendment in its Articles of Incorporation, in which event stockholders will not be entitled to exercise dissenters' rights in connection with any such amendment). Because the Corporation has reserved the right to amend its Articles of Incorporation in a way which alters the contract rights of holders of any outstanding capital stock, stockholders will not be entitled to exercise dissenter's rights in connection with any such amendment.

         Limitation of Liability and  Indemnification of Trustees and Directors:
Stockholders and directors of a corporation are generally not responsible for its debts and obligations. In contrast, title to the property of a Massachusetts business trust like the Trust is vested in the trustees, and the trustees are personally responsible for the debts and obligations of the trust, although in the specific context of the Trust, the Declaration of Trust provides that (i) the Trustees shall have no such liability unless they are considered to have acted in bad faith or with willful malfeasance, reckless disregard of their duties or gross negligence, or not to have acted in good faith in the reasonable belief that their actions were in the best interests of the Trust, and (ii) the Trustees shall be and are entitled to indemnification from the Trust assets to the extent that they meet such required standards of conduct.

         By comparison, the directors of a Maryland corporation are not generally personally responsible for the debts and obligations of the corporation. In addition, the Corporation's Articles of Incorporation limit the liability for monetary damages of the Corporation's directors and officers to the Corporation and its stockholders to the fullest extent permitted from time to time by the MGCL. The MGCL presently permits the liability of directors and officers to a corporation or its stockholders for monetary damages to be limited, except (i) to the extent that it is proved that the director or officer actually received an improper benefit or profit, for the amount of the benefit or profit actually received, or (ii) if a judgment or other final adjudication is entered in a proceeding based on a finding that the director's or officer's actions or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. This provision does not limit the ability of the Corporation or its stockholders to obtain other relief, such as an injunction or rescission.

         The Corporation's Bylaws require the Corporation to indemnify its directors, officers and certain other parties to the fullest extent permitted from time to time by the MGCL. The MGCL permits a corporation to indemnify its directors, officers and certain other parties against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service to or at the request of the Corporation, unless it is established that the act or omission of the indemnified party was material to the matter giving rise to the proceeding and (i) the act or omission was committed in bad faith or was the result of active and deliberate dishonesty, (ii) the indemnified party actually received an improper personal benefit, or (iii) in the case of any criminal proceeding, the indemnified party had reasonable cause to believe that the act or omission was unlawful.

         It is the position of the SEC that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

         Inspection Rights: The Declaration of Trust provides that shareholders of record shall have the same right to inspect the records of the Trust as a stockholder of a Massachusetts business corporation has with respect to the records of a corporation. Under Massachusetts law, a corporation's stockholders have the right to inspect a corporation's articles of organization, by-laws, records of all meetings of incorporators and stockholders, and stock and transfer records, including the stockholders list.

         Under the MGCL, a corporation's stockholders have the right to inspect and copy during usual business hours the by-laws, minutes of the proceedings of stockholders, annual statements of affairs and voting trust agreements on file at the corporation's principal offices. In addition, any stockholder may request in writing a statement of all stock and securities issued by the corporation during a specified period of not more than twelve months before the date of such request. The MGCL also provides additional inspection rights for stockholders who individually or together are and for at least six months have been stockholders of record of at least 5% of the outstanding stock of any class of the corporation. These rights include (i) the right upon written request to inspect and copy during usual business hours the corporation's books of account and its stock ledger, (ii) the right to require the corporation to produce a statement of affairs verified under oath by an officer that sets forth in reasonable detail the corporation's assets and liabilities of a reasonably current date, and (iii) if the corporation does not maintain the original or duplicate stock ledger at its principal office, the right to obtain from the corporation a list of stockholders setting forth the name and address of each stockholder and the number of shares of each class that the stockholder holds, verified under oath by an officer of the corporation or its transfer agent or registrar.

Certain Provisions of Massachusetts and Maryland Law

         The following summary of certain provisions of Massachusetts and Maryland law does not purport to be complete and is qualified in its entirety by reference to Massachusetts and Maryland law.

         Business Combination: Under the MGCL, certain "business combinations" (including a merger, consolidation, share exchange, or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any person who beneficially owns 10% or more of the voting power of the corporation's shares or an affiliate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation (an "Interested Stockholder") or an affiliate thereof are prohibited for five years after the most recent date on which the Interested Stockholder becomes an Interested Stockholder. Thereafter, any such business combination must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least
(i) 80% of the votes entitled to be cast by holders of outstanding voting shares of the corporation and (ii) two-thirds of the votes entitled to be cast by holders of outstanding voting shares of the corporation other than shares held by the Interested Stockholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the corporation's common stockholders receive a "minimum price" (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares.

         These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the Interested Stockholder becomes an Interested Stockholder or if the corporation elects not to be governed in whole or in part by such provisions by so providing in its original Articles of Incorporation. The Articles of Incorporation of the Corporation provide that these provisions of Maryland law will not apply to (i) the Trust or (ii) any person who as of December 31, 1996, was the beneficial owner of in excess of 20% of the outstanding shares of the Trust or any such person's affiliates or associates. By virtue of this provision of the Articles of Incorporation, the business combination provisions of the MGCL will not apply to combinations of the Corporation with Mr. Charles S. Urstadt, Chairman and Chief Executive Officer of the Trust, or to any of his affiliates or associates. Additionally, the stockholders of a corporation may exempt existing or future Interested Stockholders from the provisions of Maryland law discussed above by adopting an amendment to the Articles of Incorporation by a vote of at least 80% of the votes entitled to be cast by outstanding shares of voting stock of the corporation voting together as a single class, and 66-2/3% of the votes entitled to be cast by persons (if any) who are not Interested Stockholders. Such an amendment may not be effective until 18 months after the vote of stockholders and may not apply to any business combination of the corporation with an Interested Stockholder (or any affiliate of the Interested Stockholder) who became an Interested Stockholder on or before the date of the vote.

         Chapter 110F of the Massachusetts General Law limits the ability of a Massachusetts corporation to engage in business combinations with "interested stockholders" (defined as any beneficial owner of 5% or more of the outstanding voting stock of the corporation) unless, among other things, the corporation's board of directors has given its prior approval to either the business combination or the transaction that resulted in the stockholder becoming an "interested stockholder." The Massachusetts statute does not, however, apply to a Massachusetts business trust of the form and nature of the Trust.

         Control Share Acquisition: The MGCL provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiror or by officers or directors who are employees of the corporation. "Control Shares" are voting shares of stock that, if aggregated with all other shares of stock previously acquired by that person, or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power; (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition of control shares, subject to certain exception.

         A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any meeting of stockholders.

         If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to voting rights, as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of the appraisal rights may not be less than the highest price per share paid in the control share acquisition, and certain limitations and restrictions otherwise applicable to the exercise of dissenters' rights do not apply in the context of a control share acquisition.

         The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or to acquisitions approved or exempted by a corporation's articles of incorporation or by-laws. The Bylaws of the Corporation provide that the control share statute of the MGCL will not apply to any acquisition of stock of the Corporation by any person who, as of December 31, 1996, owned in excess of 20% of the outstanding Trust Common Shares and, by virtue of the Merger, will own the same percentage of Corporation Common Stock. As of December 31, 1996, only Mr. Charles J. Urstadt, Chairman and Chief Executive Officer of the Trust, beneficially owned in excess of 20% of the outstanding Trust Common Shares.

         Chapter 110D of the Massachusetts General Laws also regulates "control share acquisitions," defined as the acquisition of stock in certain "issuing public corporations" organized in Massachusetts that increases the voting power of the acquiror above certain specified levels (i.e. 20%, 33-1/3% and 50%). Again, however, the applicable restrictions do not apply to a Massachusetts business trust of the form and nature of the Trust.

Certain Tax Consequences of the Plan of Reorganization

         General: The Trust believes it has operated, and the Trust (and, subsequent to the Merger, the Corporation) intends to continue to operate, in such a manner as to qualify as a REIT under the Code, but no assurance can be given that it will at all times so qualify.

         The provisions of the Code pertaining to REITs are highly technical and complex. The following is a brief and general summary of certain provisions that currently govern the federal income tax treatment of the Trust and its shareholders and that will equally be applicable to the Corporation and its stockholders. For the particular provisions that govern the federal income tax treatment of a REIT and its shareholders, reference is made to Section 856 through 860 of the Code and the regulations thereunder. The following summary is qualified in its entirety by such reference.

         Under the Code, if certain requirements are met in a taxable year, a REIT generally will not be subject to federal income tax with respect to income that it distributes to its shareholders. If the Trust (or the Corporation) fails to qualify during any taxable year as a REIT, unless certain relief provisions are available, it will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates, which could have a material adverse effect upon its shareholders.

         In any year in which the Corporation qualifies to be taxed as a REIT, distributions made to its stockholders out of current or accumulated earnings and profits will be taxed to stockholders as ordinary income except that distributions of net capital gains designated by the Corporation as capital gain dividends will be taxed as long-term capital gain income to the stockholders. To the extent that distributions exceed current or accumulated earnings and profits, they will constitute a return of capital, rather than dividend or capital gain income, and will reduce the basis for the stockholder's securities with respect to which the distribution is paid or, to the extent that they exceed such basis, will be taxed in the same manner as gain from the sale of those securities.

         Federal Income Taxes: The Board of Trustees intends the Merger to qualify as a "reorganization" within the meaning of the Code, which will result in no recognition of gain or loss to the Trust or to the Corporation or to the shareholders of the Trust. The basis of each shareholder of the Trust in his shares of Corporation Common Stock received in exchange for his Trust Common Shares, and the holding period for such shares of Corporation Common Stock, will be the same as such shareholder's basis in, and holding period for, his Trust Common Shares. The basis and holding period for the properties of the Trust acquired by the Corporation upon the consummation of the Merger will be the same in the hands of the Corporation as they were in the hands of the Trust. The Merger should not adversely affect the ability of the Corporation to continue to qualify as a REIT under the Code.

         As a condition to the consummation of the Merger, Coudert Brothers, as tax counsel to the Trust and to the Corporation, will render an opinion to the Trust and to the Corporation to the effect that the Merger will qualify as a "reorganization" within the meaning of the Code and that for federal income tax purposes the Corporation will be deemed to be the same taxpayer as the Trust. Such opinion will be based on certain factual assumptions and representations of officers of the Trust and the Corporation regarding the Trust, the Corporation and their respective operations. In the event that any of such assumptions or representations are incorrect, the treatment of the Merger as a "reorganization" under the Code may be adversely affected.

         State Taxes: Each shareholder is encouraged to check with his or her own tax advisor to determine whether the tax consequences of the Merger to such shareholder are the same under applicable income tax laws of the state in which such shareholder resides as the tax consequences to such shareholder under the Code.

         The Trust has been advised that certain states exempt business trusts from state franchise or income taxes which are or may be imposed upon corporate entities, such as the Corporation, that own properties in such states. Based upon the current level of activities involving the current properties of the trust, the Board of Trustees does not expect the Trust to incur a material increase in state franchise or income taxes.

         Shareholders are urged to consult their own tax advisors with respect generally to the tax consequences arising under Federal law and the laws of any state, municipality or other taxing jurisdiction, including tax consequences resulting from such shareholder's own tax characteristics and situation.

Vote Required; Dissenters' Rights

         In accordance with the Declaration of Trust, the Plan of Reorganization provides that it is a condition of the Merger that the Plan of Reorganization be approved by the affirmative vote of the holders of not less than a majority of the aggregate number of Trust Common Shares outstanding and entitled to vote at the Annual Meeting. The Trust's shareholders will not be entitled to dissenters' rights of appraisal in connection with the Merger. See "Certain Changes in the Rights of Shareholders resulting from the Plan of Reorganization."

Interest of Certain Persons

         As noted under "ELECTION OF TRUSTEES," Mr. Charles J. Urstadt, Chairman and Chief Executive Officer of the Trust, beneficially owns 1,148,925 Trust Common Shares constituting approximately 20.43% of the outstanding Trust Common Shares. If the Plan of Reorganization is approved and the Merger is consummated, the 1,148,925 Trust Common Shares beneficially owned by Mr. Urstadt will be converted into 1,148,925 shares of Corporation Common Stock, constituting approximately 20.43% of the outstanding shares of Corporation Common Stock currently anticipated to be outstanding at the effective time of the Merger.

         As noted under "Certain Changes in the Rights of Shareholders Resulting from the Plan of Reorganization-- Board of Trustees of the Trust Compared to Board of Directors of the Corporation," the Corporation's Articles of Incorporation provide that directors of the Corporation may only be removed for cause and only upon the vote of the holders of two-thirds of the outstanding shares of Corporation Common Stock. In view of Mr. Urstadt's currently anticipated percentage ownership of the Corporation Common Stock upon consummation of the Merger and, depending upon the number of shares of Corporation Common Stock that are actually voted in connection with any proposal to remove directors for cause, Mr. Urstadt will control a number of shares of Corporation Common Stock that may be sufficient to block any such proposal.

         In addition, as noted under "Certain Changes in the Rights of Shareholders Resulting from the Plan of Recapitalization--Amendment of Constitutional Documents of the Trust and the Corporation; Consolidation, Merger or Sale of Assets," the Corporation's Articles of Incorporation provide that any amendment of certain provisions of the Corporation's Articles of Incorporation and any merger, consolidation or sale of all or substantially all of the assets of the Corporation will require approval of a majority of the Board of Directors of the Corporation (including a majority of those members who are Continuing Directors) and the affirmative vote of the holders of two-thirds of the outstanding shares of Corporation Common Stock. In view of Mr. Urstadt's currently anticipated percentage ownership of the Corporation Common Stock upon consummation of the Merger and, depending upon the number of shares of Corporation Common Stock that are actually voted in connection with any proposal to amend certain provisions ofthe Corporation's Articles of Incorporation or to merge, consolidate or sell all or substantially all of the Corporation's assets, Mr. Urstadt will control a number of shares of Corporation Common Stock that may be sufficient to block any such proposal.

         Further,  as noted  under  "Certain  Provisions  of  Massachusetts  and
Maryland Law," under the MGCL certain business combinations between the Corporation and an Interested Stockholder will require the recommendation of the Board of Directors of the Corporation and the affirmative vote of at least (i) 80% of the outstanding shares of Corporation Common Stock and (ii) two-thirds of the outstanding shares of Corporation Common Stock not held by such Interested Stockholder or its affiliates unless, among other conditions, certain "fair price" and other conditions are met. In view of Mr. Urstadt's currently anticipated percentage ownership of the Corporation Common Stock upon consummation of the Merger, Mr. Urstadt will control a number of shares of Corporation Common Stock sufficient to block any proposal respecting a business combination with an Interested Stockholder unless the "fair price" and other conditions of the MGCL are met.

         Mr. Urstadt and all other Trustees and/or executives of the Trust who in the aggregate hold 1,293,682 Trust Common Shares constituting approximately 23% of the issued and outstanding Trust Common Shares have notified the Board of Trustees of their intention to vote FOR each of Proposals 1 through 4 at the Annual Meeting.


THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE PLAN OF REORGANIZATION

PROPOSAL 2.       ELECTION OF TRUSTEES

         Pursuant to Section 2.2 of the Declaration of Trust, the Trustees are divided into three classes serving three-year terms. Three Trustees, comprising Class III, are to be elected at the 1997 Annual Meeting. Messrs. Robert R. Douglass, George H.C. Lawrence and Charles J. Urstadt have been nominated for election as Trustees to hold office until the year 2000 Annual Meeting and until their successors have been elected and shall qualify. As noted above under "THE PLAN OF REORGANIZATION", if the Plan of Reorganization is approved and the Merger is consummated, the Trustees of the Trust will become the directors of the Corporation serving the same terms and in the same classes with the Corporation as such persons are then serving with the Trust.

                                                     Principal Occupation                                 Trustee         Term
                                                   For the Past Five Years                               Continuous         to
                                                  and Current Directorships                    Age         Since         Expire

                                                           CLASS III
                                               (To be nominated for election by
                                                  holders of Common Shares to
                                                    serve for three years)

Robert R. Douglass(C)...............           Of   Counsel,  Milbank,  Tweed Hadley and        65         1991          2000
                                               McCloy;  Chairman  and  Director,  Cedel;
                                               Retired Vice Chairman and  Director,  The
                                               Chase  Manhattan   Corporation  (1985  to
                                               1993); Executive Vice President,  General
                                               Counsel   and   Secretary,    The   Chase
                                               Manhattan  Corporation  (1976  to  1985);
                                               Trustee,   Dartmouth   College  (1983  to
                                               1993); Chairman, Downtown Lower Manhattan
                                               Association;  Chairman  of  Alliance  for
                                               Downtown  New  York;  Member,   Board  of
                                               Managers,  The New York Botanical Garden;
                                               Director, Business Council for the United
                                               Nations;   Member,   Council  on  Foreign
                                               Relations;  Director,  Gryphone Holdings,
                                               Inc.; Trustee,  Managed Accounts Services
                                               Portfolio Trust.

George H.C. Lawrence(C).............           Chairman,  Chief  Executive  Officer  and        59         1988          2000
                                               President,  Lawrence  Investing  Company,
                                               Inc.  (since  1970);  Director,   Urstadt
                                               Property Company,  Inc.;  Trustee,  Sarah
                                               Lawrence College;  Director,  Westchester
                                               County Association; Senior Vice President
                                               and Director, Kensico Cemetery; Director,
                                               CLX Energy.


                                          -25-






Charles J. Urstadt(E)...............           Chairman  of the  Board of  Trustees  and        68         1975         2000
                                               Chief  Executive  Officer  of  the  Trust
                                               (since   September    1989);    Chairman,
                                               President and Director,  Urstadt Property
                                               Company,  Inc. (a real estate  investment
                                               corporation);   Trustee  Emeritus,   Pace
                                               University;    Director,   Putnam   Trust
                                               Company; Trustee, Teacher's Insurance and
                                               Annuity Association.



     Terms of office of the four Trustees  named below will  continue  until the Annual Meeting in the years indicated.


                                                     Principal Occupation                                 Trustee         Term
                                                   For the Past Five Years                               Continuous        to
                                                  and Current Directorships                    Age         Since         Expire

                                                            CLASS I
                                               (Term of Office Expires in 1998)

E. Virgil Conway(C)(E)                         Chairman,   Metropolitan   Transportation        67         1989         1998
                                               Authority (since 1995);  Former Chairman,
                                               Financial  Accounting  Standards Advisory
                                               Council (1992-1995); Financial Consultant
                                               and  Corporate  Director  (since  January
                                               1989);   Chairman   and   Director,   The
                                               Seamen's    Bank   for    Savings,    FSB
                                               (1969-1989), Trustee, Consolidated Edison
                                               Company  of  New  York,  Inc.;  Director,
                                               Union   Pacific   Corporation;   Trustee,
                                               Phoenix Home Life Mutual Funds;  Trustee,
                                               Atlantic   Mutual   Insurance    Company;
                                               Director,  Centennial  Insurance Company;
                                               Director,    Trism,    Inc.;    Director,
                                               AccuHealth,   Inc.;  Chairman,  New  York
                                               Housing      Partnership      Development
                                               Corporation;  Vice  Chairman,  Academy of
                                               Political    Science;    Trustee,    Pace
                                               University.



                                                      -26-





                                                     Principal Occupation                                 Trustee         Term
                                                   For the Past Five Years                               Continuous        to
                                                  and Current Directorships                    Age         Since         Expire

                                                           CLASS II
                                               (Term of Office expires in 1999)

Peter Herrick(A)(E).................           Retired  Vice  Chairman  (1990-1992)  and        69         1990         1999
                                               Director, The Bank of New York; President
                                               and Chief Operating Officer,  The Bank of
                                               New York  (February  1982 to June  1990);
                                               President and  Director,  The Bank of New
                                               York  Company,  Inc.  (February  1984  to
                                               March  1992);   Member,  New  York  State
                                               Banking  Board (June 1990 to April 1993);
                                               Director, BNY Hamilton Funds.

Paul D. Paganucci(A)................           Chairman,  Ledyard  National  Bank (since        65         1984         1999
                                               April  1991);  Chairman of the  Executive
                                               Committee of W.R.  Grace & Co. (July 1989
                                               to March 1991); Vice Chairman, W.R. Grace
                                               &  Co.  (November  1986  to  July  1989);
                                               Executive  Vice  President,  W.R. Grace &
                                               Co.  (January  1986  to  November  1986);
                                               formerly Vice  President and Treasurer of
                                               Dartmouth  College (July 1977 to December
                                               1985); Director, Filene's Basement, Inc.;
                                               Director,   Allmerica  Securities  Trust,
                                               Inc.; Director, IGI, Inc.; Trustee, Colby
                                               College; Director, The Grace Institute.

James O. York(A)....................           Real  Estate   Counselor   (since  1988);        68         1979         1999
                                               Retired  in  1987 as  President  of R. H.
                                               Macy  Properties  Division  and as Senior
                                               Vice  President and Director of R.H. Macy
                                               Co.,  Inc.;  Trustee,  The  International
                                               Council of Shopping Centers Education and
                                               Research Foundation;  Trustee,  Corporate
                                               Property Investors.


----------------------------------

(A)  Member of Audit committee
(C)  Member of Compensation Committee
(E)  Member of Executive Committee

     During the fiscal year ended October 31, 1996, the Trustees held 4 meetings. The Trustees have three standing committees: an Audit Committee, an Executive Committee and a Compensation Committee. Each Trustee attended at least 75% of the aggregate total number of meetings held during the fiscal year by the Trustees and by all committees of which such Trustee is a member.

     The Audit Committee held 2 meetings during the fiscal year ended October 31, 1996. The Audit Committee recommends to the Trustees the independent public accountants to be engaged by the Trust, reviews with the Trust's independent public accountants and management of the Trust's internal accounting procedures and controls, and reviews with the Trust's independent public accountants the scope and results of the auditing engagement. Messrs. Paul D. Paganucci, Peter Herrick and James O. York are the current members of the Audit Committee.

     The Executive Committee held no meetings during the fiscal year ended October 31, 1996. In general, the Executive Committee may exercise such powers of the Trustees between meetings of the Trustees as may be delegated to it by the Trustees (except for certain powers of the Trustees which may not be delegated). Messrs. E. Virgil Conway, Peter Herrick and Charles J. Urstadt are the current members of the Executive Committee.

     The Compensation Committee, which makes recommendations to the Trustees concerning compensation and administers the Trust's Stock Option Plan and, if approved by shareholders, the Restricted Stock Plan (see Proposal 3), held 2 meetings during the fiscal year ended October 31, 1996. Messrs. E. Virgil Conway, George H.C. Lawrence and Robert R. Douglass are the current members of the Compensation Committee.

     The Trustees do not have a nominating committee but act as a group on such matters.

         Section 16(a) Beneficial Ownership Reporting Compliance. Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Trustees and officers, and persons who own more than 10% of a registered class of the Trust's equity securities, to file initial reports of ownership and reports of changes in ownership of such equity securities with the SEC. Such persons are also required by SEC regulations to furnish the Trust with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Trust, or written representations that no Forms 5 were required, the Trust believes that, with respect to the period from November 1, 1995 through October 31, 1996, its Trustees, officers and greater than 10% beneficial owners complied with all Section 16(a) filing requirements.

     At the Annual Meeting, the shareholders of the Trust will be requested to elect three Trustees, comprising Class III. The affirmative vote of the holders of not less than a majority of the Trust Common Shares entitled to vote and be present, in person or by properly executed proxy, at the Annual Meeting will be required to elect a Trustee.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE NOMINEES FOR ELECTION AS TRUSTEES.

Security Ownership of Certain Owners and Management

     The following tables set forth certain information as of January 27, 1997 available to the Trust with respect to the shares of the Trust (i) held by those persons known to the Trust to be the beneficial owners (as determined under the rules of the SEC) of more than 5% of the Trust's Common Shares then outstanding and (ii) held by each of the Trustees, each of the executive officers named in the Summary Compensation Table below, and by all of the Trustees and executive officers as a group:


                                               5% BENEFICIAL OWNERS


                      Name and Address                                   Common Shares                    Percent
                     of Beneficial Owner                               Beneficially Owned                of Class
                     -------------------                               ------------------                --------

Charles J. Urstadt(1)........................................              1,148,925                      20.43%
HRE Properties
321 Railroad Avenue
Greenwich, Connecticut  06830

Countryside Square Limited Partnership(2)....................               600,000                       10.67%
c/o HRE Properties
321 Railroad Avenue
Greenwich, Connecticut  06830

Grace & White, Inc. (3)                                                     291,400                        5.18%
515 Madison Avenue
Suite 1700
New York, New York 10022



----------------------------------

(1) Of these shares, 15,000 are owned by Urstadt Property Company, Inc., a company of which Mr. Urstadt is the president, a director and a principal stockholder, 900,000 shares are owned by two irrevocable trusts established for Mr. Urstadt's children and 40,000 shares are owned by Elinor Urstadt, Mr. Urstadt's wife. The figure excludes 98,750 shares issuable upon exercise of options which are not currently exercisable and will not become exercisable within 60 days, and includes 145,000 shares issuable upon exercise of options exercisable within 60 days. See "Compensation and Transactions with Management and Others" below. Also excludes 25,000 cash appreciation rights, all of which are exercisable within 60 days.

(2) Pursuant to the terms of a Limited Partnership Agreement of Countryside Square Limited Partnership (the "Partnership") dated as of November 22, 1996 (the "Partnership Agreement") by and among the Trust, as general partner, and the limited partners signatory thereto, the limited partners contributed to the capital of the Partnership the 600,000 Trust Common Shares previously held by such limited partners. As the general partner of the Partnership, the Trust may be deemed to beneficially own the 600,000 Trust Common Shares held by the Partnership.

(3) Based upon information contained in a Schedule 13G filed with the SEC on February 14, 1996.


                              TRUSTEES AND OFFICERS

                                       Common Shares                  Percent
Name                                   Beneficially Owned             of Class


Charles J. Urstadt                       1,148,925(1)                 20.43%
Willing L. Biddle                           18,200(7)                   *
E. Virgil Conway                         11,500(2)(3)                   *
Robert R. Douglass                        7,600(3)(8)                   *
Peter Herrick                            17,000(2)(3)                   *
George H.C. Lawrence                    24,400(3)(10)                   *
Paul D. Paganucci                         7,000(2)(3)                   *
James O. York                             6,100(2)(3)                   *

James R. Moore                           34,041(4)(6)                   *
Raymond P. Argila                        19,916(4)(5)                   *
Trustees and executive officers
  as a group (10 persons)                1,293,682(9)                 23.0%



----------------------------------
         *        Less than 1%

(1) Includes 15,000 shares owned by Urstadt Property Company, Inc., 900,000 Common Shares owned by two irrevocable trusts established for Mr. Urstadt's adult children, 40,000 Common Shares owned by Elinor Urstadt, Mr. Urstadt's wife. Excludes 101,375 Common Shares issuable upon exercise of options which are not currently exercisable and will not become exercisable within 60 days, and includes 193,125 Common Shares issuable upon exercise of options exercisable within 60 days. Also excludes 25,000 cash appreciation rights all of which are exercisable within 60 days. See "Compensation and Transactions with Management and Others" below.

(2) Includes 5,000 Common Shares issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days. See "Compensation and Transactions with Management and Others" below.

(3) Excludes 1,000 shares issuable upon exercise of options which are not currently exercisable and will not become exercisable within 60 days.

(4) Represents Common Shares issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days. See "Compensation and Transactions with Management and Others" below.

(5) Excludes 11,750 Common Shares issuable upon exercise of options which are not currently exercisable and will not become exercisable within 60 days.

(6) Excludes 15,125 Common Shares issuable upon exercise of options which are not currently exercisable and will not become exercisable within 60 days.

(7) Includes 5,500 Common Shares issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days. Excludes 13,500 Common Shares issuable upon exercise of options which are not currently exercisable and will not become exercisable within 60 days. Mr. Biddle is the son-in-law of Mr. Urstadt.

(8) Includes 4,000 Common Shares issuable upon exercise of options which are currently exercisable or will become exercisable within 60 days. See "Compensation and Transactions with Management and Others" below.

(9) Excludes 147,750 Common Shares issuable upon exercise of options which are not currently exercisable and will not become exercisable within 60 days, but includes 277,582 Common Shares issuable upon exercise of options which are exercisable within 60 days. Also excludes 25,000 cash appreciation rights all of which are exercisable within 60 days.

(10) Includes 1,000 Common Shares issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days.

COMPENSATION AND TRANSACTIONS WITH MANAGEMENT AND OTHERS

Executive Officer Compensation

         There is set forth below information concerning the annual and long-term compensation paid by the Trust during each of the three years ended October 31, 1996 to those persons who were, at October 31, 1996 (i) the chief executive officer and (ii) the three other most highly compensated executive officers of the Trust constituting the only persons who were serving as executive officers at such date.

                                            SUMMARY COMPENSATION TABLE

                                                                                Long-Term Compensation
                               Annual Compensation                                  Awards/Payouts
---------------------------------------------------------------------------  ------------------------------
                                                                                          All
                                                                                         Other
                                                                               #          Com-
                                                                             Options/    pens-
Name and Principal Position      Year        Salary       Bonus      Total      SARs    ation*    Total

Charles J. Urstadt,              1996         $240,000    $50,000   $290,000   52,000   $7,500   $297,500
   Chief Executive Officer       1995         $225,000    $40,000   $265,000   50,000   $7,500   $272,500
                                 1994         $215,000    $20,000   $235,000   50,000   $7,500   $242,500

Willing L. Biddle,               1996         $146,250    $15,000   $161,250    9,500   $7,500   $168,750
   President                     1995         $100,813    $10,000   $110,813    5,000   $5,541   $116,354
                                 1994         $ 80,732    $ 3,500   $ 84,232    3,250   $4,213   $ 88,445

James R. Moore,                  1996         $147,292    $15,000   $162,292    8,500   $7,500   $169,792
   Executive Vice                1995         $138,813    $10,000   $148,813    7,000   $7,440   $156,253
   President                     1994         $132,415    $ 6,500   $138,915    6,500   $6,946   $145,861

Raymond P. Argila,               1996         $131,167    $10,000   $141,167    6,000   $7,058   $148,225
   Senior Vice                   1995         $126,073    $ 5,000   $131,073    6,000   $6,554   $137,627
   President                     1994         $121,115    $ 4,500   $125,615    5,500   $6,280   $131,895


-------------------------

* Discretionary contribution by the Trust to the Trust's Profit Sharing and Savings Plan (the "401(k) Plan") allocated to an account of the named executive officer.

     Trustee Compensation

     Other than Mr. Urstadt, each Trustee is entitled to an annual retainer of $15,000 and compensation of $ 1,000 for each Trustee meeting and each committee meeting attended. Trustees may elect to defer payment of any Trustee fees until they leave office. The Trust paid annual interest of 7.5% on deferred Trustee fees during the fiscal year ended October 31, 1996 and currently accrues 7.5% annual interest on deferred Trustee fees.


     Excess Benefit and Deferred Compensation Plan

     Effective November 1, 1995, the Trustees adopted the HRE Properties Excess Benefit and Deferred Compensation Plan, a non-qualified deferred compensation plan. The Plan is intended to provide eligible employees with benefits in excess of the amounts which may be provided under the Trust's tax-qualified Profit Sharing and Savings Plan, a 401(K) plan, and to provide such employees with the opportunity to defer receipt of a portion of their compensation. Participation is limited to those employees who earn above the limit on compensation under the Trust's Profit Sharing and Savings Plan, currently $160,000.

     Under the Plan, a participant is credited with an amount equal to the contributions which would have been credited to the participant if the $160,000 compensation limitation under the Profit Sharing and Savings Plan did not apply. Amounts credited under the Plan vest under the same rules as under the Profit Sharing and Savings Plan. In addition, each Participant may elect to defer the receipt of a portion of his or her compensation until a later date. Amounts credited under the Plan are increased with interest at a rate set from time to time by the Compensation Committee. In the event of a change of control (as defined in the Plan), the Compensation Committee may in its discretion accelerate the vesting of benefits under the Plan.


     Change of Control Agreements

     The Trust has agreements with each of its officers, including Messrs. Urstadt, Biddle, Moore and Argila under which, in certain circumstances following a Change of Control of the Trust (as defined in such agreements), the Trust would pay severance benefits to such persons. If, within 18 months following the Change of Control, the Trust terminates the executive's employment other than for cause, or if the executive elects to terminate his employment with the Trust for reasons specified in the agreement, the Trust will make a severance payment equal to a portion of such person's base salary, together with medical and other benefits during such period. The severance payments range from 6 months' to 12 months' salary, plus benefits. Messrs. Urstadt, Biddle, Moore and Argila would each receive a severance payment equal to their respective twelve month salaries plus benefits. The salaries of Messrs. Urstadt, Biddle, Moore and Argila are currently $250,000, $185,000, $160,000 and $137,000 respectively. Each of such agreements has an indefinite term.

     Stock Options

     Under the Trust's Stock Option Plan ("Plan"), 453,665 shares of the Trust's authorized but unissued Common Shares are reserved for issuance upon the exercise of options or stock appreciation rights which have been or may be granted under the Plan. The persons eligible to participate in the Plan are such key employees of the Trust as may be selected from time to time by the Compensation Committee in its discretion, as well as non-employee Trustees. The Plan provides that each Trustee who is not a full-time employee or former full-time employee of the Trust will automatically be awarded options covering 1,000 shares on April 1 of each year. The Plan is administered by the Compensation Committee.
                         -33-

     The following table sets forth, for the executive officers named in the Summary Compensation Table, information regarding individual grants of stock options and stock appreciation rights ("SARs") made under the Plan in the fiscal year ended October 31, 1996.

                                       OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                   Individual Grants                                  Grant Date Value
                              --------------------------------------------------------------  -----------------------------
                                                % of Total
                                                 Options/
                                                   SARs
                               Options/         Granted to
                                 SARs            Employees        Exercise or
                               Granted *         in Fiscal        Base Price       Expiration        Grant Date
Name                              (#)              Year             ($/sh)            Date          Present Value ($) **
----                            -------          --------         ----------        --------        -----------------

Charles J. Urstadt              25,000             30.40%           $13.75          11/08/05             $43,750
                                27,000             32.83%           $15.38          06/12/06             $59,670

Willing L. Biddle                3,500              4.26%           $13.75          11/08/05             $ 6,125
                                 6,000              7.29%           $15.38          06/12/06             $13,260

James R. Moore                   3,500              4.26%           $13.75          11/08/05             $ 6,125
                                 5,000              6.08%           $15.38          06/12/06             $11,050

Raymond P. Argila                3,000              3.65%           $13.75          11/08/05             $ 5,250
                                 3,000              3.65%           $15.38          06/12/06             $ 6,630


*        All options  granted  during the past fiscal year vest over four years.
         No options granted during the past fiscal year were granted with related stock appreciation rights.

** Based on the Black-Scholes option pricing model adapted for use in valuing executive stock options. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The estimated values under that model are based on arbitrary assumptions as to variables such as interest rates, stock price volatility and future dividend yield.

         The Compensation Committee has authorized loans to finance the exercise of incentive stock options granted to executive officers. The loans have a five-year term. subject to extension at the discretion of the Compensation Committee, bear interest at the Base Rate of The First National Bank of Boston and are secured by a pledge of the related shares. The loans become due on termination of employment by the Trust, but are automatically extended for seven months following termination of employment other than for cause, and for 13 months following termination of employment occurring after a Change of Control of the Trust.

         The following table sets forth, for the executive officers named in the Summary Compensation Table, information concerning the fiscal year-end value of unexercised options and SARS. No Common Shares of the Trust were acquired by such executive officers through the exercise of options in fiscal 1996.


AGGREGATE NUMBER OF OPTIONS/SAR EXERCISED IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                              Value of
                                      Number of              Unexercised
                                     Unexercised            In-The-Money
                                    Options/SARs            Options SARS
                                    at FY-End (#)           at FY-End ($)
                                    -------------           -------------
                                    Exercisable/            Exercisable/
Name                                Unexercisable           Unexercisable
----                                -------------           -------------

Charles J. Urstadt                  193,125/101,375        $449,922/$42,266
Willing L. Biddle                     5,500/ 13,500        $  4,804/$ 8,602
James R. Moore                       34,041/ 15,125        $ 51,513/$10,547
Raymond P. Argila                    19,916/ 11,750        $ 50,794/$ 9,141


           REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         The Board of Trustees Compensation Committee, which is composed of three independent outside Trustees, is responsible for making recommendations to the Board concerning compensation and for administering the Trust's Stock Option Plan. The Compensation Committee considered a variety of factors and criteria in arriving at its recommendations for compensation of the Trust's executive officers for fiscal 1996.

         The Committee believes that compensation should be structured so as to provide incentives to the Trust's officers to enhance the long-term profitability of the Trust. Thus, in making its recommendations regarding compensation, the Committee attempts to align the financial interests of the Trust's executive officers with those of its shareholders.

         Options to purchase the Trust's Common Shares are a key element in the Trust's compensation program. Since the Trust's Stock Option Plan provides for a one-year waiting period before options may be exercised and an exercise price of the Trust's Common Shares at fair market value as of the date of grant, executive officers benefit from options only when the share price increases. As a result, options help to motivate executives by providing incentives tied to shareholder goals. The Committee determined that it was advisable to consider the grant of options twice a year, so as to provide a more immediate incentive to loyal employees and align more closely the award of options to job performance.

         In evaluating the potential long-term profitability of the Trust and making its fiscal 1996 compensation recommendations, the Committee considered stock price, projected and actual cash flow, leasing activities, new acquisitions and other factors in arriving at its conclusions. The Committee decided to grant options pursuant to the Trust's Stock Option Plan to purchase the Trust's Common Shares to certain executive officers which the Committee believed would provide such officers with a direct incentive to improve the Trust's profitability and, consequently, shareholder value.

         The Committee believes that the continued focus by the Chief Executive Officer on financing, acquisitions and sales, leasing and cost containment, in the face of a highly competitive market, warrants special recognition and that such focus will position the Trust for potential long-term profitability as this strategy matures. In light of the leadership by Mr. Urstadt during 1996 in all areas of management including particularly increasing leasing. and undertaking acquisitions, and sales which has resulted in a 12% improvement in cash flow in fiscal 1996, the Committee decided to award Mr. Urstadt options to purchase 52,000 of the Trust's Common Shares. The Committee believes that the Chief Executive Officer should be able to profit directly from future increases in the value of the Trust's Common Shares which endures to the benefit of all shareholders.

         The Committee compared the annual compensation of Mr. Urstadt with that of Chief Executive Officers of other REITs in the comparable size category of the Trust and determined that Mr. Urstadt's current salary was lower than the mean annual salary of such other Chief Executive Officers. Therefore, the Committee decided that an increase in Mr. Urstadt's annual salary to $250,000 was advisable and awarded him a bonus of $50,000 in view of the Trust's continued improved operating performance.

                              Compensation Committee
                              E. Virgil Conway, Chairman
                              George H.C. Lawrence
                              Robert R. Douglass

                                OTHER INFORMATION

PERFORMANCE GRAPH

         The following graph compares, for the five-year period ended October 31, 1996, the Trust's cumulative total return to its shareholders with the returns for the NAREIT All REIT Total Return Index published by the National Association of Real Estate Investment Trusts (NAREIT) and for the S&P 500 Index for the same period.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
      AMONG HRE PROPERTIES, THE S&P 500 INDEX AND THE NAREIT ALL-REIT INDEX

























* $100 INVESTED ON 10/31/91 IN STOCK OR INDEX-INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING OCTOBER 31.

PROPOSAL 3.       APPROVAL OF THE RESTRICTED STOCK PLAN

         The Compensation Committee of the Board of Trustees (the "Compensation Committee") has proposed the adoption of the Restricted Stock Plan by which certain key management personnel of the Trust, as selected by the Compensation Committee, will be granted restricted stock awards, generally on such terms and conditions as the Compensation Committee may determine. If the Restricted Stock Plan is approved and the Plan of Reorganization is approved and the Merger is consummated, the Trust and the Corporation will take such action as may be necessary to provide that all rights under the Restricted Stock Plan to receive grants of Trust Common Shares will become substantially identical rights to receive grants of Corporation Common Stock on substantially identical terms and conditions as set forth in the Trust's Restricted Stock Plan.

PRINCIPAL PURPOSE OF THE RESTRICTED STOCK PLAN

         The principal purpose of the Restricted Stock Plan is to promote the long-term growth of the Trust by attracting, retaining and motivating key management personnel possessing outstanding ability and to further the identity of the interests of such personnel with those of the Trust's shareholders through stock ownership opportunities.

SUMMARY OF THE RESTRICTED STOCK PLAN

         The Restricted Stock Plan is set forth in its entirety as Exhibit B to this Proxy Statement/Prospectus. The information set forth below is only a summary of its principal provisions and is qualified in its entirety by Exhibit B.

         Grant of Restricted Stock Awards. The Compensation Committee will be authorized to grant restricted stock awards up to an aggregate of 250,000 Trust Common Shares. The participants eligible to receive the restricted stock awards will be selected by the Compensation Committee, in its discretion, from management personnel who are considered to have significant responsibility for the growth and profitability of the Trust.

         Principal Terms and Conditions of Restricted Stock Awards. Each restricted stock award will be evidenced by a written agreement, executed by both the relevant participant and the Trust, setting forth all the terms and conditions applicable to such award as determined by the Compensation Committee. Such terms and conditions shall include (i) the length of the restricted period of the award, (ii) the restrictions applicable to the award, including (without limitation) the employment status rules governing forfeiture, and the prohibition against the sale, assignment, transfer, pledge or other encumbrance of the restricted stock during the restricted period, and (iii) the eligibility to share in dividends and other distributions paid to the Trust's shareholders during the restricted period.

         Lapse of Restrictions. If the employment of a participant shall be terminated prior to the lapse of the restricted period by reason of death or disability, the restrictions shall lapse on such date. If the employment of a participant shall be terminated prior to the lapse of the restricted period by reason of retirement, the restricted period will continue as if that participant had remained in the employment of the Trust.

         The Compensation Committee will have the authority to accelerate the time at which the restrictions may lapse whenever it considers that such action is in the best interests of the Trust and of its shareholders, whether by reason of changes in tax laws or otherwise. Restrictions will lapse immediately upon a "change in control" (as defined in the Restricted Stock Plan) of the Trust.

         Tax Consequences. The Trust will be required to withhold taxes to comply with Federal and state laws applicable to the value of restricted shares when they are released from risk of forfeiture.

         Upon the lapse of the applicable restrictions, the value of the restricted stock will be taxable to the relevant participant as ordinary income and deductible by the Trust. At the Compensation Committee's discretion, an arrangement may be made by the Trust to assist the relevant participant in meeting withholding taxes imposed by Federal and state authorities.

         Compliance with SEC Requirements. No certificates for Trust Common Shares shall be executed and delivered to participants under the Restricted Stock Plan until the Trust shall have taken all such action as may be required in connection therewith to comply with the provisions of the Securities Act, the Securities Exchange Act and applicable SEC requirements.

         The affirmative vote of the holders of not less than a majority of the Trust Common Shares entitled to vote and be present, in person or by properly executed proxy, at the Annual Meeting will be required to approve the Restricted Stock Plan.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE RESTRICTED STOCK PLAN.


PROPOSAL 4.     RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS OF THE TRUST

         Arthur Andersen LLP, independent auditors, provided auditing services to the Trust during the fiscal year ended October 31, 1996. The Trustees have, subject to ratification by the shareholders of the Trust, appointed Arthur Andersen to audit the financial statements of the Trust for the ensuing fiscal year and recommend to the shareholders that such appointment be ratified. Representatives of Arthur Andersen LLP will be present at the Annual Meeting, with the opportunity to make a statement if they so desire. Such representatives will also be available to respond to appropriate questions.

         The affirmative vote of the holders of not less than a majority of the Trust Common Shares present, in person or by properly executed proxy, at the Annual Meeting will be required to ratify the appointment of Arthur Andersen LLP as independent auditors of the Trust. If the Plan of Reorganization is approved and the Merger is consummated, the appointment of Arthur Andersen LLP as independent auditors of the Trust will constitute the appointment of such firm as the independent auditors of the Corporation for the ensuing fiscal year.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS OF THE TRUST


                  SOLICITATION OF PROXIES AND VOTING PROCEDURES

         The cost of soliciting proxies will be borne by the Trust. In addition to solicitation by mail, solicitations may also be made by personal interview, facsimile transmission or telephone. Trustees and officers of the Trust may participate in such solicitation and will not receive additional compensation for such services. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding of proxy solicitation material to beneficial owners of Trust Common Shares and the Trust will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith. To assure the presence in person or by proxy of the largest number of shareholders possible, D.F. King & Company has been engaged to solicit proxies on behalf of the Trust. It is anticipated that D.F. King & Company will be paid a fee of $7,500 for its services.

         The presence, either in person or by properly executed proxy, of a majority of the outstanding Trust Common Shares is necessary to constitute a quorum at the Annual Meeting. Each of the Trust Common Shares outstanding on the Record Date is entitled to one vote. An automated system administered by the Trust's transfer agent tabulates the votes. Shares that reflect abstention or "broker non-votes" (i.e., shares represented at the meeting held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and the broker or nominee does not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting.

         The Plan of Reorganization requires the affirmative vote of a majority of the Trust Common Shares outstanding on the Record Date. Abstentions and broker non-votes will thus be the equivalent of negative votes with respect to the Plan of Reorganization.

         The election of the Trustees, the approval of the Restricted Stock Plan and the ratification of the appointment of the Trust's auditors each requires the affirmative vote of a majority of the Trust Common Shares entitled to vote and present, in person or by properly executed proxy, at the Annual Meeting. Abstentions will thus be the equivalent of negative votes and broker non-votes will have no effect with respect to such proposals, as any Trust Common Shares subject to broker non-votes will not be present and entitled to vote with respect to any proposal to which the broker non-vote applies.

         Each of the Proposals presented to the shareholders of the Trust at the Annual Meeting is being presented as a separate and independent proposal and no Proposal is conditioned upon adoption or approval of any other Proposal. Shareholders of the Trust will not have any dissenters' rights of appraisal in connection with the vote upon the Plan of Reorganization.

                                  LEGAL MATTERS

         The validity of the Common Stock to be issued by the Corporation under Maryland law, and certain related matters, will be passed upon for the Trust by Miles & Stockbridge, a professional corporation.

                                  OTHER MATTERS

         The Trustees know of no other business to be presented at the Annual Meeting. If other matters properly come before the meeting in accordance with the Declaration of Trust, the persons named as proxies will vote on them in accordance with their best judgment.

         Proposals of shareholders intended to be presented to the Trust's Annual Meeting of Shareholders to be held in 1998 must be received by the Trust by September 22, 1997. Such proposal must also comply with the requirements as to form and substance established by the SEC for such proposals to be included in the proxy statement.

         The Declaration of Trust provides that the name "HRE Properties" refers to the trustees under the Declaration collectively as trustees, but not as individuals or personally; and no trustee, shareholder, officer or agent of HRE Properties shall be held to any personal liability; nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of said HRE Properties, but the trust estate only shall be liable.

         You are urged to complete, date, sign and return your Proxy Card promptly to make certain your Shares will be voted at the Annual Meeting, even if you plan to attend the meeting in person. If you desire to vote your Shares in person at the meeting, your proxy may be revoked. For you convenience in returning the Proxy Card, a pre-addressed and postage paid envelope has been enclosed.

                             YOUR PROXY IS IMPORTANT
                       WHETHER YOU OWN FEW OR MANY SHARES.

            Please date, sign and mail the enclosed Proxy Card today.

                                    EXHIBIT A

                             PLAN OF REORGANIZATION

         THIS PLAN OF REORGANIZATION, is made as of the 30th day of December 1996, between HRE PROPERTIES, INC., a Maryland corporation (the "Corporation"), and HRE PROPERTIES, a Massachusetts business trust (the "Trust").

                                   WITNESSETH:

         WHEREAS, the Corporation is a corporation organized and existing under the laws of the State of Maryland, with an authorized capital consisting of 70,000,000 shares of common stock, par value $.01 per share (the "Common Stock"), 20,000,000 shares of undesignated preferred stock, par value $.01 per share, and 10,000,000 of "Excess Stock" (as defined in the Articles of Incorporation of the Corporation), of which 1,000 shares of Common Stock, constituting all of the issued and outstanding shares of capital stock of the Corporation, are owned by the Trust;

         WHEREAS, the Trust is a business trust organized and existing under the laws of the Commonwealth of Massachusetts, and has authorized an unlimited number of common shares of beneficial interest, without par value (the "Shares"), of which 5,346,081 Shares are issued and outstanding; and

         WHEREAS, Section 10.4 of the Trust's Declaration of Trust, as amended (the "Declaration of Trust"), provides that the Board of Trustees of the Trust (the "Board of Trustees") may direct the organization of a corporation or other business organization into which the Trust, if permitted by law, may merge or which shall take over the Trust Property (as defined in the Declaration of Trust) and carry on the affairs of the Trust, and that, after receiving an affirmative vote of the holders of not less than a majority of the aggregate number of the Shares then outstanding and entitled to vote thereon at a meeting of shareholders called for the purpose, and subject to receipt of an opinion of counsel the substance of which is set forth in Section 10.4, the Trustees may thereupon effect such merger or may sell, convey and transfer the property of the Trust to such corporation or other business organization in exchange for shares or securities of such transferee and the assumption by such transferee of the liabilities of the Trust and thereupon terminate the Trust and deliver such shares or other securities to shareholders of the Trust in accordance with the terms of the merger or other agreement governing the transaction; and

         WHEREAS, the Trustees have been advised by counsel that a merger of a Massachusetts business trust such as the Trust into a Maryland corporation is specifically permitted by Section 3-102(a)(2) of the Maryland General Corporation Law ("MGCL") and that there is no provision of Massachusetts law that prohibits such a merger, and have accordingly determined that such a merger is permitted by law and is consistent with the aforesaid provisions of Section
10.4 of the Declaration of Trust; and

         WHEREAS, the Board of Trustees and the Board of Directors of the Corporation (the "Directors") have each determined that the Trust and the Corporation be merged into a single corporation, with the Corporation being the surviving entity, on the terms and conditions set forth herein, but subject to the prior authorization of both the holders of a majority of the outstanding Shares and of the sole stockholder of the Corporation, all under and pursuant to the Declaration of Trust and the MGCL.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, for the purpose of prescribing the terms and conditions of the merger, the parties hereto agree as follows:


                             I. TERMS AND CONDITIONS

         1.1 Merger. At the Effective Date (as defined in Section 2), the Trust shall be merged with and into the Corporation (the "Merger"), the Corporation shall be the surviving entity, and the Trust shall terminate.

         1.2 Successor. At and from the Effective Date, the Corporation shall succeed to all of the rights, powers and property of the Trust and shall be liable for all the liabilities, debts and obligations of the Trust, in the manner of and as more fully set forth in Section 3-114 of the MGCL. The Articles of Merger evidencing the Merger shall also constitute and evidence the sale, conveyance, transfer and assignment of all Trust Property (as defined in the Declaration of Trust) to the Corporation and the Corporation's assumption of all of the liabilities, debts and obligations of the Trust, including without implied limitation, obligations to indemnify persons who are or may be entitled to indemnification under Article 5 of the Declaration of Trust to the extent that such persons are entitled to indemnification under such Article.

         1.3 Conversion of Shares of the Trust. At the Effective Date, by virtue of the Merger and without any action on the part of the holder thereof, each Share outstanding immediately prior thereto shall be converted into one fully paid and non-assessable share of the Common Stock of the Corporation and, until further action by the Directors of the Corporation, each certificate representing Shares shall continue to represent the same number of shares of Common Stock of the Corporation.

         1.4 Common Stock of the Corporation. At the Effective Date, by virtue of the Merger and without any action on the part of the Trust (being the holder thereof), the 1,000 shares of Common Stock of the Corporation issued and outstanding immediately prior thereto, shall be cancelled and returned to the status of authorized but unissued shares.


                               II. EFFECTIVE DATE

         2. Effective Date. The Merger shall become effective on the day and at the time (the "Effective Date") at which the last of the following actions shall have been completed: (i) this Plan of Reorganization shall have been authorized by the affirmative vote of the holders of at least a majority of the aggregate number of Shares of the Trust then outstanding and entitled to vote thereon in accordance with the requirements of the Declaration of Trust, and shall have been authorized by the Trust as the sole stockholder of the Corporation in accordance with the requirements of the laws of the State of Maryland; (ii) the shares of the Common Stock of the Corporation issuable to the shareholders of the Trust pursuant to this Agreement shall have been authorized for listing on the New York Stock Exchange, upon official notice of issuance; (iii) the Trust shall have received all consents and/or approvals (if any) required for the Merger including, without limitation, an opinion of counsel conforming to the opinion described in Section 10.4 of the Declaration of Trust; and (iv) Articles of Merger reflecting the Merger shall have been executed and filed in accordance with Section 3-107 of the MGCL. The filing of a copy of such Articles of Merger with the Secretary of State of the Commonwealth of Massachusetts will conclusively evidence the termination of the Trust.


                 III. CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

         3.1 Articles of Incorporation and By-Laws. The Articles of Incorporation of the Corporation and the Bylaws of the Corporation in effect on the Effective Date (a copy of each of which is attached hereto), shall continue to be, respectively, the Articles of Incorporation and Bylaws of the Corporation.

         3.2 Directors. Immediately upon the consummation of the Merger, those persons who were as at the Effective Date the Trustees of the Trust shall be appointed to serve (if not already so appointed) as Directors of the Corporation and shall, subject to any contrary provision in the Articles of Incorporation and Bylaws of the Corporation, take up such office upon and subject to the same terms and conditions subject to which they were appointed as Trustees.

         3.3 Officers. The officers of the Corporation as at the Effective Date shall continue to be the officers of the Corporation, holding such offices in the Corporation until their successors are elected or appointed and qualified in accordance with the Articles of Incorporation and Bylaws of the Corporation.

         3.4 Restricted Stock Award Plan and Stock Option Plan. As at and from the Effective Date, the Corporation and the Trust shall take such action, if any, as may be necessary to provide that all obligations of the Trust under the HRE Restricted Stock Award Plan (the "Restricted Stock Plan") shall, if the same is in effect as at the Effective Date, be assumed by the Corporation and all rights under the Restricted Stock Plan to receive grants of Shares on the terms and conditions set forth in the Restricted Stock Plan shall thereupon be converted into substantially identical rights to receive grants of shares of Common Stock of the Corporation on substantially identical terms and conditions set forth in the Restricted Stock Plan. As at and from the Effective Date, the Corporation and the Trust shall take such action, if any, as may be necessary to provide that all obligations of the Trust under the HRE Stock Option Plan (the "Stock Option Plan") shall be assumed by the Corporation and all rights of the participants under the Stock Option Plan to receive grants of options and to exercise the options and the stock appreciation rights granted thereunder shall thereupon be converted into substantially identical rights to receive grants of options and to exercise options and stock appreciation rights in respect of shares of Common Stock of the Corporation on substantially identical terms and conditions set forth in the Stock Option Plan.

         3.5 Shareholder Rights Plan. As at the Effective Date, the Corporation and the Trust shall take such action, if any, as may be necessary to provide that all rights of shareholders of the Trust under that certain Rights Agreement dated as of November 4, 1988, as amended (the "Rights Agreement"), shall become rights in respect of the capital stock or other securities or property of the Corporation on substantially identical terms and conditions as set forth in the Rights Agreement.



                                IV. MISCELLANEOUS

         4.1 Further Assurances. From time to time to the extent possible, as and when required by the Corporation or by its successors and assigns, there shall be executed and delivered on behalf of the Trust such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action as shall be appropriate or necessary in order to vest or perfect, or to conform of record or otherwise, in the Corporation the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises, and authority of the Trust, and otherwise to carry out the purposes of this Plan of Reorganization, and the officers and directors of the Corporation are fully authorized in the name of and on behalf of the Trust or otherwise to take any and all such action and to execute and deliver any and all such deeds and other statements.

         4.2 Abandonment. At any time before the Effective Date, this Plan of Reorganization may be terminated and the Merger may be abandoned by the Board of Trustees and/or the Directors.

         4.3 Counterparts. This Plan of Reorganization may be executed in any number of counterparts, each of which shall be deemed to be an original.

         4.4 Governing Law. This Plan of Reorganization shall be governed by and construed in accordance with the laws of the State of Maryland.

         IN WITNESS WHEREOF, this Plan of Reorganization, is hereby executed on behalf of each of the parties hereto and attested by their respective officers thereunto duly authorized.

HRE PROPERTIES, INC.
a Maryland Corporation


By:/s/ Charles J. Urstadt
   -----------------------------
     Charles J. Urstadt                             Attest:
     Chairman of the Board
     and Chief Executive Officer

                                                    /s/ James R. Moore
                                                    --------------------------
                                                    James R. Moore
                                                    Secretary

HRE PROPERTIES
a Massachusetts Business Trust


By:/s/ Charles J. Urstadt
   -----------------------------
     Charles J. Urstadt                             Attest:
     Chairman of the Board
     and Chief Executive Officer

                                                    /s/ James R. Moore
                                                    --------------------------
                                                    James R. Moore
                                                    Secretary

                                    EXHIBIT B

                           RESTRICTED STOCK AWARD PLAN

                                                               December 31, 1996


HRE PROPERTIES
RESTRICTED STOCK AWARD PLAN


1.       PURPOSES

The purposes of the HRE Properties Restricted Stock Award Plan (the "Plan") are to promote the long-term growth of HRE Properties by attracting, retaining and motivating executive management possessing outstanding ability and to further the identity of Participants' interest with those of the shareholders through stock ownership opportunities.

2.       DEFINITIONS

The following terms shall have the following meanings:

|_|      "Award"  means   an  award  of  Restricted   Stock  granted  under  the
         provisions of the Plan.

|_|      "Board" means the Board of Directors of HRE Properties.

|_| "Committee" means the Compensation Committee of the Board of Directors appointed to administer the Plan.

|_|      "Company" means HRE Properties.

|_|      "Disability" means total and permanent disability.

|_| "Participant" means an employee of the Company who is selected by the Committee to participate in the Plan.

|_| "Restricted Period" means the period of time during which an Award to Participant(s) remains subject to the restrictions imposed on the shares as determined by the Committee.

|_| "Restrictions" mean the restrictions and conditions imposed on an Award as determined by the Committee, which must be satisfied in order for the Award to vest to the Participant.

|_| "Restricted Stock" means an award of shares on which are imposed a restriction period which subjects them to a "substantial risk of forfeiture" as defined in Section 83 of the Internal Revenue Code of 1986, as amended.

|_| "Restricted Stock Award Date" means the date on which the Committee awarded Restricted Stock to a Participant.

|_| "Retirement" means termination from active employment with the Company pursuant to the terms of the retirement plan(s) applicable to the Participant.

|_|      "Stock" or "Share" means a share of Common Stock of HRE Properties.


3.       EFFECTIVE DATE OF THE PLAN

The effective date of the Plan is __________, upon approval by the shareholders of HRE Properties.


4.       ADMINISTRATION OF THE PLAN

The Plan shall be administered by the Compensation Committee of the Board of Directors, comprised of directors who are "disinterested persons" as defined in Rule 16b-3 of the Securities and Exchange Commission.

The Committee shall have complete authority to (a.) select Participants, (b.) determine the Award to be granted to a selected Participant, (c.) determine the time or times when Awards will be granted, (d.) determine the time or times and the conditions subject to which Awards may become vested or Restrictions will lapse, (e.) interpret and construe the Plan for purposes of the administration of the Plan and make determinations, subject to the provisions of Plan, in the best interests of the Company and its stockholders.

The Committee may delegate nondiscretionary administrative duties under the Plan to one or more agents (e.g., attorneys, consultants, etc.) as it deems necessary and admissible at the expense of the Company.

Any power which may be exercised by the Committee may also be exercised by the Board. No member of the Committee or the Board shall be personally liable for any action taken or determination made in good faith with respect to the Plan or its administration. All decisions made by the Committee as administrators of the Plan shall be conclusive and binding upon all persons and the Company.


5.       SHARES SUBJECT TO PLAN

The maximum number of shares of Restricted Stock which may be issued or transferred under the Plan is 250,000 shares. Any shares of Restricted Stock which have been awarded, but are later forfeited to the Company will again be made subject to Awards under the Plan.

The Stock which may be issued or transferred under the Plan may be authorized but unissued Shares or Shares acquired by the Company and held in its Treasury as determined by the Committee.


6.       GRANT OF RESTRICTED STOCK AWARDS

The Committee shall from time to time, in its discretion, select Participants from management personnel who have significant responsibility for the growth and profitability of the Company, determine the number of shares to be granted by each Award and establish the applicable terms of each such Award.


7.       AWARD AGREEMENT

Each Restricted Stock Award shall be evidenced by a written agreement, executed by the Participant and the Company, which shall contain the terms and conditions established by the Committee.


8.       TERMS OF RESTRICTED STOCK AWARDS

Subject to the provisions of the Plan, the Committee shall determine:

|_|      The terms and conditions of the Award Agreement; and,

|_|      The Restricted Period of the Award; and,

|_| The Restrictions applicable to an Award, including, but not limited to employment status rules governing forfeitures, and that Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, during the Restricted Period; and,

|_|      The  issuance  of  stock   certificates   to  the  named   Participants
         representing the Restricted Stock Award to be held in custody by the Company until the Restrictions lapse; and,

|_| That the Participant shall receive any dividends, taxable at that time as ordinary income, and other distributions paid with respect to any Award(s) as declared and paid to shareholders during the Restricted Periods; and,

|_| Upon the lapse of Restrictions, the value of the Restricted Stock will be taxable as ordinary income. At the Committee's discretion, an arrangement may be made by the Company to assist the Participant in meeting the withholding taxes required by Federal, State and Local authorities.

9.       TERMINATIONS OF EMPLOYMENT DURING RESTRICTIVE PERIOD

In the event that during the term of the Restricted Period a Participant:

|_| Terminates employment with the Company for any reason other than death, Disability or Retirement, such Participant shall forfeit any and all Restricted Stock Awards whose Restrictions have not lapsed; or,

|_|      Terminates   employment  by   reason  of  death  or   Disability,   the
         Restrictions on any and all Awards shall lapse on the date of such termination; or,

|_| Terminates employment by reason of Retirement, all Awards continue to vest as if Retirement had not occurred until such time as the Restrictions lapse. If the Participant, prior to the completion of any or all Restricted Periods, accepts employment or provides services to any organization that is competitive in nature with the Company, the Participant will forfeit any and all Restricted Stock Awards whose Restrictions have not lapsed.


10.      CHANGE-OF-CONTROL

The Committee shall have the authority to accelerate the time at which the Restrictions will lapse or to remove any such restriction upon the occurrence of a "change-of-control" as defined by any one of the following events:

(a) any Person who becomes the owner of 20% or more of the Trust's Common Shares and, thereafter, individuals who were not Trustees of the Trust prior to the date such Person became a 20% owner are elected as Trustees pursuant to an arrangement or understanding with, or upon the request of or nomination by, such Person and constitute at least two of the Trustees; or

(b) there occurs a change-of-control of the Trust of a nature that would be required to be reported in response to Items 1a of Form 8-K pursuant to
         Section 13 or 15 under the Securities Exchange Act of 1934 ("Exchange Act"), or in any other filing by the Trust with the Securities and Exchange Commission (the "Commission"); or

(c) there occurs any solicitation of proxies by or on behalf of any Person other than the Trustees of the Trust and thereafter individuals who were not Trustees prior to the commencement of such solicitation are elected as Trustees pursuant to an arrangement or understanding with, or upon the request of or nomination by, such Person and constitute at least two of the Trustees.

(d)      the  Trust    executes  an   agreement   of   acquisition,   merger  or
         consolidation which contemplates that:

         (i) after the effective date provided for in the agreement, all or substantially all of the business and/or assets of the Trust shall be owned, leased or otherwise controlled by another corporation or other entity; and

         (ii) individuals who are Trustees of the Trust when such agreement is executed shall not constitute a majority of the Trustees or board of directors of the survivor or successor entity immediately after the effective date provided for in such agreement; provided, however, for purposes of this paragraph
                  (c), that if such agreement requires as a condition precedent approval by the Trust's shareholders of the agreement or transaction, a Change-of-Control shall not be deemed to have taken place unless and until such approval is secured.


11.      COMPLIANCE WITH SECURITIES AND EXCHANGE COMMISSION REQUIREMENTS

No certificate for Shares of stock distributed under the terms of the Plan shall be executed and delivered to the Participant until the Company shall have taken any action then required to comply with the provisions of the Securities Act of 1933, the Securities Exchange Act of 1934, as amended, or any other applicable laws and requirements.


12.      AMENDMENT AND TERMINATION

The Committee and/or Board may, at any time or from time to time, modify or amend the Plan in any respect, except that without shareholder approval, the Committee and/or Board may not increase the maximum number of shares of Restricted Stock which may be Awarded under this Plan. Any modification, amendment or termination of the Plan shall not, without the consent of a Participant, affect his/her rights under an Award previously granted to a Participant.

                                    EXHIBIT C
                                    ---------


                            ARTICLES OF INCORPORATION

                                       OF

                              HRE PROPERTIES, INC.

                           AMENDED ARTICLES OF INCORPORATION
                                       OF
                              HRE PROPERTIES, INC.

                                    ARTICLE I

                                  INCORPORATION
                                  -------------

         The undersigned, J. W. Thompson Webb, whose post office address is 10 Light Street, Baltimore, Maryland 21202, being at least eighteen (18) years of age, does hereby form a corporation under the Maryland General Corporation Law (the "MGCL").



                                   ARTICLE II

                                      NAME
                                      ----

         The name of the corporation (the "Corporation") is:

                              HRE PROPERTIES, INC.




                                   ARTICLE III

                                    PURPOSES
                                    --------

         3.1 Purpose and Powers. The Corporation is being formed to acquire and succeed to, and continue the business of, HRE Properties ("HRE Properties"), a common law business trust organized under the laws of the Commonwealth of Massachusetts that has operated so as to qualify as a real estate investment trust ("REIT"), as that phrase is defined in Section 856 of the Internal Revenue Code of 1986, as amended (the "Code"), through a merger of HRE Properties with and into the Corporation and to engage in the business of acquiring, managing, financing, disposing of and otherwise dealing in interests in real property and to engage in any other lawful act or activity for which corporations may be organized under the MGCL. The foregoing purposes shall be in no way limited or restricted by reference to, or inference from, the terms of any other clause of the Articles of Incorporation, as amended or supplemented from time to time (the "Articles"), and each shall be regarded as independent. The foregoing purposes are also to be construed as powers of the Corporation, and shall be in addition to and not in limitation of the general powers of corporations under the laws of the State of Maryland.

         3.2 Real Estate Investment Trust. Without limiting the generality of the foregoing purposes, business and objects, until such time as the Board of Directors of the Corporation determines that it is no longer in the interest of the Corporation and its stockholders that the Corporation engage in the business of, and conduct its business and affairs so as to qualify as, a REIT, the purpose of the Corporation shall include engaging in the business of a REIT. This reference to such purpose shall not make unlawful or unauthorized any otherwise lawful act or activity that the Corporation may take that is inconsistent with such purpose.



                                   ARTICLE IV

                           PRINCIPAL PLACE OF BUSINESS
                           ---------------------------

         The address of the principal office of the Corporation is c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202.

                                    ARTICLE V

                               THE RESIDENT AGENT
                               ------------------

         The Resident Agent of the Corporation is The Corporation Trust Incorporated, whose address is 32 South Street, Baltimore, Maryland 21202.



                                   ARTICLE VI

                               BOARD OF DIRECTORS
                               ------------------

         6.1 Number. The number of Directors of the Corporation initially shall be seven, which number may thereafter be increased or decreased from time to time in accordance with Bylaws of the Corporation; provided, however, that the total number of Directors shall be not fewer than the greater of two or the minimum number permitted by the MGCL. No reduction in the number of Directors shall cause the removal of any Director from office prior to the expiration of his or her term.

         6.2 Directors; Classification; Term. The initial Directors of the Corporation shall be E. Virgil Conway, Peter Herrick, Paul D. Paganucci, James
O. York, Robert R. Douglass, George H.C. Lawrence and Charles J. Urstadt. At the first annual meeting of stockholders, the Directors shall be divided into three classes designated as Class I, Class II and Class III, with the term of three years each, and the term of one class shall expire each year. Class I directors shall initially consist of one director who shall hold office initially for a term expiring at the annual meeting of stockholders in 1998. Class II Directors shall initially consist of three directors who shall hold office initially for a term expiring at the annual meeting of stockholders in 1999. Class III Directors shall initially consist of three directors who shall hold office initially for a term expiring at the annual meeting of stockholders in 2000. Beginning with the annual meeting of stockholders in 1998 and at each succeeding annual meeting of stockholders, the class of Directors whose term expires at such meeting will stand for election to hold office for a term expiring at the third succeeding annual meeting. Each director will hold office for the term for which he or she is elected and until his or her successor is duly elected and qualified. If the number of Directors is changed, any increase or decrease in directorships shall be apportioned among the classes so as to maintain the proportional number of Directors in each class as nearly equal as set forth above or as may otherwise be determined by a majority of the Board of Directors then in office, and any additional Directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office only until the next election of Directors by the stockholders, but in no case will a decrease in the number of Directors shorten the term of any incumbent Director.

         Notwithstanding the foregoing,  whenever, pursuant to the provisions of
Article VII of the Articles, the holders of any one or more series of Preferred Stock shall have the right, voting separately as a series or together with holders of other such series, to elect Directors at an annual or special meeting of Stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the Articles and any Articles Supplementary applicable thereto, and such Directors so elected shall not be divided into classes pursuant to this Section 6.2.

         During any period when the holders of any series of Preferred Stock have the right to elect additional Directors as provided for or fixed pursuant to the provisions of Article VII hereof, then upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of Directors shall be increased, and the holders of such Preferred Stock shall be entitled to elect the additional Directors so provided for or fixed pursuant to said provisions, and (ii) each such additional Director shall serve until such Director's successor shall have been duly elected and qualified, or until such Director's right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to such Director's earlier death, disqualification, resignation or removal. Except as otherwise provided by the Board in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional Directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional Directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional Directors, shall terminate as quickly as is permissible under the MGCL and the total and authorized number of Directors of the Corporation shall be reduced accordingly.

         6.3 Vacancies. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of Directors shall be filled solely by the affirmative vote of a majority of the entire Board of Directors and any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification or other cause (other than removal from office) shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even if less than a quorum. Subject to the rights of the holders of any series of Preferred Stock then outstanding, vacancies on the Board of Directors resulting from the removal of a Director from office may be filled by the affirmative vote of a majority of all the votes cast at a meeting of stockholders called for that purpose. A Director elected by the Board of Directors to fill any vacancy shall serve until the next annual meeting of stockholders and until his successor is elected and qualifies.

         6.4 Resignation; Removal. Any Director may resign from the Board of Directors or any committee thereof at any time by written notice to the Board of Directors, effective upon execution and delivery to the Corporation of such notice or upon any future date specified in the notice. A Director may be removed from office, but only for cause and only by the affirmative vote of the holders of not less than two-thirds of the Stock then outstanding and entitled to vote generally for the election of Directors; provided, however, that in the case of any Directors elected solely by holders of one or more series of Preferred Stock, such Directors may be removed only for cause and only by the affirmative vote of two-thirds of the Stock of such series then outstanding and entitled to vote in the election of Directors, voting together as a single class. At least 30 days prior to any meeting of stockholders at which it is proposed that any Director be removed from office, written notice of such proposed removal shall be sent to the Director whose removal will be considered at the meeting. For purposes of the Articles, "cause," with respect to the removal of any Director, shall mean only (i) conviction of a felony, (ii) declaration of unsound mind by order of court, (iii) gross dereliction of duty,
(iv) commission of any action involving moral turpitude, or (v) commission of an action which constitutes intentional misconduct or a knowing violation of law, and in the case of clause (iv) or (v), above, such action results both in an improper substantial personal benefit and a material injury to the Corporation.

         6.5 Powers. Subject to the express limitations herein or in the Bylaws, the business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The Articles shall be construed with a presumption in favor of the grant of power and authority to the Directors.


                                   ARTICLE VII

                                      STOCK
                                      -----

         7.1 Authorized Capital Stock. The total number of shares of stock which the Corporation has authority to issue (the "Stock") is One Hundred Million (100,000,000) shares, initially consisting of (i) Seventy Million (70,000,000) shares of common stock, par value $.01 per share (the "Common Stock"); (ii) Twenty Million (20,000,000) shares of preferred stock, par value $.01 per share (the "Preferred Stock"); and (iii) Ten Million (10,000,000) shares of excess stock, par value $.01 per share (the "Excess Stock"). The aggregate par value of all the shares of all classes of stock is $1,000,000.

         7.2 Preferred Stock. The Board of Directors may issue the Preferred Stock in one or more series consisting of such numbers of shares and having such preferences, conversion and other rights, voting powers, restrictions and limitations as to dividends, qualifications and terms and conditions of redemption of stock as the Board of Directors may from time to time determine when designating such series.

         7.3      Common Stock.

                  7.3.1 Dividend Rights. Subject to the preferential dividend rights of Preferred Stock, if any, as may be determined by the Board of Directors, the holders of shares of Common Stock shall be entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefor.

                  7.3.2 Voting Rights. The holders of shares of Common Stock shall be entitled to vote on all matters submitted to the holders of Common Stock for a vote at all meetings of the Stockholders, and each holder of shares of Common Stock shall be entitled to one vote for each share of Common Stock held by such Stockholder.

         7.4 Classification of Stock. The Board of Directors may classify or reclassify any unissued shares of Stock from time to time by setting or changing the preferences, conversion and other rights, voting powers, restrictions and limitations as to dividends, qualifications, and terms and conditions of redemption of those shares of Stock, including, but not limited to, the reclassification of unissued shares of Common Stock to shares of Preferred Stock or shares of Excess Stock, or unissued shares of Preferred Stock to shares of Common Stock or shares of Excess Stock, or unissued shares of Excess Stock to shares of Common Stock or shares of Preferred Stock or the issuance of any rights plan or similar plan.

         7.5 Issuance of Stock. The Board of Directors may authorize the issuance from time to time of shares of Stock of any class, whether now or hereafter authorized, or securities or rights convertible into shares of Stock, for such consideration as the Board of Directors may deem advisable (or without consideration in the case of a share split or dividend), subject to such restrictions or limitations, if any, as may be lawfully set forth in the Bylaws of the Corporation.

         7.6 Dividends or Distributions. The Directors may from time to time declare and pay to stockholders such dividends or distributions in cash, property or other assets of the Corporation or in securities of the Corporation or from any other source as the Directors in their discretion shall determine.


                                  ARTICLE VIII

                         LIMITATION ON PREEMPTIVE RIGHTS
                         -------------------------------

         No holder of any Stock or any other securities of the Corporation, whether now or hereafter authorized, shall have any preferential or preemptive rights to subscribe for or purchase any Stock or any other securities of the Corporation other than such rights, if any, as the Board of Directors, in its sole discretion may fix; and any Stock or other securities which the Board of Directors may determine to offer for subscription may, within the Board of Directors' sole discretion, be offered to the holders of any class, series or type of Stock or other securities at the time outstanding to the exclusion of holders of any or all other classes, series or types of Stock or other securities at the time outstanding.



                                   ARTICLE IX

                      LIMITATIONS ON TRANSFER AND OWNERSHIP
                      -------------------------------------

         9.1 Limitations on Transfer. Stock (other than Excess Stock) shall be freely transferable by the record owner thereof, subject to the provisions of this Article IX, and provided that any purported acquisition or transfer of Stock that would result in the disqualification of the Corporation as a REIT shall be void ab initio, except to the extent necessary to give effect to
Section 9.10 hereof. Any purported transfer of Stock that, if effective, would result in a violation of Section 9.2 (unless excepted from the application of Section 9.2 pursuant to Section 9.6) shall be void ab initio as to the transfer of that number of shares of Stock that would otherwise be beneficially owned by a Stockholder in violation of Section 9.2, the intended transferee of such shares shall acquire no rights therein and the transfer of such shares will not be reflected on the Corporation's stock record books. For purposes of this

Article IX, a "transfer" of shares of Stock shall mean any sale, transfer, gift, hypothecation, pledge, assignment, or other disposition, whether voluntary or involuntary, by operation of law or otherwise.

         9.2 Limitations on Ownership. Except as provided by Section 9.6, no person except as described below shall at any time directly or indirectly acquire or hold beneficial ownership of shares of any class or series of Stock with an aggregate value in excess of 7.5% of the aggregate value of all outstanding Stock of the Corporation (the "Ownership Limit"). Any entity, the ownership of whose Stock is attributed to the owners of such entity under Sections 544 and 856(h) of the Code, will be "looked-through" for purposes of the Ownership Limit. Notwithstanding the foregoing, the Board of Directors may, in its sole discretion, waive the Ownership Limit with respect to any transaction if it is satisfied, based on the advice of tax counsel, that ownership in excess of this limit will not jeopardize the Corporation's status as a REIT and it otherwise decides that such action is in the best interests of the Corporation.

         For purposes of this Article IX, (a) the value of any share of Stock shall be determined in the manner established by the Board of Directors, and (b) a person (which includes natural persons, corporations, trusts, partnerships, and other entities) shall be deemed to be the beneficial owner of the Stock that such person (i) actually owns, (ii) constructively owns after applying the rules of Section 544 of the Code as modified in the case of a REIT by Section 856(h) of the Code, and (iii) has the right to acquire upon exercise of outstanding rights, options and warrants, and upon conversion of any securities convertible into Stock, if any.

         9.3 Stockholder Information. Each stockholder shall, upon demand of the Corporation, disclose to the Corporation in writing such information with respect to his or its direct and indirect beneficial ownership of the Stock as the Board of Directors in its discretion deems necessary or appropriate in order that the Corporation may fully comply with all provisions of the Code relating to REITs and all regulations, rulings and cases promulgated or decided thereunder (the "REIT Provisions") and to comply with the requirements of any taxing authority or governmental agency.

         9.4 Transferee Information. Whenever the Board of Directors deems it reasonably necessary to protect the tax status of the Corporation as a REIT under the REIT Provisions, the Board of Directors may require a statement or affidavit from each stockholder or proposed transferee of Stock setting forth the number of shares of Stock already beneficially owned by such proposed transferee and any related person specified by the Board of Directors. If the Board of Directors determines in good faith that any proposed transfer may jeopardize the qualification of the Corporation as a REIT, the Board of Directors shall have the right, but not the duty, to refuse to permit the transfer of such Stock to the proposed transferee. All contracts for the sale or other transfer of Stock shall be subject to this Section 9.4.

         9.5      Excess Stock.

                  9.5.1 Exchange for Excess Stock. If, notwithstanding the other provisions contained in this Article IX, at any time there is a purported transfer of Stock or a change in the capital structure of the Corporation (including any redemption of Excess Stock pursuant to Subsection 9.5.7) as a result of which any person would beneficially own Stock in excess of the Ownership Limit, then, except as otherwise provided in Section 9.6, such shares of Stock in excess of the Ownership Limit (rounded up to the nearest whole share) shall automatically and without further action be exchanged for an equal number of shares of Excess Stock. Such exchange shall be effective as of the close of business on the business day prior to the date of the purported transfer of Stock or the change in capital structure. The shares of Common Stock which were exchanged for shares of Excess Stock shall revert to the Corporation, subject to the provisions of Subsection 9.5.6.

                   9.5.2 Ownership in Trust. Upon any purported transfer of Stock that results in an exchange for Excess Stock pursuant to Subsection 9.5.1, such shares of Excess Stock shall be deemed to have been transferred to the Corporation, as trustee of a separate trust for the exclusive benefit of the person or persons to whom such Excess Stock can ultimately be transferred without violating the Ownership Limit. Shares of Excess Stock so held in trust shall be issued and outstanding Stock of the Corporation. The purported transferee of Excess Stock shall have no rights in such Excess Stock, except the right to designate a transferee of its interest in the trust created under this Subsection 9.5.2 upon the terms specified in Subsection 9.5.6. If any of the restrictions on transfer set forth in this Article IX are determined to be void, invalid or unenforceable by virtue of any legal decision, statute, rule or regulation, then the intended transferee of any Excess Stock may be deemed, at the option of the Corporation, to have acted as an agent on behalf of the Corporation in acquiring the Excess Stock and to hold the Excess Stock on behalf of the Corporation.

                  9.5.3 Dividend Rights. Excess Stock shall not be entitled to any dividends. Any dividend or distribution paid prior to the discovery by the Corporation that shares of Stock have been exchanged for Excess Stock shall be repaid to the Corporation upon demand, and any dividend or distribution declared but unpaid shall be rescinded as void ab initio with respect to such shares of Excess Stock.

                  9.5.4 Rights Upon Liquidation. Subject to the preferential rights of Preferred Stock, if any, as may be determined by the Board of Directors and the preferential rights of Excess Preferred Stock (as defined below), if any, in the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation, the trustee holding any shares of Excess Common Stock shall be entitled to receive, ratably with each other holder of shares of Common Stock or Excess Common Stock, that portion of the assets of the Corporation available for distribution to the holders of Common Stock and Excess Common Stock as the number of shares of Excess Common Stock held by such holder bears to the total number of shares of Common Stock and Excess Common Stock then outstanding. In the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation, the trustee holding any shares of Excess Stock issued upon the exchange of Preferred Stock (the "Excess Preferred Stock") shall be entitled to receive the pro rata share of the assets of the Corporation available for distribution to the holders of Preferred Stock of the series for which such Excess Stock was exchanged which such holder of Excess Preferred Stock would be entitled to receive if such shares of Excess Preferred Stock were shares of Preferred Stock of the series from which such Excess Preferred Stock was exchanged. The Corporation, as the holder of all Excess Stock in one or more trusts, or, if the Corporation shall have been dissolved, any trustee appointed by the Corporation prior to its dissolution, shall distribute to each transferee of an interest in such a trust pursuant to Subsection 9.5.6 hereof, when determined, any assets received in any liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation in respect of the Excess Stock held in such trust and represented by the trust interest transferred to such transferee.

                  9.5.5 Voting Rights. No stockholder may vote any shares of Excess Stock. The shares of Excess Stock will not be considered to be issued or outstanding for purposes of any Stockholder vote or for purposes of determining a quorum for such a vote.

                  9.5.6 Restrictions on Transfer. Excess Stock shall not be transferable except pursuant to Section 9.5.2 and Section 9.5.7. The purported transferee of any shares of Stock that are exchanged for Excess Stock pursuant to Section 9.5.1 may freely designate a transferee of the interest in the trust that represents such shares of Excess Stock, if (a) the shares of Excess Stock held in the trust and represented by the trust interest to be transferred would not be Excess Stock in the hands of the transferee of the trust interest and (b) the transferor of the trust interest does not receive a price for the trust interest in excess of (i) the price such transferor paid for the Stock in the purported transfer of Stock that resulted in the Excess Stock represented by the trust interest, or (ii) if such transferor did not give value for such Stock (e.g., the shares were received through a gift, devise or other transaction), a price equal to the aggregate Market Price (as defined in Subsection 9.5.7) for all shares of the Stock that were exchanged for Excess Stock on the date of the purported transfer that resulted in the Excess Stock. No interest in a trust may be transferred unless the transferor of such interest has given advance notice to the Corporation of the intended transferee and the Corporation has agreed in writing to waive its redemption rights under Subsection 9.5.7. Upon the transfer of an interest in a trust in compliance with this Subsection 9.5.6, the corresponding shares of Excess Stock that are represented by the transferred interest in the trust shall be automatically exchanged for an equal number of shares of Stock of the same class and series from which they were originally exchanged and such shares of Stock shall be transferred of record to the transferee of the interest in the trust. Upon any exchange of Excess Stock for Stock of another class, the interest in the trust representing such Excess Stock shall automatically terminate.

                  9.5.7  Corporation's  Redemption  Right.  All shares of Excess
         Stock shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (a) the price per share of Stock in the transaction that created such Excess Stock (or, in the case of devise or gift, the Market Price per share of such Stock at the time of such devise or gift) or (b) the Market Price per share of Stock of the class of Stock for which such Excess Stock was exchanged on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer at any time until the date ninety (90) days after the date on which the purported owner or transferee gives written notice to the Corporation of any event (including, without limitation, redemptions or repurchases of Stock by the Corporation) or any purported transfer that results in the exchange of Stock for such Excess Stock and the nature and amount of all ownership interests, direct or indirect, of record or beneficial, of such purported owner or transferee, or, if no such notice is given, the date on which the Board of Directors determines that a purported transfer resulting in the exchange of Stock for such Excess Stock has been made. For purposes of this Article IX, "Market Price" means for any share of Stock, the average daily per share closing sales price of a share of such Stock if shares of such Stock are listed on a national securities exchange or quoted on the National Association of Securities Dealers Automated Quotation National Market (the "NASDAQ NM"), and if such shares are not so listed or quoted, the Market Price shall be the mean between the average per share closing bid prices and the average per share closing asked prices, in each case during the 30-day period ending on the business day prior to the redemption date, or if there have been no sales on a national securities exchange or on the NASDAQ NM and no published bid and asked quotations with respect to shares of such Stock during the 30-day period, the Market Price shall be the price determined by the Board of Directors in good faith. Unless the Board of Directors determines that it is in the interest of Corporation to make earlier payment of all of the amount determined as the redemption payment for Stock redeemed in accordance with this Section 9.5.7, the redemption payment shall be paid to the transferee of the trust interest representing the redeemed Excess Stock only upon the liquidation of the Corporation and shall not exceed an amount equal to the lesser of the price determined pursuant to the first sentence of this Subsection 9.5.7 or the product of (x) the number of Excess Shares redeemed, multiplied by (y) the sum of the per share distributions designated as liquidating distributions and return of capital distribution declared subsequent to the redemption date with respect to unredeemed shares of Stock of the class for which the redeemed Excess Stock was exchanged. No interest shall accrue on any redemption payment with respect to the period subsequent to the redemption date to the date of the redemption payment.

         9.6 Exceptions to Certain Ownership and Transfer Limitations. The Ownership Limit set forth in Section 9.2 shall not apply to the following shares of Stock and such shares shall not be deemed to be Excess Stock at the times and subject to the terms and conditions set forth in this Section 9.6:

                  9.6.1 Subject to the provisions of Section 9.7, shares of Stock which the Board of Directors in its sole discretion may exempt from the Ownership Limit while owned by a person who has provided the Corporation with evidence and assurances acceptable to the Board of Directors that the qualification of the Corporation as a REIT would not be jeopardized thereby.

                  9.6.2 Subject to the provisions of Section 9.7, shares of Stock acquired and held by an underwriter in a public offering of Stock, or in any transaction involving the issuance of Stock by the Corporation in which the Board of Directors determines that the underwriter or other person or party initially acquiring such Stock will make a timely distribution of such Stock to or among other holders such that, following such distribution, the Corporation will continue to be in compliance with the REIT Provisions.

                  9.6.3 Shares of Stock acquired pursuant to an all cash tender offer made for all outstanding shares of Stock of the Corporation in conformity with applicable federal and state securities laws where not less than eighty percent (80%) of the outstanding Stock (not including Stock or securities convertible into Stock held by the tender offeror and/or any "affiliates" or "associates" thereof within the meaning of the Securities Exchange Act of 1934, as amended) are duly tendered and accepted pursuant to the cash tender offer and where the tender offeror commits in such tender offer, if the tender offer is so accepted by the holders of such eighty percent (80%) of the outstanding Stock, as promptly as practicable thereafter to give any holders who did not accept such tender offer a reasonable opportunity to put their Stock to the tender offeror at a price not less than the price per share paid for Stock tendered pursuant to the tender offer.

         9.7 Authority to Revoke Exceptions to Limitations. The Board of Directors, in its sole discretion, may at any time revoke any exception pursuant to Subsections 9.6.1, 9.6.2 or 9.6.3 in the case of any stockholder, and upon such revocation, the provisions of Sections 9.2 and 9.5 shall immediately become applicable to such stockholder and all Stock of which such stockholder may be the beneficial owner. A decision to exempt or refuse to exempt from the Ownership Limit the ownership of certain designated shares of Stock, or to revoke an exemption previously granted, shall be made by the Board of Directors in its sole discretion, based on any reason whatsoever, including, but not limited to, the preservation of the Corporation's qualification as a REIT.

         9.8 Controlling Provision. Except as provided in Article 15, to the extent this Article IX may be inconsistent with any other provision of the Articles, this Article IX shall be controlling.

         9.9 Authority of the Board of Directors. Subject to Section 9.10 hereof, nothing else contained in this Article IX or in any other provision of the Articles shall limit the authority of the Board of Directors to take such action as it deems necessary or advisable to protect the Corporation and the interests of the Stockholders by preservation of the Corporation's qualification as a REIT under the REIT Provisions. In applying the provisions of this Article IX, the Board of Directors may take into account the lack of certainty in the REIT Provisions relating to the ownership of stock that may prevent a corporation from qualifying as a REIT and may make interpretations concerning the Ownership Limit, Excess Stock, beneficial ownership and related matters on as conservative a basis as the Board of Directors deems advisable to minimize or eliminate uncertainty as to the Corporation's continued qualification as a REIT. Notwithstanding any other provision of the Articles, if the Board of Directors determines that it is no longer in the best interests of the Corporation and the Stockholders to continue to have the Corporation qualify as a REIT, the Board of Directors may revoke or otherwise terminate the Corporation's REIT election pursuant to Section 856(g) of the Code.

         9.10 New York Stock Exchange. Nothing in the Articles shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange or of any other stock exchange on which shares of stock of the Corporation may be listed and which have conditioned such listing on the inclusion in the Articles of a provision such as this Section 9.10. The fact that the settlement of any transaction is permitted shall not negate the effect of any other provision of this Article IX, and any transferee in such a transaction and the shares so transferred shall be subject to all of the other provisions and limitations of this Article IX.


                                    ARTICLE X

                        RIGHTS AND POWERS OF CORPORATION,
                        ---------------------------------
                         BOARD OF DIRECTORS AND OFFICERS
                         -------------------------------

         In carrying on its business, or for the purpose of attaining or furthering any of its objectives, the Corporation shall have all of the rights, powers and privileges granted to corporations by the laws of the State of Maryland, as well as the power to do any and all acts and things that a natural person or partnership could do as now or hereafter authorized by law, either alone or in partnership or conjunction with others. Except as otherwise provided in the Articles or the Bylaws of the Corporation, as amended from time to time, the business of the Corporation shall be managed by its Board of Directors. The Board of Directors shall have and may exercise all the rights, powers and privileges of the Corporation except those that are by law, the Articles or the Bylaws of the Corporation, conferred upon or reserved to the stockholders.

                                   ARTICLE XI

                               STOCKHOLDER ACTION
                               ------------------

         11.1 Quorum. At any meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting shall constitute a quorum.

         11.2 Vote Required. A majority of the votes cast at a meeting of Stockholders at which a quorum is present shall be sufficient to take or authorize action upon any matter which may properly come before the meeting, unless more than a majority of the votes cast is specifically required by law or the Articles. Unless otherwise provided by law or the Articles, each outstanding share of Stock, regardless of class, shall be entitled to one vote upon each matter submitted to a vote at a meeting of stockholders. Shares of Stock directly or indirectly owned by the Corporation shall not be voted in any meeting and shall not be counted in determining the total number of outstanding shares of Stock entitled to vote at any given time, but Stock held by it in a fiduciary capacity (other than "Excess Stock" held by it in accordance with Article 9.5.2) may be voted and shall be counted in determining the total number of outstanding shares of Stock at any given time.

         11.3 Informal Action. Any action required or permitted to be taken by the Stockholders at any annual or special meeting of stockholders may be taken without a meeting if (i) a unanimous written consent which sets forth the action taken and which is signed by each stockholder entitled to vote on the matter and
(ii) a written waiver of any right to dissent signed by each Stockholder entitled to notice of such meeting but not entitled to vote at such meeting, are filed with the records of stockholders meetings. Such consents and waivers may be signed by different stockholders on separate counterparts.


                                   ARTICLE XII

                                 INDEMNIFICATION
                                 ---------------

         The Board of Directors shall have the power to adopt Bylaws or resolutions for the indemnification of the Corporation's directors, officers, employees and agents, provided that any such Bylaws or resolutions shall be consistent with applicable law.


                                  ARTICLE XIII

                             LIMITATION OF LIABILITY
                             -----------------------

         To the fullest extent permitted under the MGCL as in effect on the date of filing the Articles or as the MGCL is thereafter amended from time to time, no Director or officer shall be liable to the Corporation or its Stockholders for money damages. Neither the amendment or the repeal of this Article XIII, nor the adoption of any other provision in the Articles inconsistent with this
Article XIII, shall eliminate or reduce the protection afforded by this Article XIII to a Director or officer of the Corporation with respect to any matter which occurred, or any cause of action, suit or claim which but for this Article XIII would have accrued or arisen, prior to such amendment, repeal or adoption.


                                   ARTICLE XIV

               STOCKHOLDER VOTE REQUIRED FOR CERTAIN TRANSACTIONS
               --------------------------------------------------

         No (i) sale, lease or exchange of all or substantially all of the property or assets, including goodwill, of the Corporation or (ii) share exchange or merger or consolidation of the Corporation with or into any other corporation, shall be effected unless the same is first approved by the Board of Directors pursuant to a resolution adopted by the Board of Directors in accordance with Section 3-105(b) of the MGCL and by a majority of the "Continuing Directors" (as defined below), and, except as otherwise provided by law, thereafter approved by the Stockholders. Whenever any vote of the holders of voting stock is required, and in addition to any other vote of holders of voting stock that is required by the Articles or by law, the affirmative vote of at least two-thirds of all the votes cast on such sale, lease or exchange, share exchange, merger or consolidation, by holders of voting stock, voting together as a single class, at any annual meeting of Stockholders or special meeting of Stockholders called for such purpose, shall be required to approve such sale, lease or exchange, share exchange, merger or consolidation.

         For the purpose of the Articles, the term "Continuing Directors" shall mean (i) each of the initial members of the Board of Directors of the Corporation or (ii) any of the Directors whose nomination for election to the Board of Directors was recommended or approved by a vote of the majority of the Directors then in office who are the Directors referred to in clause (i) of this sentence or this clause (ii).



                                   ARTICLE XV

                 PROVISIONS IN CONFLICT WITH LAW OR REGULATIONS
                 ----------------------------------------------

         15.1 The provisions of the Articles are severable, and if the Directors shall determine that any one or more of such provisions are in conflict with the REIT Provisions, or other applicable federal or state laws, the conflicting provisions shall be deemed never to have constituted a part of the Articles, even without any amendment of the Articles pursuant to Article XVII hereof; provided, however, that such determination by the Directors shall not affect or impair any of the remaining provisions of the Articles or render invalid or improper any action taken or omitted prior to such determination. No Director shall be liable for making or failing to make such a determination.

         15.2 If any provision of the Articles or any application of such provision shall be held invalid or unenforceable by any federal or state court having jurisdiction, such holding shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction, and the validity of the remaining provisions of the Articles shall not be affected. Other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.



                                   ARTICLE XVI

                        AMENDMENT OF BYLAWS BY DIRECTORS
                        --------------------------------

         The Board of Directors shall have the power, at any regular or special meeting of the Board of Directors, to make and adopt, or to amend, rescind, alter or repeal, any Bylaws of the Corporation. The Bylaws may contain any provision for the regulation and management of the affairs of the Corporation not inconsistent with law or the provisions of the Articles of Incorporation.



                                  ARTICLE XVII

                              AMENDMENT OF ARTICLES
                              ---------------------

         The Corporation reserves the right to repeal, alter, amend or rescind any provision contained in the Articles of Incorporation, including without limitation any amendment to change the terms or contract rights, as expressly set forth in the Articles, of any of its outstanding stock by classification, reclassification or otherwise, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation. The affirmative vote of a majority of the Directors and a majority of the Continuing Directors, shall be required to amend, repeal or modify any provision of the Articles. Notwithstanding the foregoing, any amendment, repeal or other modification of the provisions of Article VI, Article IX, Article XII, Article XIII, Article XIV, Article XVI and this Article XVII hereof shall require, in addition to the other applicable requirements of the Articles of Incorporation and of law, the affirmative vote of holders of at least two-thirds of the Stock then outstanding and entitled to vote generally in the election of directors. All other amendments to the Articles shall require the affirmative vote of a majority of the vote entitled to be cast on the matter.

         The provision of Section 3-602 of the MGCL, as the same may be amended or re-enacted, or any successor provisions thereto, shall not apply to any business combination (as defined in Section 3-601 of the MGCL) involving (i) the Corporation and HRE Properties, a Massachusetts business trust ("HRE Properties") or (ii) the Corporation and any person, who, as of December 31, 1996, is the "beneficial owner" (as such term is defined in Section 3-601 of the MGCL) of in excess of 20% of the outstanding shares of beneficial interests in HRE Properties, and who, by virtue of the merger of HRE Properties with and into the Corporation, will own a similar percentage of the Corporation Common Stock or any of such person's affiliates or associates (as such terms are defined in Section 3-601 of the MGCL).

         IN WITNESS WHEREOF, the undersigned incorporator of HRE Properties, Inc. confirms that the organization meeting of the Board of Directors of the Corporation has not been held and hereby executes the foregoing Amended Articles of Incorporation and acknowledges the same to be his act and further acknowledges that, to the best of his knowledge, the matters and facts set forth therein are true in all material respects under the penalties of perjury as of the 30th day of December, 1996.



                                                 /s/ J. W. Thompson Webb
                                                 -------------------------------
                                                 Name:  J. W. Thompson Webb

                                    EXHIBIT D
                                    ---------

                                     BY-LAWS

                                       OF

                              HRE PROPERTIES, INC.

                                     BYLAWS

                                       OF

                              HRE PROPERTIES, INC.


                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

ARTICLE I         MEETINGS OF STOCKHOLDERS................................  D-4
         1.01     PLACE...................................................  D-4
         1.02     ANNUAL MEETING..........................................  D-4
         1.03     MATTERS TO BE CONSIDERED AT ANNUAL MEETING..............  D-4
         1.04     SPECIAL MEETINGS........................................  D-5
         1.05     NOTICE..................................................  D-5
         1.06     SCOPE OF NOTICE.........................................  D-5
         1.07     ADJOURNMENT.............................................  D-5
         1.08     PROXIES.................................................  D-6
         1.09     CONDUCT OF MEETINGS....................................   D-6
         1.10     TABULATION OF VOTES....................................   D-6
         1.11     VOTING BY BALLOT.......................................   D-6

ARTICLE II        DIRECTORS..............................................   D-6
         2.01     GENERAL POWERS.........................................   D-6
         2.02     OUTSIDE ACTIVITIES.....................................   D-6
         2.03     NUMBER, TENURE AND QUALIFICATION........................  D-7
         2.04     NOMINATION OF DIRECTORS.................................  D-7
         2.05     ANNUAL AND REGULAR MEETINGS.............................. D-8
         2.06     SPECIAL MEETINGS......................................... D-8
         2.07     NOTICE................................................... D-8
         2.08     QUORUM................................................... D-8
         2.09     VOTING................................................... D-9
         2.10     CONDUCT OF MEETINGS...................................... D-9
         2.11     RESIGNATIONS............................................. D-9
         2.12     REMOVAL OF DIRECTORS..................................... D-9
         2.13     VACANCIES................................................ D-9
         2.14     INFORMAL ACTION BY DIRECTORS............................. D-9
         2.15     COMPENSATION............................................. D-9

ARTICLE III       COMMITTEES............................................... D-9
         3.01     NUMBER, TENURE AND QUALIFICATION......................... D-9
         3.02     DELEGATION OF POWER..................................... D-10
         3.03     QUORUM AND VOTING....................................... D-10
         3.04     CONDUCT OF MEETINGS..................................... D-10
         3.05     INFORMAL ACTION BY COMMITTEES........................... D-10

ARTICLE IV        BOARD OF CONSULTANTS.................................... D-10
         4.01     APPOINTMENT. ........................................... D-10
         4.02     MEMBERS................................................. D-10
         4.03     MEETINGS.  ............................................. D-10
         4.04     AUTHORITY............................................... D-10

ARTICLE V         OFFICERS................................................ D-11
         5.01     TITLES AND ELECTION..................................... D-11
         5.02     REMOVAL................................................. D-11
         5.03     VACANCIES............................................... D-11
         5.04     CHAIRMAN OF THE BOARD................................... D-11
         5.05     PRESIDENT............................................... D-11
         5.06     VICE PRESIDENTS......................................... D-11
         5.07     SECRETARY............................................... D-11
         5.08     TREASURER............................................... D-12
         5.09     ASSISTANT SECRETARIES AND ASSISTANT TREASURERS.......... D-12
         5.10     SUBORDINATE OFFICERS.................................... D-12
         5.11     COMPENSATION............................................ D-12

ARTICLE VI        SHARES OF STOCK......................................... D-12
         6.01     CERTIFICATES FOR STOCK.................................. D-12
         6.02     STOCK LEDGER............................................ D-13
         6.03     RECORDING TRANSFER OF STOCK............................. D-13
         6.04     LOST CERTIFICATE........................................ D-13
         6.05     CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE...... D-13

ARTICLE VII       DIVIDENDS AND DISTRIBUTIONS............................. D-14
         7.01     DECLARATIONS...........................................  D-14
         7.02     CONTINGENCIES..........................................  D-14

ARTICLE VIII      INDEMNIFICATION........................................  D-14
         8.01     INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES...  D-14
         8.02     STANDARD. .............................................  D-14
                  8.03     ADVANCE PAYMENT OF EXPENSES...................  D-15
                  8.04     GENERAL........................................ D-15

ARTICLE IX        NOTICES................................................. D-15
         9.01     NOTICES................................................. D-15
         9.02     SECRETARY TO GIVE NOTICE................................ D-15
         9.03     WAIVER OF NOTICE........................................ D-15

ARTICLE X         MISCELLANEOUS........................................... D-16
         10.01    BOOKS AND RECORDS....................................... D-16
         10.03    CONTRACTS............................................... D-16
         10.04    CHECKS, DRAFTS, ETC..................................... D-16
         10.05    LOANS................................................... D-16
         10.06    FISCAL YEAR............................................. D-16
         10.07    ANNUAL REPORT........................................... D-16
         10.08    INTERIM REPORTS......................................... D-16
         10.09    OTHER REPORTS........................................... D-17
         10.10    BYLAWS SEVERABLE........................................ D-17

ARTICLE XI        AMENDMENT OF BYLAWS.................................... .D-17

                                    ARTICLE I

                            MEETINGS OF STOCKHOLDERS
                            ------------------------

         1.01 PLACE. All meetings of the holders of the issued and outstanding common stock and preferred stock of the Corporation (the "Stockholders") shall be held at the principal executive office of the Corporation or such other place within the United States as shall be stated in the notice of the meetings.

         1.02 ANNUAL MEETING. An annual meeting of the Stockholders for the election of Directors and the transaction of such other business as properly may be brought before the meeting shall be held in March of each year or at such other date and time as may be fixed by the Board of Directors. If the date fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. Failure to hold an annual meeting shall not invalidate the Corporation's existence or affect any otherwise valid acts of the Corporation.

         1.03 MATTERS TO BE CONSIDERED AT ANNUAL MEETING. At any annual meeting of Stockholders or any special meeting in lieu of the annual meeting of Stockholders (the "Annual Meeting"), only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before each Annual Meeting. To be considered as properly brought before an Annual Meeting, business must be: (a) specified in the notice of meeting, (b) otherwise properly brought before the meeting by, or at the direction of, the Board of Directors, or (c) otherwise properly brought before the meeting by any holder of record (both as of the time notice of such proposal is given by the Stockholder as set forth below and as of the record date for the Annual Meeting in question) of any shares of capital stock of the Corporation entitled to vote at such Annual Meeting who complies with the requirements set forth in this
Section 1.03.

         In addition to any other applicable requirements, for business to be properly brought before an Annual Meeting by a Stockholder of record of any shares of capital stock entitled to vote at such Annual Meeting, such
Stockholder shall: (i) give timely notice as required by this Section 1.03 to the Secretary of the Corporation and (ii) be present at such meeting, either in person or by a representative. For the first Annual Meeting of the Corporation a Stockholder's notice shall be timely delivered to, or mailed to and received by, the Corporation at its principal executive office not later than the close of business on the later of (A) the 75th day prior to the scheduled date of such Annual Meeting or (B) the 15th day following the day on which public announcement of the date of such Annual Meeting is first made by the Corporation. For all subsequent Annual Meetings, a Stockholder's notice shall be timely if delivered to, or mailed to and received by, the Corporation at its principal executive office not less than 75 days nor more than 120 days prior to the anniversary date of the immediately preceding Annual Meeting (the "Anniversary Date"); provided, however, that in the event the Annual Meeting is scheduled to be held on a date more than 30 days before the Anniversary Date or more than 60 days after the Anniversary Date, a Stockholder's notice shall be timely if delivered to, or mailed to and received by, the Corporation at its principal executive office not later than the close of business on the later of
(A) the 75th day prior to the scheduled date of such Annual Meeting or (B) the 15th day following the day on which public announcement of the date of such Annual Meeting is first made by the Corporation.

         For purposes of these Bylaws, "public announcement" shall mean: (i) disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service, (ii) a report or other document filed publicly with the Securities and Exchange Commission (including, without limitation, a Form 8-K), or (iii) a letter or report sent to Stockholders of record of the Corporation at the time of the mailing of such letter or report.

         A Stockholder's notice to the Secretary shall set forth as to each matter proposed to be brought before an Annual Meeting: (i) a brief description of the business the Stockholder desires to bring before such Annual Meeting and the reasons for conducting such business at such Annual Meeting, (ii) the name and address, as they appear on the Corporation's stock transfer books, of the Stockholder proposing such business, (iii) the class and number of shares of the Corporation's capital stock beneficially owned by the Stockholder proposing such business, (iv) the names and addresses of the beneficial owners, of any capital stock of the Corporation registered in such Stockholder's name on such books, and the class and number of shares of the Corporation's capital stock beneficially owned by such beneficial owners, (v) the names and addresses of other Stockholders known by the Stockholder proposing such business to support such proposal, and the class and number of shares of the Corporation's capital stock beneficially owned by such other Stockholders; and (vi) any material interest of the Stockholder proposing to bring such business before such meeting (or any other Stockholders known to be supporting such proposal) in such proposal.

         If the Board of Directors or a designated committee thereof determines that any Stockholder proposal was not made in a timely fashion in accordance with the provisions of this Section 1.03 or that the information provided in a Stockholder's notice does not satisfy the information requirements of this
Section 1.03 in any material respect, such proposal shall not be presented for action at the Annual Meeting in question. If neither the Board of Directors nor such committee makes a determination as to the validity of any Stockholder proposal in the manner set forth above, the presiding officer of the Annual Meeting shall determine whether the Stockholder proposal was made in accordance with the terms of this Section 1.03. If the presiding officer determines that any Stockholder proposal was not made in a timely fashion in accordance with the provisions of this Section 1.03 or that the information provided in a Stockholder's notice does not satisfy the information requirements of this
Section 1.03 in any material respect, such proposal shall not be presented for action at the Annual Meeting in question. If the Board of Directors, a designated committee thereof or the presiding officer determines that a Stockholder proposal was made in accordance with the requirements of this
Section 1.03, the presiding officer shall so declare at the Annual Meeting and ballots shall be provided for use at the meeting with respect to such proposal.

         Notwithstanding the foregoing provisions of this Bylaw, a Stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder with respect to the matters set forth in this Bylaw, and nothing in this Bylaw shall be deemed to affect any rights of Stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

         1.04 SPECIAL MEETINGS. The Chairman of the Board, the President or a majority of the Board of Directors may call special meetings of the Stockholders. In addition, the Secretary of the Corporation shall call a special meeting of the Stockholders on the written request of Stockholders entitled to cast at least a majority of all the votes entitled to be cast at the meeting.

         1.05 NOTICE. Not fewer than ten (10) nor more than ninety (90) days before the date of every meeting of Stockholders, written or printed notice of such meeting shall be given in accordance with Article 9, to each Stockholder entitled to vote or entitled to notice by statute, stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by statute, the purpose or purposes for which the meeting is called.

         1.06 SCOPE OF NOTICE. No business shall be transacted at a special meeting of Stockholders except that specifically designated in the notice of the meeting. Any business of the Corporation may be transacted at the annual meeting without being specifically designated in the notice, except such business as is required by statute to be stated in such notice.

         1.07 ADJOURNMENT. When any meeting is convened, the presiding officer may adjourn the meeting if (a) no quorum is present for the transaction of business, (b) the Board of Directors determines that adjournment is necessary or appropriate to enable the Stockholders to consider full information which the Board of Directors determines has not been made sufficiently or timely available to Stockholders, or (c) the Board of Directors determines that adjournment is otherwise in the best interests of the Corporation. When any Annual Meeting or special meeting of Stockholders is adjourned to another hour, date or place, notice need not be given of the adjourned meeting other than an announcement at the meeting at which the adjournment is taken of the hour, date and place to which the meeting is adjourned; provided, however, that if the adjournment is for more than 120 days after the original record date, notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote thereat and each Stockholder who by law or under the Articles or these Bylaws is entitled to such notice.

         At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally notified. The Stockholders present at a meeting which has been duly called and convened and at which a quorum is present at the time counted may continue to transact business until adjournment, notwithstanding the withdrawal of enough Stockholders to leave less than a quorum.

         1.08 PROXIES. A Stockholder may vote the Shares owned of record by him or her, either in person or by proxy executed in writing by the Stockholder or by his or her duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

         1.09 CONDUCT OF MEETINGS. The Chairman of the Board or, in the absence of the Chairman, the President or any Vice President, or, in the absence of the Chairman, President or any Vice Presidents, a presiding officer elected at the meeting, shall preside over meetings of Stockholders. The Secretary of the Corporation, or, in the absence of the Secretary and Assistant Secretaries, the person appointed by the presiding officer of the meeting shall act as secretary of such meeting.

         1.10 TABULATION OF VOTES. At any annual meeting of Stockholder, the presiding officer shall be authorized to appoint one or more persons as tellers for such meeting (the "Teller" or "Tellers"). The Teller may, but need not, be an officer or employee of the Corporation. The Teller shall be responsible for tabulating or causing to be tabulated the shares voted at the meeting and reviewing or causing to be reviewed all proxies. In tabulating votes, the Teller shall be entitled to rely in whole or in part on tabulations and analyses made by personnel of the Corporation, its counsel, its transfer agent, its registrar or such other organizations that are customarily employed to provide such services. The Teller may be authorized by the presiding officer to determine on a preliminary basis the legality and sufficiency of all votes cast and proxies delivered under the Articles, Bylaws and applicable law. The presiding officer may review all preliminary determinations made by the Teller hereunder, and in doing so, the presiding officer shall be entitled to exercise his or her sole judgment and discretion and he or she shall not be bound by any preliminary determinations made by the Teller. Each report of the Teller shall be in writing and signed by him or her or by a majority of them if there is more than one. The report of the majority shall be the report of the Tellers.

         1.11 VOTING BY BALLOT. Voting on any question or in any election may be viva voce unless the presiding officer shall order or any Stockholder shall demand that voting be by ballot.


         1.12 CONTROL SHARE STATUE. Notwithstanding any other provision of the charter of the Corporation or these Bylaws, Title 3, Subtitle 7 of the Corporations and Associations Article of the Annotated Code of Maryland (or any successor statute) shall not apply to any acquisition of the stock of the Corporation by any person who, as of December 31, 1996, owned in excess of 20% of the outstanding common shares of HRE Properties, a Massachusetts business trust (the "Trust"), and who by virtue of the merger of the Trust with and into the Corporation will own that percentage of the stock of the Corporation.

                                   ARTICLE II

                                    DIRECTORS
                                    ---------

         2.01 GENERAL POWERS. The business and affairs of the Corporation shall be managed by its Board of Directors. All powers of the Corporation may be exercised by or under the authority of the Board of Directors, except as conferred on or reserved to the Stockholders by statute, the Articles or these Bylaws.

         2.02 OUTSIDE  ACTIVITIES.  The Board of  Directors  and its members are required to spend only such time managing the business and affairs of the Corporation as is necessary to carry out their duties in accordance with Section 2-405.1 of the Maryland General Corporation Law (the "MGCL"). The Board of
Directors, each Director, and the agents, officers and employees of the Corporation or of the Board of Directors or of any Director may engage with or for others in business activities of the types conducted by the Corporation. Except as set forth in the Articles or by separate agreement, none of such individuals has an obligation to notify or present to the Corporation or each other any investment opportunity that may come to such person's attention even though such investment might be within the scope of the Corporation's purposes or various investment objectives. Any interest (including any interest as defined in Section 2-419(a) of the MGCL) that a Director has in any investment opportunity presented to the Corporation must be disclosed by such Director to the Board of Directors (and, if voting thereon, to the Stockholders or to any committee of the Board of Directors) within ten (10) days after the later of the date upon which such Director becomes aware of such interest or the date upon which such Director becomes aware that the Corporation is considering such investment opportunity. If such interest comes to the interested Director's attention after a vote to take such investment opportunity, the voting body shall be notified of such interest and shall reconsider such investment opportunity if not already consummated or implemented.

         2.03 NUMBER, TENURE AND QUALIFICATION. The number of Directors of the Corporation shall initially be seven. The number of directors may be changed from time to time by a majority of the entire Board of Directors, provided, that there shall not be fewer than 3 directors or greater than 15 directors. No reduction in the number of Directors shall cause the removal of any Director from office prior to the expiration of his or her term. Each Director shall serve for the term set forth in the Articles and until his or her successor is elected and qualified.

         2.04 NOMINATION OF DIRECTORS. Nomination of candidates for election as Directors of the Corporation at any Annual Meeting may be made only (a) by, or at the direction of, a majority of the Board of Directors or (b) by any holder of record (both as of the time notice of such nomination is given by the Stockholder as set forth below and as of the record date for the Annual Meeting in question) of any shares of the capital stock of the Corporation entitled to vote at such Annual Meeting who complies with the timing, informational and other requirements set forth in this Section 2.04. Any Stockholder who has complied with the timing, informational and other requirements set forth in this
Section 2.04 and who seeks to make such a nomination, or his, her or its representative, must be present in person at the Annual Meeting. Only persons nominated in accordance with the procedures set forth in this Section 2.04 shall be eligible for election as directors at an Annual Meeting.

         Nominations, other than those made by, or at the direction of, the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation as set forth in this Section 2.04. For the first Annual Meeting of the Corporation, a stockholder's notice shall be timely if delivered to, or mailed to and received by, the Corporation at its principal executive office not later than the close of business on the later of (A) the 75th day prior to the scheduled date of such Annual Meeting or (B) the 15th day following the day on which public announcement of the date of such Annual Meeting is first made by the Corporation. For all subsequent Annual Meetings, a stockholder's notice shall be timely if delivered to, or mailed to and received by, the Corporation at its principal executive office not less than 75 days nor more than 120 days prior to the Anniversary Date; provided, however, that in the event the Annual Meeting is schedule to be held on a date more than 30 days before the Anniversary Date or more than 60 days after the Anniversary Date, a Stockholder's notice shall be timely if delivered to, or mailed and received by, the Corporation at its principal executive office not later than the close of business on the later of (i) the 75th day prior to the scheduled date of such Annual Meeting or (ii) the 15th day following the day on which public announcement of the date of such Annual Meeting is first made by the Corporation.

         A Stockholder's notice to the Secretary shall set forth as to each person whom the Stockholder proposes to nominate for election or re-election as a Director: (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation's capital stock which are beneficially owned by such person on the date of such Stockholder notice, and
(iv) the consent of each nominee to serve as a Director if elected. A Stockholder's notice to the Secretary shall further set forth as to the Stockholder giving such notice: (i) the name and address, as they appear on the Corporation's stock transfer books, of such Stockholder and of the beneficial owners (if any) of the Corporation's capital stock registered in such Stockholder's name and the name and address of other Stockholders known by such Stockholder to be supporting such nominee(s), (ii) the class and number of shares of the Corporation's capital stock which are held of record, beneficially owned or represented by proxy by such Stockholder and by any other Stockholders known by such Stockholder to be supporting such nominee(s) on the record date for the Annual Meeting in question (if such date shall then have been made publicly available) and on the date of such Stockholder's notice, and (iii) a description of all arrangements or understandings between such Stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such Stockholder.

         If the Board of Directors or a designated committee thereof determines that any Stockholder nomination was not made in accordance with the terms of this Section 2.04 or that the information provided in a Stockholder's notice does not satisfy the informational requirements of this Section 2.04 in any material respect, then such nomination shall not be considered at the Annual Meeting in question. If neither the Board of Directors nor such committee makes a determination as to whether a nomination was made in accordance with the provisions of this

Section 2.04, the presiding officer of the Annual Meeting shall determine whether a nomination was made in accordance with such provisions. If the presiding officer determines that any Stockholder nomination was not made in accordance with the terms of this Section 2.04 or that the information provided in a Stockholder's notices does not satisfy the informational requirements of this Section 2.04 in any material respect, then such nomination shall not be considered at the Annual Meeting in question. If the Board of Directors, a designated committee thereof or the presiding officer determines that a nomination was made in accordance with the terms of this Section 2.04, the presiding officer shall so declare at the Annual Meeting and ballots shall be provided for use at the meeting with respect to such nominee.

         Notwithstanding anything to the contrary in the second sentence of the second paragraph of this Section 2.04, in the event that the number of Directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for Director or specifying the size of the increased Board of Directors at least 75 days prior to the Anniversary Date, a Stockholder's notice required by this
Section 2.04 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if such notice shall be delivered to, or mailed to and received by, the Corporation at its principal executive office not later than the close of business on the 15th day following the day on which such public announcement is first made by the Corporation.

         No person shall be elected by the Stockholders as a Director of the Corporation unless nominated in accordance with the procedures set forth in this Section. Election of Directors at the Annual Meeting need not be by written ballot, unless otherwise provided by the Board of Directors or presiding officer at such Annual Meeting. If written ballots are to be used, ballots bearing the names of all the persons who have been nominated for election as Directors at the Annual Meeting in accordance with the procedures set forth in this Section shall be provided for use at the Annual Meeting.

         2.05 ANNUAL AND REGULAR MEETINGS. An annual meeting of the Board of Directors may be held immediately after and at the same place as the Annual Meeting of Stockholders, or at such other time and place, either within or without the State of Maryland, as is selected by resolution of the Board of Directors, and no notice other than this Bylaw or such resolution shall be necessary. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Maryland, for the holding of regular meetings of the Board of Directors without other notice than such resolutions.

         2.06 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the President or a majority of the Directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Maryland, as the place for holding any special meeting of the Board of Directors called by them.

         2.07 NOTICE. Notice of any special meeting to be provided herein shall be given, in accordance with Section 9, by written notice delivered personally, telegraphed or telecopied to each Director at his or her business or residence at least twenty-four (24) hours, or by mail at least five (5) days, prior to the meeting. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be specified in the notice, unless specifically required by statute, the Articles or these Bylaws.

         2.08 QUORUM. A majority of the Board of Directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors; provided, however, that a quorum for the transaction of business with respect to any matter in which any Director (or affiliate of such Director) who is not an independent Director has any interest shall consist of a majority of the Directors that includes a majority of the independent Directors then in office. If less than a majority of the Board of Directors is present at said meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

         2.09 VOTING. The act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable statute, the Articles or these Bylaws; provided, however, that no act relating to any matter in which a Director (or affiliate of such Director) who is not an independent Director has any interest shall be the act of the Board of Directors unless such act has been approved by a majority of the Board of Directors that includes a majority of the independent Directors.

         2.10 CONDUCT OF MEETINGS. All meetings of the Board of Directors shall be called to order and presided over by the Chairman of the Board, or in the absence of the Chairman of the Board, by the President (if a member of the Board of Directors) or, in the absence of the Chairman of the Board of Directors and the President, by a member of the Board of Directors selected by the members present. The Secretary of the Corporation, or in the absence of the Secretary, any Assistant Secretary, shall act as secretary of all meetings of the Board of Directors, and in the absence of the Secretary and Assistant Secretaries, the presiding officer of the meeting shall designate any person to act as secretary of the meeting. Members of the Board of Directors may participate in meetings of the Board of Directors by conference telephone or similar communications equipment by means of which all Directors participating in the meeting can hear each other at the same time, and participation in a meeting in accordance herewith shall constitute presence in person at such meeting for all purposes of these Bylaws.

         2.11 RESIGNATIONS. Any Director may resign from the Board of Directors or any committee thereof at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of the receipt of notice of such resignation by the President or the Secretary.

         2.12 REMOVAL OF DIRECTORS. Any or all of the Directors may be removed from office in accordance with Articles of Incorporation.

         2.13 VACANCIES. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of Directors shall be filled solely by the affirmative vote of a majority of the entire Board of Directors and any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification or other cause (other than removal from office) shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even if less than a quorum. Subject to the rights of the holders of any series of Preferred Stock then outstanding, vacancies on the Board of Directors resulting from the removal of a Director from office may be filled by the affirmative vote of a majority of all the votes cast at a meeting of Stockholders called for that purpose. A director elected by the board of directors to fill any vacancy shall serve until the next annual meeting of stockholders and until his successor is elected and qualifies.

         2.14 INFORMAL ACTION BY DIRECTORS. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if a consent in writing to such action is signed by all of the Directors and such written consent is filed with the minutes of the Board of Directors. Consents may be signed by different Directors on separate counterparts.

         2.15 COMPENSATION. An annual fee for services and payment for expenses of attendance at each meeting of the Board of Directors, or of any committee thereof, may be allowed to any Director by resolution of the Board of Directors.


                                   ARTICLE III

                                   COMMITTEES
                                   ----------

         3.01 NUMBER, TENURE AND QUALIFICATION. The Board of Directors may appoint from among its members an Executive Committee and other committees of two or more Directors, to serve at the pleasure of the Board of Directors. If any committee may take or authorize any act as to any matter in which any Director (or affiliate of such Director) who is not an independent Director has or may have any interest, a majority of the members of such committee shall be independent Directors, except that any such committee consisting of only two Directors may have one independent Director and one Director who is not an independent Director.

         3.02 DELEGATION OF POWER. The Board of Directors may delegate to these committees in the intervals between meeting of the Board of Directors any of the powers of the Board of Directors to manage the business and affairs of the Corporation, except those powers which the Board of Directors is specifically prohibited from delegating pursuant to Section 2-411 of the MGCL.

         3.03 QUORUM AND VOTING. A majority of the members of any committee shall constitute a quorum for the transaction of business by such committee, and the act of a majority of the quorum shall constitute the act of the committee, except that no act relating to any matter in which any Director (or affiliate of such Director) who is not an independent Director has any interest, shall be the act of any committee unless a majority of the independent Directors on the committee vote for such act.

         3.04 CONDUCT OF MEETINGS. Each committee shall designate a presiding officer of such committee, and if not present at a particular meeting, the committee shall select a presiding officer for such meeting. Members of any committee may participate in meetings of such committee by conference telephone or similar communication equipment by means of which all Directors participating in the meeting can hear each other at the same time, and participation in a meeting in accordance herewith shall constitute presence in person at such meeting for all purposes of these Bylaws. Each committee shall keep minutes of its meetings, and report the results of any proceedings at the next succeeding annual or regular meeting of the Board of Directors.

         3.05 INFORMAL ACTION BY COMMITTEES. Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting, if a written consent to such action is signed by all members of the committee and such written consent is filed with the minutes of proceedings of such committee. Consents may be signed by different members on separate counterparts.



                                   ARTICLE IV

                              BOARD OF CONSULTANTS
                              --------------------

         4.01 APPOINTMENT. The Board of Directors may appoint a Board of Consultants to consider, advise upon and make recommendations to the Board of Directors with respect to such questions relating to the conduct of the business of the Corporation as may be submitted to it by the Board of Directors.

         4.02 MEMBERS. The members of the Board of Consultants, who shall not be Directors and need not be officers or shareholders, shall serve from the date appointed until their resignation, death or removal by a vote of the majority of the Board of Directors, with or without cause.

         4.03 MEETINGS. Meetings of the Board of Consultants shall be called by the Chairman of the Board or Secretary on order by the Board of Directors at such time and place as the Board of Directors may from time to time designate. The Board of Directors shall determine with respect to each meeting which members of the Board of Consultants should be called; all members need not be called to every meeting. The Board of Directors may, at their discretion, invite other participants and/or observers to such meetings. The members of the Board of Consultants shall be entitled to a fee for attendance at such meetings, which fee shall be fixed by resolution of the Board of Directors.

         4.04 AUTHORITY. The Board of Consultants shall have no authority or power with respect to the affairs of the Corporation, and members of the Board of Consultants shall not be empowered by such membership to act as, or to represent themselves to be, agents or representatives of the Corporation and/or of the Board of Directors.


                                    ARTICLE V

                                    OFFICERS
                                    --------

         5.01 TITLES AND ELECTION. The Corporation shall have a Chairman of the Board, a President, a Treasurer and a Secretary, and may have one or more Vice Presidents, a Chief Financial Officer, a Chief

Operating Officer, one or more Assistant Secretaries, one or more Assistant Treasurers and such other subordinate officers as the Board of Directors, or any committee or officer appointed by the Board of Directors for such purpose, may from time to time elect. The officers of the Corporation shall be elected from time to time by the Board of Directors at any meeting thereof. Each officer shall hold office until his successor is duly elected and qualified or until his death, resignation or removal in the manner hereinafter provided. Any two or more officers, except President and Vice President, may be held by the same person. Election or appointment of an officer or agent shall not of itself create contract rights between the Corporation and such officer or agent.

         5.02 REMOVAL. Any officer or agent elected or appointed by the Board of Directors may be removed, with or without cause, by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby. The fact that a person is elected to office, whether or not for a specified term, shall not by itself constitute any undertaking or evidence of any employment obligation of the Corporation to that person.

         5.03 VACANCIES. A vacancy in any office may be filled by the Board of Directors for the unexpired portion of the term.

         5.04 CHAIRMAN OF THE BOARD. Unless the Board of Directors shall otherwise determine, the Chairman of the Board shall be the Chief Executive Officer and general manager of the Corporation and shall in general supervise and control all of the business and affairs of the Corporation. The Chairman of the Board shall be a Director and shall preside over the meetings of the Stockholders and the Board of Directors. The Chairman of the Board shall perform such other duties as may be assigned to him by the Board of Directors. The Chairman of the Board may sign and execute any deed, mortgage, bond, contract, or other obligation or instrument on behalf of the Corporation, except in cases where the execution thereof shall be expressly designated by the Board of Directors or by the Articles, these Bylaws or otherwise to another officer or agent of the Corporation.

         5.05 PRESIDENT. Unless the Board of Directors shall otherwise determine, the President shall be the Chief Operating Officer of the Corporation and shall supervise and control the day-to-day business and affairs of the Corporation. In the absence of the Chairman of the Board, the President shall preside at all meetings of the Stockholders and of the Board of Directors (if a member of the Board of Directors). The President may execute any deed, mortgage, bond, contract or other obligation or instrument on behalf of the Corporation, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by the Articles, by these Bylaws or otherwise to some other officer or agent of the Corporation. In general, the President shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors or the Chairman of the Board from time to time.

         5.06 VICE PRESIDENTS. The Board of Directors may appoint one or more Vice Presidents. In the absence of the President or in the event of a vacancy in such office, the Vice President (or in the event there shall be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the President and when so acting shall have all the powers of and be subject to all of the restrictions upon the President. Every Vice President shall perform such other duties as from time to time may be assigned to him by the President or the Board of Directors. The Board of Directors may designate one or more Vice Presidents as Executive Vice Presidents or as Vice Presidents for particular areas of responsibility.

         5.07 SECRETARY. The Secretary shall (i) keep the minutes of the proceedings of the Stockholders and Board of Directors in one or more books provided for that purpose; (ii) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (iii) be custodian of the records of the Corporation; (iv) unless a transfer agent is appointed, keep a register of the post office address of each Stockholder which shall be furnished to the Secretary by such Stockholder and have general charge of the stock ledger of the Corporation; (v) when authorized by the Board of Directors or the President, attest to or witness all documents requiring the same; (vi) perform all duties as from time to time may be assigned to him by the President or by the Board of Directors; and (vii) perform all of the duties generally incident to the office of secretary of a corporation.

         5.08 TREASURER. The Treasurer shall have the custody of the Corporation's funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositaries as may be designated by the Board of Directors. The Treasurer shall disburse funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at the regular meetings of the Board of Directors or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation. The Board of Directors may engage a custodian to perform some or all of the duties of the Treasurer, and if a custodian is so engaged then the Treasurer shall be relieved of the responsibilities set forth herein to the extent delegated to such custodian and, unless the Board of Directors otherwise determines, shall have general supervision over the activities of the custodian. The custodian shall not be an officer of the Corporation.

         5.09 ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The Board of Directors, or any committee or officer appointed by the Board of Directors for such purpose, may appoint one or more Assistant Secretaries or Assistant Treasurers. The Assistant Secretaries and Assistant Treasurers (i) shall have the power to perform and shall perform all the duties of the Secretary and the Treasurer, respectively, in such respective officer's absence and (ii) shall perform such duties as shall be assigned to him by the Secretary or Treasurer, respectively, or by the President of the Board of Directors, or any such designated committee or officer.

         5.10 SUBORDINATE OFFICERS. The Corporation shall have such subordinate officers as the Board of Directors, or any committee or officer appointed by the Board of Directors for such purpose, may from time to time elect. Each such officer shall hold office for such period and perform such duties as the Board of Directors, the President or any designated committee or officer may prescribe.

         5.11 COMPENSATION. The salaries and other compensation and remuneration, of any kind, if any, of the officers shall be fixed from time to time by the Board of Directors. No officer shall be prevented from receiving such compensation, if any, by reason of the fact that he is also a Director of the Corporation. The Board of Directors may authorize any committee or officer, upon whom the power of appointing assistant and subordinate officers may have been conferred, to fix the compensation and remuneration of such assistant and subordinate officer.


                                   ARTICLE VI

                                 SHARES OF STOCK
                                 ---------------

         6.01 CERTIFICATES FOR STOCK. All shares of the classes or series of Stock shall be represented by certificates in such form, not inconsistent with the Articles, as shall be approved by the Board of Directors. All certificates shall be signed by the Chairman of the Board, the President, or a Vice President and countersigned by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary. Any signature or countersignature may be either a manual or facsimile signature. All certificates for each class of Stock, shall be consecutively numbered. Each certificate representing shares of Stock which are restricted as to their transferability or voting powers, which are preferred or limited as to their allocable portion of the assets upon liquidation or which are redeemable at the option of the Corporation, shall have a statement of such restriction, limitation, preference or redemption provision, or summary thereof, plainly stated on the certificate. In lieu of such statement or summary, the Corporation may set forth on the face or back of the certificate a statement that the Corporation will furnish to any Stockholder, upon request and without charge, a full statement of such information.

         6.02 STOCK LEDGER. The Corporation shall maintain at its principal executive office, at the office of its counsel, accountants or transfer agent or at such other place designated by the Board of Directors an original or duplicate stock ledger containing the names and addresses of all the Stockholders and the number of shares of each class held by each Stockholder. The stock ledger shall be maintained pursuant to a system that the Corporation shall adopt allowing for the issuance, recordation and transfer of its Stock by electronic or other means that can be readily converted into written form for visual inspection and not involving any issuance of certificates. Such system shall include provisions for notice to acquirors of Stock (whether upon issuance or transfer of Stock) in accordance with Sections 2-210 and 2-211 of the MGCL, and Section 8-408 of the Commercial Law Article of the State of Maryland. The Corporation shall be entitled to treat the holder of record of any Share or Shares as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland. Until a transfer is duly effected on the stock ledger, the Corporation shall not be affected by any notice of such transfer, either actual or constructive. Nothing herein shall impose upon the Corporation, the Board of Directors or officers or their agents and representatives a duty or limit to their rights to inquire as to the actual ownership of Shares.

         6.03 RECORDING TRANSFER OF STOCK. If transferred in accordance with any restrictions on transfer contained in the Articles, these Bylaws or otherwise, Shares shall be recorded as transferred in the Stock Ledger upon provision to the Corporation or the transfer agent of the Corporation of an executed stock power duly guaranteed and any other documents reasonably requested by the Corporation, and the surrender of the certificate or certificates, if any, representing such Shares. Upon receipt of such documents, the Corporation shall issue the statements required by Section 2-210 and 2-211 of the MGCL and Section 8-408 of the Commercial Law Article of the State of Maryland, issue as needed a new certificate or certificates (if the transferred Shares were certificated) to the persons entitled thereto, cancel any old certificates and record the transaction upon its books.

         6.04 LOST CERTIFICATE. The Board of Directors may direct a new certificate to be issued in the place of any certificate theretofore issued by the Corporation alleged to have been stolen, lost or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of Stock to be stolen, lost or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such stolen, lost or destroyed certificate or his legal representative to advertise the same in such manner as it shall require and/or to give bond, with sufficient surety, to the Corporation to indemnify it against any loss or claim which may arise by reason of the issuance of a new certificate.

         6.05     CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE.

                  6.5.1. The Board of Directors may fix, in advance, a date as the record date for the purpose of determining Stockholders entitled to notice of, or to vote at, any meeting of Stockholders, or Stockholders entitled to receive payment of any dividend or other allotment of any rights, or in order to make a determination of Stockholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than ninety (90) days, and in the case of a meeting of Stockholders not less than ten (10) days, prior to the date on which the meeting or particular action requiring such determination of Stockholders is to be held or taken.

                  6.5.2. In lieu of fixing a record date, the stock transfer books may be closed by the Board of Directors in accordance with Section 2-511 of the MGCL for the purpose of determining Stockholders entitled to notice of or to vote at a meeting of Stockholders.

                  6.5.3. If no record date is fixed and the stock transfer books are not closed for the determination of Stockholders, (a) the record date for the determination of Stockholders entitled to notice of, or to vote at, a meeting of Stockholder shall be at the close of business on the day on which the notice of meeting is mailed or the 30th day before the meeting, whichever is the closer date to the meeting; and (b) the record date for the determination of Stockholders entitled to receive payment of a dividend or an allotment of any rights shall be at the close of business on the day on which the resolution of the Board of Directors, declaring the dividend or allotment of rights, is adopted, but the payment or allotment may not be made more than sixty (60) days after the date on which the resolution is adopted.

                  6.5.4. When a determination of Stockholders entitled to vote at any meeting of Stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

                                   ARTICLE VII

                           DIVIDENDS AND DISTRIBUTIONS
                           ---------------------------

         7.01 DECLARATIONS. Dividends and other distributions upon the Stock may be declared by the Board of Directors as set forth in the applicable provisions of the Articles and any applicable law, at any meeting, limited only to the extent of Section 2-311 of the MGCL. Dividends and other distributions upon the Stock may be paid in cash, property or Stock of the Corporation, subject to the provisions of law and of the Articles.

         7.02 CONTINGENCIES. Before payment of any dividends or other distributions upon the Stock, there may be set aside (but there is no duty to set aside) out of any funds of the Corporation available for dividends or other distributions such sum or sums as the Board of Directors may from time to time, in its absolute discretion, think proper as a reserve fund to meet contingencies, for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall determine to be in the best interests of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.


                                  ARTICLE VIII

                                 INDEMNIFICATION
                                 ---------------

         8.01 INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES. The Corporation shall indemnify and hold harmless to the fullest extent permitted by, and under, applicable law as it presently exists and as is further set forth in Article 8.02 below or as may hereafter be amended any person who is or was a Director, officer, employee or agent of the Corporation or who is or was serving at the request of the Corporation as a Director, officer or employee of another corporation or entity (including service with employee benefit plans), who by reason of this status or service in that capacity was, is, or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative, or investigative. Such indemnification shall be against all liability and loss suffered and expenses (including, but not limited to, attorneys' fees, judgments, fines, penalties, and amounts paid in settlement) actually and reasonably incurred by the individual in connection with such proceeding; provided, however, that the Corporation shall not be required to indemnify a person in connection with an action, suit or proceeding initiated by such person unless the action, suit or proceeding was authorized by the Board of Directors of the Corporation.

         8.02 STANDARD. Section 2.418 of the MGCL, on December 31, 1996, provided generally that a corporation may indemnify any individual made a party to a proceeding by reason of service on behalf of the corporation unless it is established that:

                   (i) the act or omission of the individual was material to the matter giving rise to the proceeding; and

                     (1)  was committed in bad faith; or

                     (2)  was the result of active and deliberate dishonesty; or

                   (ii) the individual actually received an improper personal benefit in money, property, or services; or

                   (iii) in the case of any criminal proceeding, the individual had reasonable cause to believe that the act or omission was unlawful.

         8.03 ADVANCE PAYMENT OF EXPENSES. The Corporation shall pay or reimburse reasonable expenses in advance of a final disposition of the proceeding and without requiring a preliminary determination of the ultimate entitlement to indemnification provided that the individual first provides the Corporation with: (a) a written affirmation of the individual's good faith belief that the individual meets the standard of conduct necessary for indemnification under the laws of the State of Maryland; and (b) a written undertaking by or on behalf of the individual to repay the amount advanced if it shall ultimately be determined that the applicable standard of conduct has not been met.

         8.04 GENERAL. The Board of Directors, by resolution, may authorize the management of the Corporation to act for and on behalf of the Corporation in all matters relating to indemnification within any such limits as may be specified from time to time by the Board of Directors, all consistent with applicable law.

         The rights conferred on any person by this Article VIII shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Articles of Incorporation of the Corporation, these Bylaws, agreement, vote of the stockholders or disinterested directors or otherwise.

         Repeal or modification of this Article VIII or the relevant law shall not affect adversely any rights or obligations then existing with respect to any facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such facts.


                                   ARTICLE IX

                                     NOTICES
                                     -------

         9.01 NOTICES. Except as provided in Section 2.07, whenever notice is required to be given pursuant to these Bylaws, it shall be construed to mean either written notice personally served against written receipt, or notice in writing transmitted by mail, by depositing the same in a post office or letter box, in a post-paid sealed wrapper, addressed, if to the Corporation, to 321 Railroad Avenue, Greenwich, Connecticut 06830 (or any subsequent address selected by the Board of Directors), attention President, or if to a Stockholder, Director or officer, at the address at the general post office situated in the city or county of his or her residence. Unless otherwise specified, notice sent by mail shall be deemed to be given at the time mailed.

         9.02 SECRETARY TO GIVE NOTICE. All notices required by law or these Bylaws to be given by the Corporation shall be given by the Secretary or any other officer of the Corporation designated by the President. If the Secretary and Assistant Secretary are absent or refuse or neglect to act, the notice may be given by any person directed to do so by the President or, with respect to any meeting called pursuant to these Bylaws upon the request of any Stockholders or Directors, by any person directed to do so by the Stockholders or Directors upon whose request the meeting is called.

         9.03 WAIVER OF NOTICE. Wherever any notice is required to be given pursuant to the Articles or these Bylaws or pursuant to applicable law, a wavier thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a wavier of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.


                                    ARTICLE X

                                  MISCELLANEOUS
                                  -------------

         10.01 BOOKS AND RECORDS. The Corporation shall keep correct and complete books and records of its accounts and transactions and minutes of the proceedings of its Stockholders and Board of Directors meetings and of its executive and other committees when exercising any powers of authority of the Board of Directors. The books and records of the Corporation may be in written form or in any other form that be converted within a reasonable time into written form for visual inspection. Minutes shall be recorded in written form, but may be maintained in the form of a reproduction.

         10.03 CONTRACTS. The Board of Directors may authorize any officer(s) or agent(s) to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

         10.04 CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officers or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

         10.05    LOANS.

                  10.5.1 Such officers or agents of the Corporation as from time to time have been designated by the Board of Directors shall have authority (i) to effect loans, advances, or other forms of credit at any time or times for the Corporation, from such banks, trust companies, institutions, corporations, firms, or persons, in such amounts and subject to such terms and conditions, as the Board of Directors from time to time has designated; (ii) as security for the repayment of any loans, advances, or other forms of credit so authorized, to assign, transfer, endorse, and deliver, either originally or in addition or substitution, any or all personal property, real property, stocks, bonds, deposits, accounts, documents, bills, accounts receivable, and other commercial paper and evidence of debt or other securities, or any rights or interests at any time held by the Corporation; (iii) in connection with any loans, advances, or other forms of credit so authorized, to make, execute, and deliver one or more notes, mortgages, deeds of trust, statements, security agreements, acceptances, or written obligations of the Corporation, on such terms and with such provisions as to the security or sale or disposition of them as those officers or agents deem proper, and (iv) to sell to, or discount or rediscount with, the banks, trust companies, institutions, corporations, firms or persons making those loans, advances, or other forms of credit, any and all commercial paper, bills, accounts receivable, acceptances, and other instruments and evidences of debt at any time held by the Corporation and, to that end, to endorse, transfer, and deliver the same.

                  10.5.2. From time to time the Corporation shall certify to the bank, trust company, institution, corporation, firm or person so designated, the signatures of the offices or agents so authorized. Each bank, trust company, institution, corporation, firm or person so designated is authorized to rely upon such certification until it has received written notice that the Board of Directors has revoked the authority of those officers or agents.

         10.06 FISCAL YEAR. The Board of Directors shall have the power, from time to time, to fix the fiscal year of the Corporation by a duly adopted resolution, and, in the absence of such resolution, the fiscal year shall be the period ending October 31.

         10.07 ANNUAL REPORT. Not later than 120 days after the close of each fiscal year, the Board of Directors of the Corporation shall cause to be sent to the Stockholders an Annual Report in such form as may be deemed appropriate by the Board of Directors. The Annual Report shall include audited financial statements and shall be accompanied by the report thereon of an independent certified public accountant.

         10.08 INTERIM REPORTS. The Corporation may send interim reports to the Stockholders having such form and content as the Board of Directors may deem proper.

         10.09 OTHER REPORTS. Any distributions to Stockholders of income or capital assets shall be accompanied by a written statement disclosing the source of the funds distributed unless at the time of distributions they are accompanied by a written explanation of the relevant circumstances. The statement as to such source shall be sent to the Stockholders not later than ninety (90) days after the close of the fiscal year in which the distributions were made.

         10.10 BYLAWS SEVERABLE. The provisions of these Bylaws are severable, and if any provision shall be held invalid or unenforceable, that invalidity or unenforceability shall attach only to that provision and shall not in any manner affect or render invalid or unenforceable any other provision of these Bylaws, and these Bylaws shall be carried out as if the invalid or unenforceable provision were not contained herein.

                                   ARTICLE XI

                               AMENDMENT OF BYLAWS
                               -------------------

         The Board of Directors shall have the exclusive power, at any regular or special meeting thereof, to make and adopt new Bylaws, or to amend, alter or repeal any Bylaws of the Corporation, provided such revisions are not inconsistent with the Articles of Incorporation or applicable law.


                                   ARTICLE XII

                          EXEMPTIONS TO SECTIONS 3-701
                            THROUGH 3-709 OF THE MGCL
                            -------------------------

         The provisions of Sections 3-701 through 3-709 of Title III of the MGCL, as the same may be amended or re-enacted or any successor provisions thereto, shall not apply to any Person (as defined in Section 3-701 of Title III of the MGCL) who, as of December 31, 1996 beneficially owned in excess of 20% of the outstanding shares of beneficial interest of HRE Properties and who, by virtue of the merger of HRE Properties with and into the Corporation, will own a similar percentage of the Corporation Common Stock.

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors, Trustees and Officers.

         The Declaration of Trust provides for each of the Trustees, officers, agents and members of the Board of Consultants to be indemnified by the Trust against all liabilities and expenses incurred by any such individual by reason of his having been a Trustee, officer, agent or member of the Board of Consultants (as appropriate), except where such individual is considered to have acted in bad faith or with wilful malfeasance, reckless disregard of his duties or gross negligence, or not to have acted in good faith in the reasonable belief that his action was in the best interests of the Trust. Such rights to indemnification will be satisfied only out of the Trust assets, and no shareholder of the Trust is to be liable to any individual with respect to any claim for such indemnity or reimbursement. The Trustees are authorized to make advance payments in connection with any such indemnification, provided that the indemnified party gives a written undertaking to reimburse the Trust in the event that it is subsequently determined that it was not entitled to such indemnification.

         The Articles of Incorporation and Bylaws of the Corporation require the Corporation to indemnify its directors, officers and certain other parties to the fullest extent permitted from time to time by the MGCL. The MGCL permits a corporation to indemnify its directors, officers and certain other parties against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service to or at the request of the Corporation, unless it is established that the act or omission of the indemnified party was material to the matter giving rise to the proceeding and (i) the act or omission was committed in bad faith or was the result of active and deliberate dishonesty, (ii) the indemnified party actually received an improper personal benefit, or (iii) in the case of any criminal proceeding, the indemnified party had reasonable cause to believe that the act or omission was unlawful.


Item 21.          Exhibits.

 2.1   Plan of Reorganization (appended as Exhibit A to Proxy                         Filed Herewith
                                           ---------
       Statement/Prospectus).

 3.1   Amended Articles of Incorporation of the Corporation (appended as              Filed Herewith
       Exhibit C to Proxy Statement/Prospectus)

 3.2   Bylaws of the Corporation (appended as Exhibit D to Proxy                      Filed Herewith
                                              ---------
       Statement/Prospectus).

 3.3   Fourth Amended and Restated Declaration of Trust of the Trust, as              (1)
       amended to date.

 3.5   Bylaws of the Trust, as amended to date.                                       (2)

 5.1   Form  of  opinion  of  Miles  &  Stockbridge,  a  professional                 Filed Herewith
       corporation, as To be Filed by to legality of shares of Common
       Stock,  par value $.01 each, of the Amendment  Corporation and certain related matters (including consent).

 8.1   Form of opinion of Coudert Brothers as to certain tax matters                  Filed Herewith
       (including consent).

10.1   Restricted Stock Plan (appended as Exhibit B to Proxy Statement/               Filed Herewith
                                          ---------
       Prospectus).

23.1   Consent of Arthur Andersen LLP                                                 Filed Herewith

23.2   Consents of Miles & Stockbridge, a professional corporation, and               Filed Herewith
       Coudert Brothers (included in Exhibits 5.1 and 8.1 respectively).

99.1   Form of Proxy Card in connection with the Annual Meeting.                      Filed Herewith

-----------------
(1) Incorporated herein by reference to Exhibit 3.1 of the Trust's Quarterly Report on Form 10-Q for the quarter ended April 30, 1995.

(2) Incorporated herein by reference to Exhibit 4.2 of the Registrant's Registration Statement on Form S-8 (No. 33-41408)).

Item 22. Undertakings.

         (a) (1) The undersigned registrant hereby undertakes as follows: that prior to any public re-offering of the securities registered hereunder through the use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the registrant undertakes that such re-offering prospectus will contain the information called for by the applicable registration form with respect to re-offerings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

                  (2) The undersigned registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1)
                  immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (b) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information is required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

          (c) Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 20 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (d) The undersigned registrant hereby undertakes that: (1) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and (2) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (e) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in the documents filed subsequent to the effective date of this Registration Statement through the date of responding to the request.

         (f) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this Registration Statement when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwich, State of Connecticut on January 22, 1997.

                                          HRE PROPERTIES, INC.


                                          By:      /s/ Charles J. Urstadt
                                                   -----------------------------
                                                   Charles J. Urstadt,
                                                   Chairman of the Board
                                                   and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ Charles J. Urstadt                                  January 22, 1997
---------------------------------------
Charles J. Urstadt
Chairman of the Board and
Chief Executive Officer


/s/ James R. Moore                                      January 22, 1997
---------------------------------------
James R. Moore
Executive Vice President - Chief
Financial Officer


/s/ E. Virgil Conway                                    January 22, 1997
---------------------------------------
E. Virgil Conway
Director


/s/ Robert R. Douglass                                  January 22, 1997
---------------------------------------
Robert R. Douglass
Director


/s/ Peter Herrick                                       January 22, 1997
---------------------------------------
Peter Herrick
Director


/s/ George H.C. Lawrence                                January 22, 1997
---------------------------------------
George H.C. Lawrence
Director


/s/ Paul D. Paganucci                                   January 22, 1997
---------------------------------------
Paul D. Paganucci
Director

/s/ James O. York                                       January 22, 1997
---------------------------------------
James O. York
Director

                                INDEX TO EXHIBITS


 Exhibits.


 2.1      Plan of Reorganization (appended as Exhibit A to Proxy                 Filed Herewith
                                              ---------
          Statement/Prospectus).

 3.1      Amended Articles of Incorporation of the Corporation (appended         Filed Herewith
          as Exhibit C to Proxy Statement/Prospectus)
            ---------

 3.2      Bylaws of the Corporation (appended as Exhibit D to Proxy              Filed Herewith
                                                 ---------
          Statement/Prospectus).

 3.3      Fourth Amended and Restated Declaration of Trust of the                (1)
          Trust, as amended to date.

 3.5      Bylaws of the Trust, as amended to date.                               (2)

 5.1      Form of opinion of Miles & Stockbridge, a professional                 Filed Herewith
          corporation, as to legality of shares of Common Stock, par value $.01 each, of the Corporation and certain related matters
          (including consent).

 8.1      Form of opinion of Coudert Brothers as to certain tax matters          Filed Herewith
          (including consent).

 10.1     Restricted Stock Plan (appended as Exhibit B to Proxy                  Filed Herewith
                                             ------- -
          Statement /Prospectus).

 23.1     Consent of Arthur Andersen LLP                                         Filed Herewith

 23.2     Consents of Miles & Stockbridge, a professional corporation,           Filed Herewith
          and Coudert Brothers (included in Exhibits 5.1 and 8.1
          respectively).

 99.1     Form of Proxy Card in connection with the Annual Meeting.              Filed Herewith


----------------------
(1) Incorporated herein by reference to Exhibit 3.1 of the Trust's Quarterly Report on Form 10-Q for the quarter ended April 30, 1995.

(2) Incorporated herein by reference to Exhibit 4.2 of the Registrant's Registration Statement on Form S-8 (No. 33-41408)).